                                                                  PROPERTY______

                                                                   Exhibit 10.24




                                     FORM
                                     ----



                     AMENDED AND RESTATED LEASE AGREEMENT



                         DATED AS OF JANUARY __, 2001

                                BY AND BETWEEN


                             --------------------


                                 AS LANDLORD,

                                      AND


                             --------------------

                                   AS TENANT

                                TABLE OF CONTENTS
                                -----------------



ARTICLE 1      DEFINITIONS.....................................................1

ARTICLE 2      COLLECTIVE LEASED PROPERTY AND TERM............................24

    2.1   Leased Property.....................................................24

    2.2   Assignment and Assumption of Contracts; Initial Transaction.........24

    2.3   Condition of Leased Property........................................26

    2.4   Term................................................................27

          2.4.1  Term.........................................................27

          2.4.2  Renewal Option...............................................27

ARTICLE 3      RENT...........................................................28

    3.1   Rent................................................................28

          3.1.1 Payment of Rent...............................................28

          3.1.2 Revenues Computation..........................................29

          3.1.3 Confirmation of Percentage Rent...............................30

          3.1.4 Annual Adjustments............................................32

          3.1.5 Additional Charges............................................33

          3.1.6 Adjustments to/Abatements of Rent.............................35

    3.2   Late Payment of Rent................................................37

    3.3   Net Lease...........................................................38

    3.4   No Termination, Abatement, Etc......................................38

    3.5   [Intentionally Omitted].............................................39

ARTICLE 4      USE OF THE LEASED PROPERTY.....................................39

    4.1   Permitted Use.......................................................39

          4.1.1 Primary Intended Use..........................................39

          4.1.2 Necessary Approvals..........................................39

          4.1.3 Lawful Use, Etc..............................................39

    4.2   Compliance with Legal and Insurance Requirements, Etc..............40

    4.3   Environmental Matters..............................................40

          4.3.1 Restriction on Use, Etc......................................40

          4.3.2 Environmental Indemnification of Tenant by Landlord..........41

          4.3.3 Environmental Indemnification of Landlord by Tenant..........42

          4.3.4 Survival.....................................................42

    4.4   FF&E Reserve.......................................................42

    4.5   Working Capital....................................................43

ARTICLE 5      MAINTENANCE AND REPAIRS; SURRENDER............................44

    5.1   Maintenance and Repair.............................................44

          5.1.1 Tenant's Obligations.........................................44

          5.1.2 Landlord Obligations.........................................45

    5.2   Tenant's Personal Property.........................................46

    5.3   Surrender..........................................................46

    5.4   Encroachments, Restrictions, Etc...................................48

    5.5   Landlord to Grant Easements, Etc...................................49

ARTICLE 6      CAPITAL EXPENDITURES, ETC.....................................49

    6.1   Capital Expenditures...............................................49

    6.2   [Intentionally Omitted]............................................50

    6.3   Cooperation by Tenant..............................................50

    6.4   Alterations........................................................50

    6.5   Salvage............................................................51

ARTICLE 7      LIENS.........................................................51

    7.1   Prohibition on Liens...............................................51

    7.2   Landlord Lien......................................................52

ARTICLE 8      PERMITTED CONTESTS............................................52

ARTICLE 9      INSURANCE AND INDEMNIFICATION.................................53

    9.1   General Insurance Requirements.....................................53

    9.2   Responsibility for Insurance.......................................55

    9.3   Replacement Cost...................................................55

    9.4   Waiver of Subrogation..............................................56

    9.5   Form Satisfactory, Etc.............................................56

    9.6   Blanket Policy.....................................................56

    9.7   No Separate Insurance..............................................57

    9.8   General Indemnification of Landlord by Tenant......................57

    9.9   General Indemnification of Tenant by Landlord......................58

    9.10  Independent Contractor.............................................59

ARTICLE 10     CASUALTY......................................................60

    10.1  Insurance Proceeds.................................................60

    10.2  Reconstruction in the Event of Casualty............................60

          10.2.1  Facility Rendered Unsuitable for Its Primary Intended Use..60

          10.2.2  Facility Not Rendered Unsuitable for Its Primary Intended
                  Use........................................................61

          10.2.3  Deficiency in Insurance Proceeds...........................61

          10.2.4  Disbursement of Proceeds...................................61

    10.3  Reconstruction in the Event of Damage or Destruction Not
          Covered by Insurance...............................................62

    10.4  Tenant's Property and Business Interruption Insurance..............62

    10.5  Abatement of Rent..................................................62

ARTICLE 11     CONDEMNATION..................................................63

    11.1  Total Condemnation, Etc............................................63

    11.2  Partial Condemnation...............................................63

    11.3  Abatement of Rent..................................................64

    11.4  Allocation of Award................................................64

ARTICLE 12     TENANT DEFAULTS; REMEDIES.....................................64

    12.1  Event of Default...................................................64

    12.2  Remedies...........................................................67

    12.3  Waivers............................................................69

    12.4  Application of Funds...............................................69

    12.5  Landlord's Right to Cure Tenant's Default..........................69

ARTICLE 13     HOLDING OVER..................................................69

ARTICLE 14     LANDLORD NOTICE OBLIGATION; LANDLORD DEFAULT..................70

    14.1  Landlord Notice Obligation.........................................70

    14.2  Landlord Default...................................................70

ARTICLE 15     ARBITRATION...................................................71

    15.1  Arbitration........................................................71

    15.2  Arbitration Procedures.............................................72

ARTICLE 16     SUBLETTING AND ASSIGNMENT.....................................72

    16.1  Subletting and Assignment..........................................72

    16.2  Required Sublease Provisions.......................................74

    16.3  No Right of Tenant to Mortgage Its Leasehold.......................75

ARTICLE 17     ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS................75

    17.1  Estoppel Certificates..............................................75

    17.2  Financial Statements...............................................75

    17.3  Annual Budget......................................................76

ARTICLE 18     LANDLORD'S RIGHT TO INSPECT...................................78

ARTICLE 19     APPRAISAL.....................................................78

ARTICLE 20     FACILITY MORTGAGES............................................80

    20.1  Landlord May Grant Liens...........................................80

    20.2  Subordination of Lease.............................................80

    20.3  Notice to Mortgagee and Superior Landlord..........................82

    20.4  Transfer of Leased Property........................................83

    20.5  Consent of Lender..................................................83

ARTICLE 21     ADDITIONAL COVENANTS OF TENANT................................83

    21.1  Conduct of Business................................................83

    21.2  Maintenance of Accounts and Records................................84

    21.3  Management of Leased Property......................................84

          21.3.1  Management Agreement, Consent and Assignment, Etc..........84

          21.3.2  Reversion upon Termination.................................84

          21.3.3  Compliance with Management Agreement and
                  Indemnification............................................84

          21.3.4  Consent Required for Certain Actions.......................85

          21.3.5  Replacement of Manager.....................................86

    21.4  Facility Mortgagee Agreement.......................................86

    21.5  [Intentionally Omitted]............................................87

    21.6  Single Purpose Entity Covenants....................................87

          21.6.1  Separate Existence.........................................87

          21.6.2  Independent Member.........................................88

          21.6.3  Limitation on Indebtedness and Guarantees..................88

          21.6.4  Distributions..............................................89

          21.6.5  Single Purpose.............................................89

          21.6.6  Certain Fundamental Changes................................89

          21.6.7  Amendments to Organizational Documents.....................89

          21.6.8  Qualified Affiliate........................................89

ARTICLE 22     LIMITATIONS...................................................90

    22.1  REIT Compliance....................................................90

    22.2  FF&E Limitation....................................................90

    22.3  Sublease Rent Limitation...........................................90

    22.4  Sublease Tenant Limitation.........................................90

    22.5  Tenant Ownership Limitation........................................91

ARTICLE 23     MISCELLANEOUS.................................................91

    23.1  No Waiver..........................................................91

    23.2  Remedies Cumulative................................................91

    23.3  Severability.......................................................91

    23.4  Acceptance of Surrender............................................91

    23.5  No Merger of Title.................................................92

    23.6  Release of Landlord Following Conveyance...........................92

    23.7  Quiet Enjoyment....................................................92

    23.8  Landlord's Consent.................................................92

    23.9  Memorandum of Lease................................................93

    23.10 Notices............................................................93

    23.11 Construction.......................................................94

    23.12 Counterparts; Headings.............................................95

    23.13 Governing Law; Jurisdiction........................................95

    23.14 No Broker..........................................................95

    23.15 Related Agreements.................................................95

    23.16 Legal Fees and Costs of Litigation.................................96

    23.17 Force Majeure......................................................96

    23.18 Conflicts with Related Agreements..................................96

    23.19 Operating Lease....................................................96

    23.20 Limitation of Liability............................................97

    23.21 Joinder of Host O.P................................................97

ARTICLE 24          LEASEHOLD INTEREST PURCHASE RIGHTS; EFFECT OF
    TERMINATION..............................................................97

    24.1  Landlord's Right to Purchase or Cause an Affiliate to Purchase
          Tenant's Leasehold Interest upon Sale..............................97

    24.2  [Intentionally Omitted]............................................99

    24.3  [Intentionally Omitted]............................................99

    24.4  Effect of Termination..............................................99

                                    EXHIBITS
                                    --------



EXHIBIT A                  The Land

EXHIBIT B                  [Intentionally Omitted.]

EXHIBIT C                  [Intentionally Omitted.]

EXHIBIT D                  [Intentionally Omitted.]

EXHIBIT E                  Working Capital Note and Agreement



                                    SCHEDULES
                                    ---------



Schedule 2.2(a)(vi)        Excluded Leases

Schedule 3.1.1             Minimum Rent

Schedule 3.1.2             Revenue Percentage and Break Points

Schedule 3.1.3(b)          Items of Gross Revenues

Schedule 3.1.5(e)          Prepaid Expenses

Schedule 5.1.1             Existing Conditions Relating to Hazardous Materials

Schedule 17.2(f)           Period Report Format

Schedule 20.3              Superior Mortgagee(s) and Superior Landlord(s)

Schedule 22.2              Provisions Relating to Excess FF&E

Schedule 22.2-A            Form of Excess FF&E Lease

Schedule 23.8              Deemed Consent or Approval

                      AMENDED AND RESTATED LEASE AGREEMENT


         THIS AMENDED AND RESTATED LEASE AGREEMENT (this "Lease") is entered into as of the __ day of January, 2001, by and between ____________________, a Delaware limited liability company, having its principal office at 10400 Fernwood Road, Bethesda, Maryland 20817 ("Landlord"), and ______________________, a Delaware limited liability company, having its principal office at 10400 Fernwood Road, Bethesda, Maryland 20817 ("Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord owns [fee simple/leasehold] title to the Leased Property (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Article 1);

         WHEREAS, Landlord leased the Leased Property to Tenant and Tenant leased the Leased Property from Landlord pursuant to a Lease Agreement dated as of December 31, 1998, as amended (the "Original Lease"), all subject to and upon the terms and conditions set forth in the Original Lease;

         WHEREAS, as a condition to entering into the Original Lease, Landlord and Tenant entered into that "Consent and Assignment" (as that term is defined hereafter), and agreed that Tenant would assume certain obligations of Landlord under the "Assigned Agreements" (as that term is defined hereafter); and

         WHEREAS, Landlord and Tenant desire to amend and restate the Original Lease in its entirety to reflect certain changes that Landlord and Tenant have agreed shall be mutually beneficial to both parties.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (iii) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, and (iv) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision.

         1.1.    "AAA" shall have the meaning given such term in Section 15.1.

        1.2. "Accounting Period" shall mean (i) for so long as the Management Agreement is in effect each of the four (4) week accounting periods that are used in Manager's accounting system, except that an Accounting Period may occasionally contain five (5) weeks when necessary to conform Manager's accounting system to the calendar and (ii) during any period when the Management Agreement is not in effect, each calendar month during the Term.

        1.3. "Accounting Period Statement" shall have the meaning given such term in Section 17.2(d).

        1.4.    "Additional Charges" shall have the meaning given such term in
Section 3.1.5.

        1.5. "Adverse Party" shall mean any Person (i) who is engaged in the Hotel Business or is an Affiliate (other than an Affiliate who is a lessee under a lease of a hotel from a real estate investment trust or other passive owner which is managed on behalf of such Affiliate by an unaffiliated third party manager) of any Person engaged in the Hotel Business, (ii) who is, or is an Affiliate of, a Person who has been convicted of, or has pleaded nolo contendere to, a felony, (iii) whose ownership of a direct or indirect interest in Tenant would violate the Management Agreement or (iv) who, prior to the effective time of a Change in Control, fails to enter into a written agreement reasonably satisfactory in form and substance to Host REIT (1) to the effect that neither
(A) such Person nor (B) any Person who would be considered to constructively own either any interest in such Person or any interest in Tenant owned directly or indirectly by such Person (as determined under Section 318(a) of the Code, as modified by Section 856(d) of the Code) (referred to as "Constructive Ownership") would own (or have Constructive Ownership of) any interest in Host REIT or Host O.P. that would cause either Host REIT or Host O.P. to be considered to Constructively Own any interest in either Tenant or any other tenant of either Host REIT or Host O.P. that is described in Section 856(d)(2)(B) of the Code for purposes of applying either Section 856(c) of the Code or Section 7704(d) of the Code, or any similar or successor provisions thereto and (2) with respect to such other matters reasonably required to protect the status of Host REIT as a "real estate investment trust" for federal income tax purposes.

        1.6. "Affiliate" shall mean any individual or entity directly or indirectly through one or more intermediaries controlling, controlled by or under common control with a party. The term "control," as used in the immediately preceding sentence, means the possession, direct or indirect, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, Manager shall not be deemed an Affiliate of either Landlord or Tenant.

        1.7.    "Alterations" shall have the meaning given such term in
Section 6.4.

        1.8. "Annual Adjustment" shall mean (a) with respect to Minimum Rent, the product of (i) the amount of the Minimum Rent then in effect and (ii) ____ percent (____%) of any Percentage Increase in CPI; (b) with respect to each of the Annual Room Revenues First Break Point, the Annual Food and Beverages Sales First Break Point, and the Annual Other Income Break Point, the product of (i) the amount of each such break point then in effect and (ii) the weighted average resulting from the sum of _____ percent (_____%) of any Percentage Increase in CPI plus ____ percent (___%) of any Percentage Increase in the Labor Index; and (c) with respect to the Annual Food and Beverages Sales Second Break Point and the Annual Room Revenues Second Break Point, the product of (i) the amount of each such break point then in effect and (ii) _____% of the figure calculated in subsection
(b)(ii) above.

        1.9.    "Annual Budget" shall have the meaning given such term in
Section 17.3.

        1.10. "Annual Food and Beverages Sales First Break Point" shall have the meaning given such term in Section 3.1.2(b)(3).

        1.11. "Annual Food and Beverages Sales Second Break Point" shall have the meaning given such term in Section 3.1.2(b)(3).

        1.12. "Annual Operating Statement" shall have the meaning given such term in Section 17.2(c).

        1.13. "Annual Other Income Break Point" shall have the meaning given such term in Section 3.1.2(b)(3).

        1.14. "Annual Room Revenues First Break Point" shall have the meaning given such term in Section 3.1.2(b)(3).

        1.15. "Annual Room Revenues Second Break Point" shall have the meaning given such term in Section 3.1.2(b)(3).

        1.16. "Applicable Expected Life" shall have the meaning given such term in paragraph (e)(i) of Schedule 22.2.
                            -------------

        1.17. "Asset Management Agreement" shall mean that certain agreement dated as of even date herewith as amended or restated from time to time, between TRS and Host O.P. relating to the provision of asset management services by or on behalf of TRS. with respect to the Facility and the hotel facilities covered by the Other Leases.

        1.18.   "Assigned Agreements" shall have the meaning given such term in
Section 2.2(a).

        1.19. "Award" shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of the Leased Property (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Landlord in connection with obtaining any such award).

        1.20.   "Bankruptcy Code" shall have the meaning given such term in
Section 16.1.

        1.21.   "Budget Spread" shall have the meaning given such term in
Section 17.3.

        1.22. "Business Day" shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in the State are authorized by law or executive action to close.

        1.23.   "Capital Budget" shall have the meaning given such term in
Section 17.3.

        1.24. "Capital Expenditure" shall mean any expenditure for capital repairs, alterations, improvements, renewals or replacements to the structure or exterior facade of the Facility, or to the mechanical, electrical, heating, ventilating, air conditioning, plumbing, or vertical transportation elements of the Facility (together with all other repair and maintenance expenditures which are classified as capital expenditures under GAAP), or, during any period when the Management Agreement is in effect, to the extent in conflict with the foregoing, the definition or description of "capital expenditures" (or other expenditures of a capital nature) used in the Management Agreement. To the extent applicable as used herein, Capital Expenditure shall also refer to the actual capital repair, alteration, improvement, renewal or replacement to which the Capital Expenditure relates.

        1.25.   "Capital Portion" shall have the meaning given such term in
Section 17.3.

        1.26. "Capitalized Interest" shall mean interest that is capitalized and is not counted as interest expense in accordance with GAAP.

        1.27. "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

        1.28. "Case Goods" shall mean furniture and furnishings used in the Facility, including, without limitation, chairs, beds, chests, headboards, desks, lamps, tables, television sets, mirrors, pictures, wall decorations and similar items.

        1.29.   "Casualty" shall have the meaning given such term in Section
10.1.

        1.30.   [Intentionally Omitted.]

        1.31.   [Intentionally Omitted.]

        1.32.   "Change in Control" shall mean the:

        (i) acquisition (after a registered offering of shares, by a merger contemplated by subparagraph (ii) below or otherwise) by any Person, or two or more Persons acting in concert, in a single or series of transactions (whether or not related), of:

           (a) with respect to Tenant or TRS, beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of, or rights (including conversion rights), options or warrants to acquire (whether absolute or conditional), all or any portion of the outstanding voting or economic interests in Tenant or TRS (other than voting rights held by any non-equity member of Tenant as set forth in the Limited Liability Company Operating Agreement of Tenant as in effect on the date hereof); or

           (b)  [Intentionally Omitted.]

        (ii) the merger or consolidation of Tenant or TRS with or into any other Person (other than any one or more Qualified Affiliates); or

        (iii) any one or a series of related sales or conveyances to any Person (other than any one or more Qualified Affiliates) of all or substantially all of the assets of Tenant; or

        (iv)    [Intentionally Omitted.]

           Notwithstanding the foregoing, in no event shall (i) the acquisition by Host O.P. or an Affiliate of Host O.P., or a transfer between Host O.P. and an Affiliate of Host O.P. or between Affiliates of Host O.P. of all or part of the direct or indirect legal or beneficial ownership interest in Tenant or TRS or of rights (including conversion rights), options or warrants to acquire (whether absolute or conditional) any such ownership interest be deemed a Change in Control, so long as such acquisition or transfer is to a Qualified Affiliate, or (ii) any change in the direct or indirect legal or beneficial ownership of, or any acquisition or exercise by any Person of any rights (including conversion rights), options or warrants to acquire (whether absolute or conditional) any direct or indirect legal or beneficial ownership interest in, Host O.P. or Host REIT be deemed a Change in Control.

        1.33.   "Claims" shall have the meaning given such term in Article 8.

        1.34. "Code" shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

        1.35.   "Commencement Date" shall mean 11:59 p.m. on December 31, 1998.

        1.36.   "Comparable Lease" shall have the meaning given such term in
Section 24.1(b).

        1.37.   "Condemnation" shall mean, with respect to the Leased Property,
(a) the exercise of any governmental power with respect to all or part of the Leased Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of all or part of the Leased Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of all or part of the Leased Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any Condemnation or other eminent domain proceeding affecting the Leased Property, whether or not the same shall have actually been commenced.

        1.38. "Condemnor" shall mean any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

        1.39. "Consent and Assignment" shall have the meaning given such term in Section 21.3.1.

        1.40.   [Intentionally Omitted.]

        1.41.   [Intentionally Omitted.]

        1.42.   [Intentionally Omitted.]

        1.43.   [Intentionally Omitted.]

        1.44. "Constructive Ownership" shall have the meaning given such term in Section 1.5.

        1.45. "Consumer Price Index" shall mean the "Consumer Price Index" published by the Bureau of Labor Statistics of the United States Department of Labor, All Items for Urban Wage Earners and Clerical Workers (1982-1984 = 100).

        1.46. "Continuing Obligations" shall have the meaning given such term in Section 21.3.1.

        1.47.   "Contractor" shall have the meaning given such term in Section
9.10.

        1.48. "Contractor's Insurance Certificate" shall have the meaning given such term in Section 9.10.

        1.49. "Contractor's Liability Coverage" shall have the meaning given such term in Section 9.10.

        1.50.   "Cumulative Portion" shall have the meaning given such term in
Section 3.1.2(b)(1).

        1.51. "Default" shall mean any event, act or condition that with the giving of notice or lapse of time, or both, would constitute an Event of Default.

        1.52. "Emergency Situations" shall mean fire, any other Casualty, or any other events, circumstances or conditions that threaten the safety or physical well-being of the Facility's guests or employees or that involve the risk of material property damage or loss.

        1.53. "Entity" shall mean any corporation, general or limited partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency or political subdivision thereof or any other entity.

        1.54. "Environment" shall mean soil, surface water, groundwater, land, stream, sediment, surface or subsurface strata, ambient air, physical structures and equipment, and where radon gas is present, the interior air of buildings.

        1.55. "Environmental Laws" shall mean any federal, state or local law, rule or regulation (both present and future) dealing with the use, generation, treatment, storage, disposal, or abatement of Hazardous Materials, including, but not limited to, (i) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended and (ii) the regulations promulgated thereunder, from time to time.

        1.56. "Environmental Liabilities" shall have the meaning given such term in Section 4.3.2.

        1.57.   "Environmental Notice" shall have the meaning given such term in
Section 4.3.1.

        1.58. "Environmental Obligation" shall have the meaning given such term in Section 4.3.1.

        1.59.   "Event of Default" shall have the meaning given such term in
Section 12.1.

        1.60. "Excess FF&E" shall have the meaning given such term in paragraph (b) of Schedule 22.2.
                 -------------

        1.61. "Excess FF&E Cost" shall have the meaning given such term in paragraph (e) of Schedule 22.2.
                 -------------

        1.62. "Excess FF&E Lease" shall have the meaning given such term in paragraph (b) of Schedule 22.2.
                 -------------

        1.63. "Excess FF&E Leasehold Interest" shall have the meaning given such term in paragraph (h) of Schedule 22.2.
                              -------------

        1.64. "Excess FF&E Leasehold Interest Transfer" shall have the meaning given such term in paragraph (h) of Schedule 22.2.
                                    -------------

        1.65. "Excess FF&E Leasehold Interest Transfer Price" shall have the meaning given such term in paragraph (h) of Schedule 22.2.
                                            -------------

        1.66. "Excess FF&E Notice" shall have the meaning given such term in paragraph (b) of Schedule 22.2.
                 -------------

        1.67. "Excess FF&E Reimbursement Amount" shall have the meaning given such term in paragraph (i) of Schedule 22.2.
                              -------------

        1.68. "Excess FF&E Repurchase" shall have the meaning given such term in paragraph (g) of Schedule 22.2.
                    -------------

        1.69. "Excess FF&E Repurchase Price" shall have the meaning given such term in paragraph (g) of Schedule 22.2.
                         -------------

        1.70. "Excess FF&E Value" shall have the meaning given such term in paragraph (e) of Schedule 22.2.
                 -------------

        1.71. "Existing Condition" shall mean any physical condition existing at the Leased Property as of the Commencement Date.

        1.72.   "Facility" shall have the meaning given such term in Section
2.1(b).

        1.73. "Facility Mortgage" shall mean, with respect to the Leased Property, any Lien placed by Landlord upon the Leased Property in accordance with Article 20.

        1.74.   "Facility Mortgagee" shall mean the holder of a Facility
Mortgage.

        1.75. "Facility Mortgagee Agreement" shall have the meaning given such term in Section 21.4.

        1.76. "Facility Trade Name" shall mean, with respect to the Facility, any name under which Tenant has conducted the business of operating the Facility at any time during the Term.

        1.77. "Fair Market Rental" shall mean, with respect to the Leased Property, the rental which a willing tenant not compelled to rent would pay a willing landlord not compelled to lease for the use and occupancy of the Leased Property on the terms and conditions of this Lease for the term in question (taking into account the Management Agreement), assuming Tenant is not in default hereunder and determined by agreement between Landlord and Tenant or, failing agreement, in accordance with the appraisal procedures set forth in
Article 19.

        1.78. "Fair Market Value" shall be deemed to equal, with respect to the leasehold estate hereunder, the present value of the annual income to Tenant for the remainder of the Term, determined in accordance with Section 24.1(b).

        1.79. "FF&E" shall mean furniture, furnishings, fixtures, Soft Goods, Case Goods, signage and equipment at the Facility (including, without limitation, facsimile machines, communication systems, audio visual equipment, and all computer and other equipment needed for the reservation system and the property management system, and all other electronic systems needed for the Facility, from time to time, as well as similar systems based on other technologies which may be developed in the future), or, during any period when the Management Agreement is in effect, to the extent in conflict with the foregoing, "FF&E" as defined in the Management Agreement; provided, however, that FF&E shall not include Tenant's Personal Property.

        1.80. "FF&E Adjustment" shall have the meaning given such term in paragraph (e) of Schedule 22.2.
                 -------------

        1.81.   "FF&E Estimate" shall have the meaning given such term in
Section 17.3(c).

        1.82. "FF&E Limitation" shall have the meaning given such term in paragraph (a) of Schedule 22.2.
                 -------------

        1.83. "FF&E Reserve" shall have the meaning given such term in Section 4.4.

        1.84. "Final Working Capital" shall have the meaning given such term in Section 4.5.

        1.85.   [Intentionally Omitted.]

        1.86. "First Class Operating Standards" shall mean both the operational standards (for example, staffing, amenities offered to guests, advertising, etc.) and the physical standards (for example, the quality, condition, utility and age of the personal property, etc.) of comparable full-service hotels in the hotel system of which the Facility is a part (e.g., the Marriott hotel system or the Ritz-Carlton hotel system), as such operational and physical standards may change from time to time (provided, however, that First Class Operating Standards shall in no event be lower than the operational and physical standards, as of the date in question, of comparable "quality segment" (as such term was being used as of the effective date of the Management Agreement) full-service hotels in other full-service hotel systems), or, during any period when the Management Agreement is in effect, to the extent in conflict with the foregoing, the operating standards required pursuant to the Management Agreement.

        1.87. "First Tier Food and Beverages Sales Percentage" shall have the meaning given such term in Section 3.1.2(b)(2).

        1.88. "First Tier Other Income Percentage" shall have the meaning given such term in Section 3.1.2(b)(2).

        1.89. "First Tier Room Revenue Percentage" shall have the meaning given such term in Section 3.1.2(b)(2).

        1.90. "First Year FF&E Adjustment" shall have the meaning given such term in paragraph (e)(i) of Schedule 22.2.
                            -------------

        1.91. "Fiscal Year" shall mean the fiscal year used by Manager, which now ends at midnight on the Friday closest to December 31 in each calendar year and begins on the Saturday immediately following said Friday. If the fiscal year used by Manager is changed in the future by Manager or if the Management Agreement is no longer in effect, appropriate adjustment to this Lease's reporting and accounting procedures shall be made; provided, however, that no such change or adjustment shall alter the Term of this Lease, or in any way reduce the amount of Rent or other payments due to or by Landlord hereunder, or otherwise adversely affect Landlord's or Tenant's rights or obligations under this Lease.

        1.92. "Fixed Asset Supplies" shall mean supply items included within "Property and Equipment" under the Uniform System, including linen, china, glassware, silver, uniforms and similar items.

        1.93.   "Fixtures" shall have the meaning given such term in Section
2.1(d).

        1.94. "Food and Beverages Sales" shall mean (a) gross revenue from the sale of food and beverages that are prepared at the Facility and sold or delivered on or off the Facility by or on behalf of Tenant (including, without limitation, revenues from mini-bars), whether for cash or for credit, including in respect of guest rooms, banquet rooms, meeting rooms and other similar rooms and (b) gross revenue from the rental of banquet, meeting and other similar rooms. Food and Beverages Sales shall be determined in a manner consistent with the Uniform System. Food and Beverages Sales shall not include the following:

          (i) sales by Tenant's subtenants, licensees and concessionaires, the rent, license fees or concession payments from which are included in Gross Revenues, and any rent, license fees, concession payments or other amounts paid to Tenant by any such subtenants, licensees and concessionaires;

          (ii)  vending machine sales;

          (iii) any gratuities or service charges added to a customer's bill or statement in lieu of a gratuity that is paid directly to Facility employees, to the extent actually paid to such employees;

          (iv)  credits, rebates or refunds; or

          (v) sales taxes or taxes of any other kind imposed on the sale of food or beverages.

        1.95. "GAAP" shall mean generally accepted accounting principles consistently applied.

        1.96. "Government Agencies" shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental unit of the United States, the State, any county, or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or the Leased Property or any portion thereof.

        1.97. "Gross Revenues" shall mean Room Revenues, Food and Beverages Sales, and Other Income, and all revenues and receipts of every kind derived from operating the Facility and parts thereof, including, but not limited to:

          (i) revenues and receipts from both cash and credit transactions, before commissions and discounts for prompt or cash payments, from rental of stores, offices, meeting, exhibit or sales space of every kind;

          (ii) license, lease and concession fees and rentals (not including gross receipts of the licensees, lessees and concessionaires under licenses, leases and concessionaire agreements);

          (iii) revenues and receipts from vending machines;

          (iv)  health club membership fees;

          (v) sales of merchandise (other than proceeds from the sale of FF&E no longer necessary to the operation of the Facility);

          (vi) service charges, to the extent not paid to the employees at the Facility as, or in lieu of, gratuities; and

          (vii) proceeds, if any, from business interruption or other loss of income insurance;

provided, however, that Gross Revenues shall not include the following:

          (i) banquet service charges to the extent actually paid to employees;

          (ii) gratuities to Facility employees to the extent actually paid to employees;

          (iii) federal, state or municipal excise, sales, use or similar taxes collected directly from patrons or guests or included as part of the sales price of any goods or services;

          (iv) insurance proceeds (other than proceeds from business interruption or other loss of income insurance);

          (v)   condemnation proceeds (other than for a temporary taking);

          (vi) any proceeds from any sale of the Facility or from the refinancing of any debt encumbering the Facility;

         (vii) proceeds from the disposition of FF&E no longer necessary for the operation of the Facility; or

         (viii) interest which accrues on amounts deposited in either the FF&E Reserve or any escrow accounts that are established for real estate and personal property taxes, levies, assessments and similar charges in accordance with the terms of the Management Agreement.

        1.98.   [Intentionally Omitted.]

        1.99.   [Intentionally Omitted.]

        1.100. "Hazardous Materials" shall mean any substance or material containing one or more of any of the following: "hazardous material," "hazardous waste," "regulated substance," "petroleum," "pollutant," "contaminant," or "asbestos," as such terms are defined in any applicable Environmental Law, in such concentration(s) or amount(s) as may impose cleanup, removal, monitoring or other responsibility under any applicable Environmental Law, or which may present a significant risk of harm to guests, invitees or employees of the Facility.

        1.101. "Host O.P." shall mean Host Marriott, L.P., a Delaware limited partnership and the operating partnership of Host REIT.

        1.102. "Host REIT" shall mean either Host Marriott Corporation, a Delaware corporation, or Host Marriott Corporation, a Maryland corporation, which is intended to be the successor by merger to Host Marriott Corporation, a Delaware corporation, or their successors or assigns.

        1.102A. "Host Subsidiary" shall mean (i) any Person (other than a Subsidiary of Host O.P.) in which Host O.P. owns, directly or indirectly, at least 90% of the economic interest, or (ii) any Person which is or may become, subsequent to the date on which this Lease is entered into, an Affiliate or Subsidiary of Host O.P.

        1.103. "Hotel Business" means the business of owning, developing, constructing, leasing, operating, managing or franchising, either directly or through a contractual arrangement with a third party, hotels having, in the aggregate, five thousand (5,000) or more rooms, but excluding hotels leased, as a lessee, from a real estate investment trust or other passive owner and operated on behalf of such lessee by an unaffiliated third party manager.

        1.104. "Impositions" shall mean, collectively, all taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction, privilege, rent or similar taxes as the same relate to or are imposed upon Tenant or the business conducted upon the Leased Property) not included in Landlord Obligations, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees) and all other governmental charges not included in Landlord Obligations, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the

Leased Property or the business conducted thereon by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord's interest in the Leased Property; (b) the Leased Property, any part thereof, any rent therefrom, or any estate, right, title, or interest therein; or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof by Tenant.

        1.105. "Indebtedness" shall mean all obligations, contingent or otherwise, which in accordance with GAAP should be reflected on the obligor's balance sheet as debt.

        1.106. "Independent Member" means a Person who is not, and has not within the past five (5) years been, (i) an officer, director, employee, partner, member, manager, stockholder or beneficial-interest holder of Tenant;
(ii) an officer, director, employee, partner, member, beneficial-interest holder, or stockholder of any "Affiliate" (as defined below) of Tenant; or (iii) a spouse, parent, sibling, or child of any Person described in (i) or (ii) of this section; provided, however, that a Person shall not be deemed to be a director or member of an Affiliate solely by reason of such Person being a director, manager, or member of a single-purpose entity that would otherwise be deemed to be an Affiliate because they are under common control. For the purpose of this definition alone, "Affiliate" means any Person (x) which owns beneficially, directly or indirectly, more than ten percent (10%) of the outstanding equity interest in Tenant or which is otherwise in control of Tenant; (y) of which more than ten percent (10%) of the outstanding voting securities are owned beneficially, directly or indirectly, by any Person described in clause (x) above; or (z) which is controlled by, or under common control with, any Person or entity described in clause (x) above; the terms "control" and "controlled by" shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933.

        1.107. ["Initial FF&E Lease" shall have the meaning given such term in paragraph (a) of Schedule 22.2.]
                 -------------

        1.108. "Initial Working Capital" shall have the meaning given such term in Section 4.5.

        1.109. "Insurance Requirements" shall mean all terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

        1.110. "Intangible Asset" shall mean, with respect to any Person, a long-lived asset that is useful in the operations of such Person, that is not directly used in revenue generation and that is not held for sale, and is without physical qualities, including but not limited to patents, copyrights and goodwill, but excluding capitalized costs associated with the acquisition of brand names, franchises and trademarks, franchise agreements and management agreements.

        1.111. "Inventories" shall have the definition given it in the Uniform System, such as provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

        1.112. "Labor Index" shall mean Employment Cost Index, Compensation, Private Industry, Services Industries, Not Seasonally Adjusted as published by the U.S. Department of Labor, Bureau of Labor Statistics.

        1.113.  "Land" shall have the meaning given such term in Section 2.1(a).

        1.114. "Landlord" shall have the meaning given such term in the preamble to this Lease.

        1.115.  "Landlord Default" shall have the meaning given such term in
Section 14.2.

        1.116.  "Landlord Indemnitee" shall have the meaning set forth in
Section 4.3.3.

        1.117.  "Landlord Lien" shall have the meaning set forth in Section 7.2.

        1.118. "Landlord Obligations" shall mean (i) Real Estate Taxes, (ii) any tax based on net income imposed on Landlord, (iii) any net revenue tax of Landlord, (iv) any transfer fee or other tax imposed with respect to the sale, exchange, financing, mortgaging, or other disposition by Landlord of the Leased Property or the proceeds thereof, (v) any sales, use, gross receipts or other similar tax relating to the leasing of the FF&E by Landlord to Tenant pursuant to this Lease, (vi) any single business tax, gross receipts tax, transaction, privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, including, without limitation, any tax imposed on Landlord as a result of this Lease, (vii) any interest or penalties imposed on Landlord as a result of the failure of Landlord to file any return or report timely and in the form prescribed by law or to pay any tax or imposition, except to the extent such failure is a result of a breach by Tenant of its obligations pursuant to Section 3.1.3, (viii) any taxes or fees imposed on Landlord that are a result of Landlord not being considered a "United States person" as defined in Section 7701(a)(30) of the Code, (ix) any taxes or fees that are enacted or adopted as a substitute for any tax that would not have been payable by Tenant pursuant to the terms of this Lease, (x) any taxes, fees or amounts required to be paid to discharge Liens (a) imposed as a result of a breach of covenant or representation by Landlord in any agreement with Tenant governing Landlord's conduct or operation or (b) as a result of the gross negligence or willful misconduct of Landlord in connection with its ownership of the Leased Property or the performance of its obligations hereunder, or (c) securing any indebtedness or obligations of Landlord, or (d) imposed in connection with any other Landlord Obligations, (xi) any sales, use, occupancy or other similar tax imposed in connection with payments made pursuant to this Lease, (xii) all rent and other sums due from Landlord pursuant to any ground lease affecting the Leased Property or any portion thereof, (xiii) all premiums for insurance for which Landlord is responsible pursuant to Article 9 hereof, (xiv) all amounts payable by Landlord under or pursuant to the Management Agreement with respect to the Retained Obligations and/or the Continuing Obligations, (xv) any interest and/or penalties incurred by Tenant as a result of Landlord's failure to forward any invoices, assessment notices or other bills relating to Impositions to Tenant, and (xvi) equipment rental costs that are treated as a "Deduction" under the Management Agreement. "Landlord Obligations" shall not include any sales, use, gross receipts, occupancy, single business, transaction, privilege, rent, ad valorem or other tax not specifically enumerated herein.

        1.119. "Lease Year" shall mean any consecutive annual period starting on the Commencement Date and ending on the day prior to the anniversary thereof; provided that if the Commencement Date is not the first (1st) day of a calendar month, then the first (1st) Lease Year shall end on the last day of the calendar month in which the Commencement Date occurs.

        1.120.  "Leased Property" shall have the meaning given such term in
Article 2.

        1.121. "Legal Requirements" shall mean all applicable federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, and ordinances, and all applicable judicial, administrative and regulatory judgments, decrees and injunctions, affecting Tenant or the Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation,
(a) all permits, licenses, certificates of need, authorizations and regulations necessary to operate the Leased Property for its Primary Intended Use and (b) all covenants, agreements, restrictions and encumbrances contained in any instruments either of record or actually known to Tenant (other than encumbrances hereafter created by Landlord without the consent of Tenant) at any time in force affecting the Leased Property, including those which may (i) require material repairs, modifications or alterations in or to the Leased Property or (ii) in any way materially adversely affect the use and enjoyment thereof, but excluding any requirements arising as a result of Host REIT's status as a real estate investment trust other than those set forth in Article 22 hereof.

        1.122. "Lending Institution" shall mean any insurance company, federally insured commercial or savings bank, national banking association, savings and loan association, investment banking firm, employees' welfare, pension or retirement fund or system, syndicated lenders' group, commercial finance company, leasing company, corporate profit sharing or pension trust, college or university, or real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, such trust having a Tangible Net Worth of at least $100,000,000.

        1.123. "Licenses" shall have the meaning given such term in Section 5.3(d)(i).

        1.124. "Lien" shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind (including, without limitation, any easements, covenants, conditions and restrictions), or any transfer of any property or assets for the purpose of subjecting the same to an encumbrance, lien or charge securing the payment of Indebtedness or performance of any other obligation in priority to payment of any Person's general creditors.

        1.125.  [Intentionally Omitted.]

        1.126.  [Intentionally Omitted.]

        1.127.  [Intentionally Omitted.]

        1.128. "Major Capital Expenditure" shall mean (a) any Capital Expenditure expected to result in a significant change in the use of any portion of the Facility intended to materially alter or enhance an existing use (including, by way of example and not limitation, the conversion of a typical hotel dining facility to a nationally-known, premium-quality restaurant); (b) any and all Capital Expenditures with respect to one or more new revenue-generating buildings, rooms, facilities, amenities, or structures constituting any portion of the Facility (including, by way of example and not limitation, the construction of a new wing or new story), or the renovation, material expansion, construction, or conversion of existing improvements of the Facility in order to increase the room capacity of the Facility, or to provide a functionally new facility needed to provide services not previously offered; or
(c) any and all Capital Expenditures which, individually or in a series of related expenditures, have a total cost of completion in excess of the lesser of
(i) seven and one-half percent (7.5%) of Gross Revenues for the Fiscal Year ending immediately prior to such expenditure, or (ii) $5,000,000. Notwithstanding the foregoing, in no event shall Major Capital Expenditures include any room, lobby, or ballroom refurbishments in the ordinary course or any other Routine Capital Expenditures.

        1.129. "Management Agreement" shall mean the Management Agreement described in Section 21.3.1.

        1.130.  "Manager" shall have the meaning given such term in Section
21.3.1.

        1.131. "Market Leasing Factor" shall have the meaning given such term in paragraph (e) of Schedule 22.2.
                    -------------

        1.132. "Measurement Date" shall mean September 30th of each year during the Term.

        1.133.  [Intentionally Omitted.]

        1.134. "Minimum Rent" shall mean for each Fiscal Year the amount set forth on Schedule 3.1.1, as may have been adjusted under the Original Lease
         --------------
pursuant to Section 3.1.4 and/or Section 3.1.6 thereof, and as escalated pursuant to Section 3.1.4 and/or 3.1.6 hereof.

        1.135.  [Intentionally Omitted.]

        1.136.  [Intentionally Omitted.]

        1.137. "Notice" shall mean a notice given in accordance with Section 23.10.

        1.138. "Officer's Certificate" shall mean a certificate signed by an authorized officer of Tenant.

        1.139.  [Intentionally Omitted.]

        1.140.  "Operating Budget" shall have the meaning given such term in
Section 17.3.

        1.141. "Operating Budget Summary" shall have the meaning given such term in Section 17.3.

        1.142. "Other Income" shall mean all revenues, receipts, and income of any kind derived directly or indirectly by Tenant from or in connection with the Facility and included in Gross Revenues other than Room Revenues and Food and Beverages Sales (including, without limitation, gross revenue from rental income, license fees, concession payments, or other amounts received from subtenants, licensees and concessionaires, but excluding all exclusions from Gross Revenues set forth in the definition thereof).

        1.143. "Other Leases" shall mean any lease of a full service hotel, other than this Lease, under which Host O.P. or a Host Subsidiary is the lessor and a Host Subsidiary is the lessee.

        1.144.  "Other Tenants" shall mean the tenants under the Other Leases.

        1.145. "Overdue Rate" shall mean, on any date, a per annum rate of interest equal to the lesser of the Prime Rate plus two (2) percentage points and the maximum rate then permitted under applicable law.

        1.146.  "Owner" shall have the meaning given such term in Section
21.3.1.

        1.147. "Percentage Increase in CPI" shall mean, measured as of each Measurement Date, the percentage increase, if any, in the Consumer Price Index over the twelve (12) months preceding the Measurement Date.

        1.148. "Percentage Increase in the Labor Index" shall mean, measured as of each Measurement Date, the percentage increase, if any, in the Labor Index over the twelve (12) months preceding the Measurement Date.

        1.149. "Percentage Rent" shall mean the amount of Rent (excluding Additional Charges) payable pursuant to Section 3.1.1 with respect to one or more Accounting Periods or a Fiscal Year, as the case may be, in excess of Minimum Rent payable for such period.

        1.150. "Percentage Rent Schedule" shall have the meaning given such term in Section 3.1.3(a).

        1.151.  "Period Report" shall have the meaning given such term in
Section 17.2(f).

        1.152.  "Permitted Debt" shall have the meaning given such term in
Section 21.6.3.

        1.153. "Permitted Liens" shall mean (a) this Lease; (b) all rights, restrictions, and easements of record as of the Commencement Date; (c) the lessor's interest in any Excess FF&E leased to Tenant pursuant to [the Initial FF&E Lease or] an Excess FF&E Lease and the lessor's interest in any other furniture, fixtures or equipment leased to Tenant under any of the equipment leases included in the Assigned Agreements or entered into by Tenant during the Term; (d) security interests securing the purchase price of equipment or personal property acquired by Tenant before or after the Commencement Date (including, but not limited to, Excess FF&E owned by Tenant); provided, however, that (i) any such Lien described in this clause (d) shall at all times be confined solely to the asset in question, and (ii) the aggregate principal amount of Indebtedness secured by any such Lien described in this clause (d) shall not exceed the cost of acquisition of the property subject thereto; and
(e) any other Liens as may have been consented to in writing by Landlord, and, if required pursuant to the Management Agreement, Manager, from time to time, including, without limitation, those granted in accordance with Section 5.5 hereof.

        1.154. "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so requires.

        1.155.  [Intentionally Omitted.]

        1.156.  [Intentionally Omitted.]

        1.157.  "Prepaid Expenses" shall have the meaning given such term in
Schedule 3.1.5(e).
-----------------

        1.158.  "Primary Intended Use" shall have the meaning given such term in
Section 4.1.1.

        1.159. "Prime Rate" shall mean the "prime rate" as published in the "Money Rates" section of The Wall Street Journal; however, if such rate is, at any time during the Term, no longer so published, the term "Prime Rate" shall mean the average of the prime interest rates that are announced, from time to time, by the three (3) largest banks (by assets) headquartered in the United States which publish a "prime rate."

        1.160. "Qualified Affiliate" shall mean (i) Host O.P., (ii) any Person directly or indirectly wholly-owned by Host O.P. or (iii) if approved in writing by Manager prior to the consummation of any transaction as to which this definition is relevant, which approval may be granted or withheld by Manager in its sole discretion, any Person directly or indirectly controlled by Host O.P., where "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        1.161. "Qualified Appraiser" shall mean an appraiser who is not in control of, controlled by or under common control with either Landlord or Tenant or any Affiliate of Landlord or Tenant and has not been an employee of Landlord or Tenant or any Affiliate of Landlord or Tenant within the past two (2) years, who is qualified to appraise commercial real estate in the State and is a member of the American Institute of Real Estate Appraisers (or any successor association or body of comparable standing if such institute is not then in existence).

        1.162. "Real Estate Taxes" shall mean all real estate taxes, including general and special assessments and impact fees, if any, which are imposed upon or relate to the Land and any improvements thereon, including, without limitation, the following:

          (a) any franchise, corporate, estate, inheritance, succession, or capital levy imposed on Landlord;

          (b) special assessments (regardless of when due or whether they are paid as a lump sum or in installments over time) imposed because of facilities that are constructed by or on behalf of the assessing jurisdiction (i.e., roads, sidewalks, sewers, culverts, etc.), which directly benefit the Facility (regardless of whether or not they also benefit other buildings);

          (c) impact fees (regardless of when due or whether they are paid as a lump sum or in installments over time) that are required of Landlord as a condition to the issuance of site plan approval, zoning variances or building permits; and

          (d) tax-increment financing or similar financing whereby the municipality or other taxing authority has assisted in financing the construction of the Facility by temporarily reducing or abating normal impositions in return for substantially higher levels of impositions at later dates.

        1.163.  "Related Agreements" shall have the meaning given such term in
Section 23.15.

        1.164. "Rent" shall mean, collectively, Minimum Rent, Percentage Rent, and Additional Charges attributable to the Term of this Lease.

        1.165.  "Replacement Cost" shall have the meaning given such term in
Section 9.3.

        1.166.  "Retained Obligations" shall have the meaning given such term in
Section 21.3.1.

        1.167. "Revenue Data Publication" shall mean Smith's STAR Report, a monthly publication distributed by Smith Travel Research, Inc., of Gallatin, Tennessee, or an alternative source, reasonably satisfactory to both parties, of data regarding the REVPAR of hotels in the general trade area of the Facility. If such Smith's STAR Report is discontinued in the future, or ceases to be a satisfactory source of data regarding the REVPAR of various hotels in the general trade area of the Facility (as provided in the Management Agreement), Tenant shall select, or shall cause Manager to select, an alternative source in accordance with the Management Agreement.

        1.168.  "Revenues Computation" shall have the meaning given such term in
Section 3.1.2(a).

        1.169. "REVPAR" shall mean (i) the term "revenue per room" as defined by the Revenue Data Publication or (ii) if the Revenue Data Publication is no longer being used (as more particularly set forth in the definition of "Revenue Data Publication"), the aggregate gross room revenues of the hotel in question for a given period of time divided by the total room nights of such hotel for such period. If clause (ii) of the preceding sentence is being used, a "room" shall be a hotel guestroom which is keyed as a single unit and shall include rooms that are temporarily unavailable due to maintenance or ongoing renovation work.

        1.170. "Room Revenues" shall mean gross revenues from the rental of guest rooms, whether to individuals, groups, or transients at the Facility, determined in a manner consistent with GAAP, excluding the following:

            (a) the amount of all credits, rebates or refunds to customers, guests or patrons;

            (b) all sales taxes or any other taxes imposed on the rental of such guest rooms;

            (c) any fees collected for amenities including, but not limited to, telephone, room service, laundry, movies or concessions.

        1.171. "Routine Capital Expenditures" shall mean exterior and interior repainting, resurfacing of building walls, floors, roof and parking areas, replacing folding walls, and other on-going routine Capital Expenditures the cost of which is to be paid for by the Manager out of the FF&E Reserve.

        1.172.  "SEC" shall mean the Securities and Exchange Commission.

        1.173. "Second Tier Food and Beverages Sales Percentage" shall have the meaning given such term in Section 3.1.2(b)(2).

        1.174. "Second Tier Other Income Percentage" shall have the meaning given such term in Section 3.1.2(b)(2).

        1.175. "Second Tier Room Revenue Percentage" shall have the meaning given such term in Section 3.1.2(b)(2).

        1.176.  "Security Agreement" shall have the meaning given such term in
Section 7.2.

        1.177. "Single Purpose" means, with respect to a Person, that such Person, (A) at all times since its formation, except as otherwise permitted in or contemplated by this Agreement (i) has been a duly formed and existing limited partnership, limited liability company, or corporation, as the case may be; (ii) has observed all customary formalities regarding its partnership, limited liability company or corporate existence; (iii) has maintained financial statements, accounting records, and other partnership, limited liability company, or corporate documents separate from those of any other Person (provided that nothing shall prohibit such Person from being included in the consolidated financial statements or tax group of another Person); (iv) has not commingled its assets with those of any other Person; (v) has paid its own liabilities out of its own funds, including funds contributed to its capital by its equity holders, and all such capital contributions have been reflected properly in its books and records; (vi) has allocated fairly and reasonably any overhead for shared office expenses; (vii) has identified itself in all dealings with the public, under its own name and as a separate and distinct entity (provided that nothing shall prohibit such Person from engaging an agent to represent such Person with respect to tenants, vendors, and other parties, in accordance with standard industry practice); (viii) has not identified itself as being a division or part of any other Person; (ix) has not identified any other Person as being a division or part of such Person; (x) has corrected any known misunderstanding regarding its separate identity; (xi) has been adequately capitalized in light of the nature of its business; (xii) has not assumed or guaranteed the obligations of any other Person (other than by virtue of being a general partner of such other Person but only if such other Person is Tenant and provided that this clause shall not be deemed to be violated by reason of joint and several liabilities arising as a matter of law); and (xiii) has not engaged in any other business other than as permitted by this Lease (provided that nothing shall prohibit a general partner from acquiring, owning, and disposing of limited partner interests in any limited partnership, non-managing membership interests in a limited liability company, or debt securities issued by any Person, or the stock of a corporation that is not engaged in any activities other than such activities, provided that no liabilities or other obligations on the part of the holder of such investments will arise as a result of such investments and the only rights of the holder of such investment are the right to receive payments and the right to vote); (B) such Person agrees to covenants substantially to the effect of Sections 7.1 and 21.6 hereof; and (C) such Person's organizational documents contain restrictions similar to those contained in Sections 5.14 (only paragraphs a, b, c, d and g thereof), 10.01, 10.02, and 10.03 of the Limited Liability Company Operating Agreement of Tenant as in effect on the date hereof.

        1.178. "Soft Goods" shall mean all fabric, textile and flexible plastic products (not including items that are classified as "Fixed Asset Supplies" under the Uniform System), which are used in furnishing the Facility, including, without limitation, carpeting, drapes, bedspreads, wall and floor coverings, mats, shower curtains and similar items.

        1.179. "Special Form" shall have the meaning given such term in Section 9.1(b).

        1.180. "State" shall mean the state, commonwealth, district, or, if the Leased Property is not located in the United States, the country, in which the Leased Property is located.

        1.181. "Subsidiary" shall mean, as to any Person, (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person or one or more Subsidiaries of such Person has more than a fifty percent (50%) equity interest at the time.

        1.182.  "Successor Landlord" shall have the meaning given such term in
Section 20.2.

        1.183.  "Superior Landlord" shall have the meaning given such term in
Section 20.2.

        1.184.  "Superior Lease" shall have the meaning given such term in
Section 20.2.

        1.185.  "Superior Mortgage" shall have the meaning given such term in
Section 20.2.

        1.186.  "Superior Mortgagee" shall have the meaning given such term in
Section 20.2.

        1.187. "Tangible Net Worth" of any Person shall mean, on any date, without duplication, (a) the sum of the shareholders' equity of such Person on a consolidated basis in accordance with GAAP minus (b) the sum of all Intangible Assets (net of accumulated amortization) of such Person and its Subsidiaries, each as shown on the consolidated balance sheets of such Person.

        1.188.  [Intentionally Omitted.]

        1.189. "Tenant" shall have the meaning given such term in the preamble to this Lease.

        1.190.  "Tenant Indemnitee" shall have the meaning given such term in
Section 4.3.2.

        1.191. "Tenant's Operating Profit" shall equal for any Fiscal Year the amount equal to revenues due to Tenant from the Leased Property after the payment of all expenses relating to the operation or leasing of the Leased Property less Rent paid to Landlord, but in any event not less than $1.00.

        1.192. "Tenant's Personal Property" shall mean all tangible and intangible personal property now owned, leased or hereafter acquired by Tenant on or after the date hereof, including, without limitation, Working Capital, Excess FF&E owned by Tenant, Excess FF&E Leasehold Interests, and all contracts and agreements to which Tenant is a party used in the operation of the Facility, but expressly excluding (a) FF&E leased hereunder, (b) Excess FF&E leased during the Term hereof by Tenant [and (c) FF&E leased pursuant to the Initial FF&E Lease, if any.]

        1.193. "Term" shall have the meaning given such term in Section 2.4, unless sooner terminated pursuant to the terms of this Lease.

        1.194. "Third-Party Purchaser" shall have the meaning given such term in paragraph (b) of Schedule 22.2.

        1.195. "Third Tier Food and Beverages Sales Percentage" shall have the meaning given such term in Section 3.1.2(b)(2).

        1.196. "Third Tier Room Revenue Percentage" shall have the meaning given such term in Section 3.1.2(b)(2).

        1.196A "TRS" shall mean (i) HMT Lessee LLC, a Delaware limited liability company, and (ii) any Qualified Affiliate that is a direct or indirect successor to HMT Lessee LLC as the direct or indirect owner of the membership interest in Tenant.

        1.197.  "Trustee" shall have the meaning given such term in Section
16.1.

        1.198. "Unavoidable Delay" shall mean delay due to strikes, acts of God, force majeure, governmental restrictions or actions (including the revocation or refusal to grant Licenses or permits, where such revocation or refusal is not due to the fault of the party whose performance is excused by reason of such Unavoidable Delay), enemy action, civil commotion, fire, unavoidable Casualty, condemnation or other comparable causes beyond the reasonable control of Landlord or Tenant; provided, however, that lack of funds shall not be deemed a cause beyond the reasonable control of a party, unless such lack of funds is caused by the breach of the other party's obligations under this Lease.

        1.199. "Uniform System" shall mean the Uniform System of Accounts for the Lodging Industry (9th Revised Edition 1996) as published by the Hotel Association of New York City, Inc., as the same may hereafter be revised.

        1.200. "Unsuitable for Its Primary Intended Use" shall mean a state or condition of the Facility such that (a) following any damage or destruction involving the Leased Property, the Leased Property cannot reasonably be expected to be restored within twelve (12) months following such damage or destruction to substantially the same condition as existed immediately before such damage or destruction or (b) as the result of a partial taking by Condemnation, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use taking into account, among other relevant factors, the number of usable rooms, the amount of square footage, or the revenues affected by such damage, destruction, or partial taking.

        1.201.  "Working Capital" shall have the meaning given such term in
Section 4.5.

        1.202.  "Working Capital Note" shall have the meaning given such term in
Section 4.5.

        1.203. "Year End Percentage Rent Schedule" shall mean the Percentage Rent Schedule covering the immediately preceding full Fiscal Year delivered in accordance with Section 17.2(e).

                                    ARTICLE 2
                       COLLECTIVE LEASED PROPERTY AND TERM

        2.1     Leased Property.

                Upon and subject to the terms and conditions hereinafter set forth, including, but not limited to, the execution, delivery and performance of the terms and conditions of the Consent and Assignment, and subject to the rights of any Facility Mortgagee and any Superior Landlord, Landlord leases to Tenant and Tenant leases from Landlord, effective as of the Commencement Date, all of Landlord's right, title, and interest in and to the following (collectively, the "Leased Property"):

                (a) those certain tracts, pieces and parcels of land that are more particularly described in Exhibit A attached hereto (together with all and singular the rights and appurtenances pertaining to such tracts and parcels, including any right, title and interest of Landlord in and to any easements benefiting the Leased Property, adjacent strips or gores, streets, alleys or rights-of-way, and all rights of ingress and egress thereto) (the foregoing are hereinafter referred to collectively as the "Land");

                (b) all buildings, structures, and other improvements of every kind situated upon the Land, including, but not limited to, all Capital Expenditures, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (onsite and offsite), parking areas and appurtenant roadways, all luxury apartments, all swimming pools, restaurants, hotel rooms, lounges, and various other guest and spa facilities (collectively, the "Facility");

                (c) all easements, rights and appurtenances relating to the Land and the Facility;

                (d) all equipment, machinery, and other items of property, now or hereafter permanently affixed to or incorporated into the Facility, including, without limitation, all lift systems, furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems, and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding Tenant's Personal Property (collectively, the "Fixtures"); and

                (e) the FF&E owned by Landlord located in or on the Facility or stored offsite and designated for use in connection with any present or future occupation or operation of the Facility, together with all replacements, modifications, alterations and additions thereto, but specifically excluding any Excess FF&E not owned by Landlord and Tenant's Personal Property.

        2.2     Assignment and Assumption of Contracts; Initial Transaction.

                (a) Effective upon the Commencement Date, Landlord transferred and assigned to Tenant and Tenant assumed and covenanted to perform all of Landlord's obligations under the following agreements and contracts to which the Leased Property was subject on the Commencement Date, to the maximum extent assignable pursuant to applicable law (the "Assigned Agreements"):

                        (i) All contracts for the use or occupancy of guest rooms and/or the meeting, dining, banquet, and spa and health facilities of the Facility;

                        (ii) All service and maintenance contracts, equipment leases, purchase orders and other contracts pertaining to the ownership, maintenance, operation, provisioning or equipping of the Facility, including warranties and guaranties relating thereto;

                        (iii) All Licenses and permits used in or relating to the ownership, occupancy or operation of any part of the Facility;

                        (iv) Any developer's, declarant's, or owner's interests under any operating agreements or reciprocal easement agreements or other similar agreements affecting and/or benefiting the Facility;

                        (v) Landlord's interest as owner under the Management Agreement as and to the extent provided in the Consent and Assignment; and

                        (vi) All leases of space (including any security deposits held by Landlord pursuant thereto, which were paid over to Tenant by check on the Commencement Date, or credited to Tenant against the cost of the Working Capital sold to Tenant pursuant to Section 4.5) in the Facility to tenants thereof, excluding those leases set forth on Schedule 2.2(a)(vi)
                                                     -------------------
attached hereto.

                        This Lease is executed by Landlord and accepted by Tenant on the understanding that Tenant will and does hereby assume and agree to perform all of Landlord's obligations arising from and after the Commencement Date under all of the Assigned Agreements (except to the extent otherwise provided with respect to the Management Agreement in the Consent and Assignment). With respect to the Management Agreement referred to in clause (v) above, Landlord shall be responsible for any deferred management fees that accrued prior to the Commencement Date, whenever they become payable; and Tenant shall be responsible for any deferred management fees that accrue during the Term; and, upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord or to Landlord's designee the amount of any deferred management fees that accrue and remain unpaid during the Term. In connection with the Licenses and permits described in clause (iii) above and the Management Agreement referred to in clause (v) above, Landlord shall be obligated (a) to take any action that can legally or contractually be taken only by it and not Tenant, (b) not to take any action that is not permitted by, or is contrary to the terms of, such Licenses or permits or the Management Agreement, and (c) to cooperate with Tenant as to actions that must be taken in Landlord's name. Notwithstanding the foregoing but subject to Section 5.3(d)(ii) hereof, such Assigned Agreements shall, without the necessity of further documentation, be deemed reassigned to (and reassumed by) Landlord upon the expiration or earlier termination of the Term. In connection with any reassignment thereof occurring following the expiration or earlier termination of the Term, such reassignment shall not release Tenant from any liability thereunder with respect to the period beginning on the Commencement Date and ending on the date of expiration or earlier termination of the Term.

                (b) As between Landlord and Tenant, Landlord shall be entitled to all income and shall be responsible for the payment or settlement of all expenses of the Leased Property accruing prior to the Commencement Date and after the expiration or earlier termination of the Term. Tenant shall act as Landlord's agent for the collection of all such income and shall remit the same to Landlord promptly upon Tenant's receipt thereof. Tenant shall notify Landlord of all such expenses and shall act as Landlord's payment agent for such expenses using funds provided by Landlord from time to time.

        2.3     Condition of Leased Property.

                Tenant acknowledges receipt and delivery of possession of the Leased Property. Subject to the warranty of title hereinafter set forth and the indemnifications by Landlord set forth in Sections 4.3.2, 9.9 and 21.3.3 hereof, Tenant accepts the Leased Property in its "as is" condition, subject to the rights of all occupants and parties in possession, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Leased Property, all applicable Legal Requirements, the lien of financing instruments, mortgages and deeds of trust, and such other matters which would be disclosed by an inspection of the Leased Property and the record title thereto or by an accurate survey thereof, and all other Permitted Liens. TENANT REPRESENTS THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD'S AGENTS OR EMPLOYEES WITH RESPECT TO THE CONDITION OF THE LEASED PROPERTY, AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE TENANT WAIVES ANY CLAIM OR ACTION AGAINST LANDLORD IN RESPECT THEREOF. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, ALL SUCH RISKS ARE TO BE BORNE BY TENANT. NOTWITHSTANDING THE FOREGOING, LANDLORD HEREBY WARRANTS ITS [FEE/LEASEHOLD] TITLE TO THE LEASED PROPERTY TO TENANT, SUBJECT TO THE PERMITTED LIENS; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL THE AMOUNT RECOVERABLE BY TENANT FOR ANY BREACH OF SUCH WARRANTY EXCEED TENANT'S PROPORTIONATE SHARE OF THE NET AMOUNT ACTUALLY COLLECTED BY LANDLORD UNDER LANDLORD'S EXISTING TITLE INSURANCE POLICIES, AFTER TAKING INTO

ACCOUNT THE AMOUNTS EXPENDED BY LANDLORD TO RECOVER THE AMOUNT COLLECTED AND THE AMOUNT OF ANY FEES OWED TO MANAGER RESULTING FROM BREACH OF SUCH WARRANTY. TENANT'S PROPORTIONATE SHARE FOR THE PURPOSES OF THE PRECEDING SENTENCE SHALL BE EQUAL TO THE FRACTION, EXPRESSED AS A PERCENTAGE, OBTAINED BY DIVIDING THE FAIR MARKET VALUE OF TENANT'S LEASEHOLD ESTATE AS DETERMINED IN ACCORDANCE WITH
SECTION 24.1(b) BELOW BY THE FAIR MARKET VALUE OF THE LEASED PROPERTY AS DETERMINED BY ARTICLE 19. LANDLORD AGREES TO DILIGENTLY PURSUE THE TITLE COMPANY OR COMPANIES PROVIDING THE EXISTING TITLE INSURANCE IN THE EVENT IT IS DETERMINED THAT THERE IS A DEFECT IN LANDLORD'S TITLE TO THE LEASED PROPERTY. TENANT SHALL FULLY COOPERATE WITH LANDLORD IN THE PROSECUTION OF ANY SUCH CLAIMS, IN LANDLORD'S OR TENANT'S NAME, ALL AT LANDLORD'S SOLE COST AND EXPENSE.

        2.4     Term.

                2.4.1 Term. The term of this Lease (the "Term") shall commence on the Commencement Date and shall expire at 11:59 p.m. on the last day of the [tenth (10th)] Lease Year, unless sooner terminated pursuant to the terms of this Lease; provided that, subject to the terms of Article 13, the Term shall also include any period of holding over by Tenant and any Renewal Term.

                2.4.2 Renewal Option. Landlord hereby grants to Tenant the right, exercisable at Tenant's option, subject to Section 20.5(c) (a "Tenant Renewal Option"), to renew the term of this Lease for _____ additional terms of seven (7) years each (each a "Renewal Term") at the Fair Market Rental as of the commencement of each such Renewal Term. If exercised, and if the conditions applicable thereto have been satisfied, the first Renewal Term shall commence immediately upon the expiration of the initial term hereof, and each succeeding Renewal Term shall commence immediately upon the expiration of the preceding term. The rights of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

                (a) Tenant shall exercise its right with respect to each Renewal Term by giving Landlord Notice thereof during the month of April of the year immediately preceding the scheduled commencement of such Renewal Term (the "Renewal Notice").

                (b) If the Renewal Notice is not timely given with respect to any Renewal Term, then Tenant's rights of renewal pursuant to this Section
2.4.2 shall lapse and be of no further force or effect with respect to all remaining Renewal Terms.

                (c) Landlord shall be entitled to terminate all unexercised Tenant Renewal Options by providing Notice to Tenant thereof at any time during the calendar month of March of the year immediately preceding a year in which a Renewal Term is scheduled to commence.

                (d) Landlord and Tenant shall use commercially reasonable efforts to negotiate and jointly determine the Fair Market Rental to be effective during any Renewal

Term by no later than March 31st of the year immediately preceding such Renewal Term. In the event Landlord and Tenant are unable to agree on the Fair Market Rental for a Renewal Term prior to Tenant's exercise of its Tenant Renewal Option, the Fair Market Rental shall be determined in accordance with the appraisal procedures set forth in Article 19 by no later than August 1st of the year immediately preceding the applicable Renewal Term.

                (e) The components of Fair Market Rental, including Minimum Rent and Revenue Percentages and Break Points, determined as set forth in subparagraph (d), shall be set forth in revised Schedules 3.1.1 and 3.1.2, which Schedules shall, upon commencement of the applicable Renewal Term, be attached to the Lease and shall supersede such Schedules as were effective prior thereto.

                (f) In order for Tenant to exercise the Tenant Renewal Option, at the time Tenant exercises such option, Tenant must meet the criteria for being an "Approved Tenant" as defined in the Consent and Assignment, and any exercise in violation of this Section 2.4.2(f) shall be null and void and of no force or effect, at law or equity.

                                    ARTICLE 3
                                      RENT

        3.1     Rent.

                Tenant shall pay to Landlord, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction, Minimum Rent, Percentage Rent and Additional Charges, during the Term, except as hereinafter expressly provided. All payments to Landlord shall be made by wire transfer of immediately available federal funds or by other means reasonably acceptable to Landlord in its sole discretion.

                3.1.1   Payment of Rent.

                        On or before the second (2nd) Business Day after the required payment date under the Management Agreement for amounts due from Manager thereunder relating to each Accounting Period (whether or not such payment under the Management Agreement is made on the required payment date), Tenant shall pay to Landlord an amount of Rent equal to the excess, if any, of
(A) the greater of (i) the product of (x) the Minimum Rent for the current Fiscal Year times (y) a fraction, the numerator of which is the number of elapsed Accounting Periods in such Fiscal Year (including the Accounting Period with respect to which payment of Rent is being made) and the denominator of which is 13 (or 12, if the Accounting Periods are then calendar months) or (ii) the Revenues Computation for such Fiscal Year (determined in accordance with Section 3.1.2), over (B) the aggregate amount of Rent previously paid pursuant to this Section 3.1.1 during such Fiscal Year (less the aggregate amount previously paid by Landlord to Tenant pursuant to the next sentence in this
Section 3.1.1 during such Fiscal Year). In the event that the amount specified in clause (A) is less than the amount specified in clause (B) as of any payment date, then Landlord will promptly pay to Tenant the difference in cash. In the event of a change in the Accounting Period during the Term which results in payment dates (and/or number of payments) different from the payment dates (and/or number of payments) provided for herein, the amount of subsequent installments of Minimum Rent shall be appropriately adjusted in a fair and equitable manner. In the absence of agreement between Landlord and Tenant on the appropriate adjustments, the matter may be submitted by either party to arbitration under Article 15 for resolution.

                3.1.2   Revenues Computation.

                        (a) The "Revenues Computation" for the applicable Fiscal Year shall be the sum of the following amounts:

                             (1) an amount equal to the product of (a) the First Tier Room Revenue Percentage times
                                     (b) all year-to-date Room Revenues up to (but not exceeding) the Cumulative Portion of the Annual Room Revenues First Break Point,

                             (2) an amount equal to the product of (a) the Second Tier Room Revenue Percentage times
                                     (b) all year-to-date Room Revenues in
                                     excess of the Cumulative Portion of the
                                     Annual Room Revenues First Break Point up to (but not exceeding) the Cumulative Portion of the Annual Room Revenues Second Break Point,

                             (3) an amount equal to the product of (a) the Third Tier Room Revenue Percentage times
                                     (b) all year-to-date Room Revenues in
                                     excess of the Cumulative Portion of the
                                     Annual Room Revenues Second Break Point,

                             (4) an amount equal to the product of (a) the First Tier Food and Beverages Sales Percentage times (b) all year-to-date Food and Beverages Sales up to (but not exceeding) the Cumulative Portion of the Annual Food and Beverages Sales First Break Point,

                             (5) an amount equal to the product of (a) the Second Tier Food and Beverages Sales Percentage times (b) all year-to-date Food and Beverages Sales in excess of the Cumulative Portion of the Annual Food and Beverages Sales First Break Point up to (but not exceeding) the Cumulative Portion of the Annual Food and Beverages Sales Second Break Point,

                             (6) an amount equal to the product of (a) the Third Tier Food and Beverages Sales Percentage times (b) all year-to-date Food and Beverages Sales in excess of the Cumulative Portion of the Annual Food and Beverages Sales Second Break Point,

                             (7) an amount equal to the product of (a) the First Tier Other Income Percentage times
                                     (b) all year-to-date Other Income up to
                                     (but not exceeding) the Cumulative Portion of the Annual Other Income Break Point, and

                             (8) an amount equal to the product of (a) the Second Tier Other Income Percentage times
                                     (b) all year-to-date Other Income in excess of the Cumulative Portion of the Annual Other Income Break Point.

                          (b)     The Revenues Computation shall be computed
utilizing the following definitions:

                             (1) "Cumulative Portion" shall mean a fraction having as its numerator the total number of days in the Fiscal Year which have elapsed through the last day of the Accounting Period with respect to which a payment of Minimum Rent or Percentage Rent is due, and having as its denominator the total number of days in the Fiscal Year.

                             (2) "First Tier Room Revenue Percentage," "Second Tier Room Revenue Percentage," "Third Tier Room Revenue Percentage," "First Tier Food and Beverages Sales Percentage," "Second Tier Food and Beverages Sales Percentage," "Third Tier Food and Beverages Sales Percentage," "First Tier Other Income Percentage," and "Second Tier Other Income Percentage" shall mean the percentages set forth on Schedule
                                                                       --------
                                     3.1.2.
                                     -----

                             (3) "Annual Room Revenues First Break Point," "Annual Room Revenues Second Break Point," "Annual Food and Beverages Sales First Break Point," "Annual Food and Beverages Sales Second Break Point," and "Annual Other Income Break Point" shall mean the amounts set forth on Schedule 3.1.2, as may
                                                          --------------
                                     have been adjusted under the Original Lease pursuant to Section 3.1.4 and/or Section
                                     3.1.6 thereof, and as escalated pursuant to
                                     Section 3.1.4 and/or 3.1.6 hereof.

                  3.1.3   Confirmation of Percentage Rent.

                          (a)     Tenant shall submit to Landlord on each rental
payment date pursuant to Section 3.1.1 a reasonably detailed schedule (the "Percentage Rent Schedule"), signed and certified by Tenant to be correct, showing the Revenues Computation with respect to the Facility for the preceding Accounting Period and the calculation of the amount of Rent owed on such date (other than Additional Charges) by Tenant or the amount Landlord is required to pay to Tenant for such Accounting Period.

Tenant's Percentage Rent Schedule shall clearly indicate how much of the Gross Revenues is comprised by Room Revenues, Food and Beverages Sales and Other Income, and shall contain such detail and breakdown as Landlord may reasonably require. If, after notice from Landlord and the expiration of the cure period provided for in Section 12.1(c) of this Lease, Tenant fails to submit the Percentage Rent Schedule to Landlord when due, Landlord, in addition to any other remedies Landlord has, shall have the right (subject to compliance with the Management Agreement and the Consent and Assignment) to retain an independent certified public accountant, at Tenant's sole expense, to prepare such Percentage Rent Schedule and to perform all inspections and audits related thereto.

                        (b) Tenant shall maintain in accordance with the usual and customary practices of Tenant and in accordance with GAAP during the Term, for the current Fiscal Year and for the immediately preceding Fiscal Year,
(i) complete and accurate general books of account, which shall reflect Gross Revenues and which shall include, without limitation, those items set forth and described on Schedule 3.1.3(b) hereof, and (ii) all other original records and
             -----------------
other pertinent papers that will enable Landlord to determine the Gross Revenues derived by Tenant during the relevant Fiscal Year from Room Revenues, Food and Beverages Sales and Other Income. Such records for the current and most recent Fiscal Year shall be maintained at Tenant's corporate headquarters. The provisions of this Section 3.1.3(b) shall survive the expiration or earlier termination of this Lease for a period of three (3) years thereafter, subject to extension upon Notice from Landlord, provided that all storage and related expenses of maintaining records beyond such three-year period shall be at Landlord's sole cost and expense. In addition to the audit rights set forth in
Section 3.1.3(c) below, in the event Landlord, any Lending Institution, any Facility Mortgagee, or any potential purchaser of the Leased Property, or any of their respective representatives, desires to audit Tenant's financial records described in clauses (i) and (ii) above, Tenant shall, at Landlord's sole cost and expense, cooperate with such audit by making such records available at Tenant's corporate headquarters during normal business hours upon reasonable prior Notice.

                        (c) Landlord shall have fifty (50) days after the receipt of the Year End Percentage Rent Schedule to have an independent certified public accountant examine Tenant's records, during regular business hours upon reasonable prior Notice by Landlord, of Room Revenues, Food and Beverages Sales, and/or Other Income for the related Fiscal Year and all other relevant financial information. The acceptance by Landlord of each periodic payment of Percentage Rent shall not prejudice Landlord's right to proceed with such examination as described in the immediately preceding sentence. If Landlord raises no objections within such fifty (50)-day period, the Year End Percentage Rent Schedule shall be deemed to have been accepted by Landlord as true and correct, and Landlord shall have no further right to question its accuracy. Notwithstanding the foregoing, if the Owner (as defined in the Management Agreement) has less than sixty (60) days to review the annual operating statement under the Management Agreement, the fifty (50) day period set forth above shall be reduced to a number of days equal to (i) the number of days Owner has to review the annual operating statement under the Management Agreement, less (ii) five (5) days. If Landlord does raise such an objection, by Notice to Tenant, Landlord shall arrange for an independent certified public accountant to commence such examination within fifty (50) days after the date of such objection and shall cause such audit to be completed no later than one hundred eighty (180) days after Landlord's receipt of the Year End Percentage Rent Schedule. Landlord shall pay all costs and expenses of such audit; provided, however:

                (i) if such audit discloses that the amount of Percentage Rent was underreported by Tenant by five percent (5%) or more for such Fiscal Year, Tenant shall pay to Landlord, within fifteen (15) days of its receipt of Notice from Landlord, the cost of the audit, as Additional Charges, in addition to any deficiency in Percentage Rent that may be due to Landlord; or

                (ii) if the audit discloses that the amount of Percentage Rent either was not underreported or was underreported by Tenant by less than five percent (5%), Landlord shall be responsible for all costs associated with the audit and Tenant shall pay, within fifteen (15) days of its receipt of Notice from Landlord, any deficiency in Percentage Rent that may be due to Landlord; or

                (iii) if the audit discloses that the Percentage Rent was overreported by Tenant for the related Fiscal Year, Landlord shall be responsible for all costs associated with the audit, shall give Tenant Notice of such overreporting within fifteen (15) days of Landlord's receipt of audit results, and shall reimburse the amount of such overpayment to Tenant in cash along with delivery of such Notice to Tenant.

                (iv) The provisions of this Section 3.1.3(c) shall survive the expiration or the earlier termination of this Lease for a period of one (1) year thereafter.

        3.1.4   Annual Adjustments.

                Upon the commencement of each Fiscal Year during the Term beginning with the second Fiscal Year, each of the Minimum Rent, the Annual Room Revenues First Break Point, the Annual Food and Beverages Sales First Break Point, the Annual Other Income Break Point, the Annual Food and Beverages Sales Second Break Point and the Annual Room Revenues Second Break Point shall be increased by the amount of the applicable Annual Adjustment.

                In no event shall the Minimum Rent, the Annual Room Revenues First Break Point, Annual Food and Beverages Sales First Break Point, the Annual Room Revenues Second Break Point, the Annual Food and Beverages Sales Second Break Point, or the Annual Other Income Break Point be reduced as a result of the Annual Adjustment. The Annual Adjustment described above shall be effective on the first day of the new Fiscal Year. If Rent for the new Fiscal Year is paid prior to the determination of the amount of the Annual Adjustment, whether because of a delay in the publication of the Consumer Price Index or the Labor Index applicable for the Measurement Date or because of any other reason, payment adjustments for any shortfall in Rent paid shall be made with the first Minimum Rent and Percentage Rent payments due after the Annual Adjustment is determined.

                If (1) a significant change is made in the number or nature (or both) of items used in determining the Consumer Price Index or the Labor Index or (2) the Consumer Price Index or Labor Index shall be discontinued for any reason, the Bureau of Labor Statistics shall be requested to furnish a new index comparable to the Consumer Price Index or Labor Index, together with information that will make possible a conversion to the new index in computing the Annual Adjustment. If for any reason the Bureau of Labor Statistics does not furnish such an index and information, the parties will instead mutually select, accept and use such other indexes or comparable statistics on the cost of living and cost of labor in various United States cities that is computed and published by an agency of the United States or a responsible financial periodical of recognized authority.

        3.1.5   Additional Charges.

                In addition to the Minimum Rent and Percentage Rent payable hereunder, Tenant shall pay and discharge as and when due and payable the following (collectively, "Additional Charges"):

                (a)     Impositions. Subject to Article 8 relating to Permitted
                        -----------
Contests and the right of any Facility Mortgagee to require tax escrows as described in the last sentence of this paragraph of subsection (a), Tenant shall pay or cause to be paid all Impositions attributable to any period during the Term before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for nonpayment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto. Landlord, at its expense, shall, to the extent required or permitted by Legal Requirements, prepare and file all tax returns required to be filed by Landlord, including, without limitation, returns in respect of Landlord's net income, gross receipts, sales and use, single business, transaction, privilege, rent, ad valorem, franchise taxes, Real Estate Taxes and other Landlord Obligations, and taxes on its capital stock, and Tenant, at its expense, shall, to the extent required or permitted by Legal Requirements, prepare and file all tax returns and reports required to be filed by Tenant in respect of any Imposition as may be required by any Government Agency. Provided no monetary Default or Event of Default shall have occurred and be continuing, if any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant. Landlord and Tenant shall each, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event Government Agencies classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally be required to so file. Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where

Landlord is legally required to file personal property tax returns, Landlord shall provide Tenant with copies of assessment notices in sufficient time for Tenant to file a protest. All Impositions assessed against such personal property that comprises FF&E shall be (irrespective of whether Landlord or Tenant shall file the relevant return) paid by the party that owns the FF&E not later than the last date on which the same may be made without interest or penalty. All Impositions assessed against such personal property that comprises Tenant's Personal Property shall be (irrespective of whether Landlord or Tenant shall file the relevant return) paid by Tenant not later than the last date on which the same may be made without interest or penalty. If the provisions of any Facility Mortgage require deposits on account of Impositions to be made with the Facility Mortgagee, provided the Facility Mortgagee has not elected to waive such provision, Tenant shall either pay Landlord the monthly amounts required with respect to any such Impositions at the time and place that payments of Minimum Rent are required and Landlord shall transfer such amounts to the Facility Mortgagee or, pursuant to written direction by Landlord, Tenant shall make such deposits directly with the Facility Mortgagee, and such payment to Landlord or Facility Mortgagee shall be deemed to satisfy Tenant's obligation hereunder to pay the Impositions.

                Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge; provided, however, that Landlord's failure to give any such Notice shall in no way diminish Tenant's obligation hereunder to pay such Impositions, except that Landlord shall be responsible for any interest and/or penalties incurred by Tenant as a result of Landlord's failure to forward any invoices, assessment notices or other bills to Tenant and no Default or Event of Default shall be deemed to have occurred hereunder if Tenant's failure to pay timely any Impositions is due to Landlord's failure to give Tenant such Notice at least ten
(10) days before the amounts therein are due.

                Tenant shall give prompt Notice to Landlord of all taxes included in Landlord Obligations payable by Landlord hereunder of which Tenant at any time has knowledge; provided, however, that Tenant's failure to give any such Notice shall in no way diminish Landlord's obligation hereunder to pay such Landlord Obligations, except that Tenant shall be responsible for any interest and/or penalties incurred by Landlord as a result of Tenant's failure to forward any invoices, assessment notices or other bills to Landlord and no Landlord Default shall be deemed to have occurred hereunder if Landlord's failure to pay timely any taxes included in Landlord Obligations is due to Tenant's failure to give Landlord such Notice at least ten (10) days before the amounts therein are due.

                (b)     Utility Charges. Tenant shall pay or cause to be paid
                        ---------------
all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property.

                (c)     Insurance Premiums. Except as otherwise provided in
                        ------------------
Section 9.2, Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained by it pursuant to Article 9.

                (d)     Other Charges. Tenant shall pay or cause to be paid all
                        -------------
other amounts, liabilities and obligations that Tenant assumes or agrees to pay under this Lease, including, without limitation, all agreements to indemnify Landlord under Sections 4.3.3 and 9.8.

                (e)     [Intentionally Omitted.]

                (f)     Reimbursement for Additional Charges. If Tenant (as
                        ------------------------------------
opposed to Manager) pays or causes to be paid Additional Charges attributable to periods before the Commencement Date, Tenant shall provide Notice to Landlord of such amounts and, within fifteen (15) days thereafter, Landlord shall remit to Tenant the amount of such Additional Charges paid. If Tenant pays or causes to be paid Additional Charges attributable to periods after the end of the Term, Tenant may, within sixty (60) days after the end of the Term, provide Notice to Landlord of such amounts. Provided no uncured monetary Default or Event of Default then exists, Landlord shall reimburse Tenant for all payments of such Additional Charges that are attributable to any period after the expiration or earlier termination of the Term of this Lease within fifteen (15) days after its receipt of such Notice. Notwithstanding the foregoing, Tenant shall only be reimbursed to the extent such Additional Charges are not taken into account in the calculation and settlement of Working Capital accounts as set forth in
Section 4.5. In the event Manager pays for Additional Charges attributable to periods before the Commencement Date, Tenant shall receive a payment as set forth in Section 3.1.6(g) below. Tenant shall reimburse Landlord within fifteen
(15) days after receipt of Notice (which shall be given within sixty (60) days after the end of the Term) for any Additional Charges paid by Landlord attributable to periods during the Term for which Tenant received a credit in the settlement of Working Capital.

        3.1.6   Adjustments to/Abatements of Rent.

                (a)     FF&E Adjustment to Rent. Pursuant to the terms of
                        -----------------------
Schedule 22.2, Rent shall be reduced by the amount of the FF&E Adjustments then
-------------
in effect. In the event there is an FF&E Adjustment which commences on a day other than the first day of an Accounting Period in which such FF&E Adjustment occurs, Landlord shall reimburse Tenant in cash, within fifteen (15) days after such FF&E Adjustment, an amount equal to the amount by which Rent paid for the Accounting Period in which the FF&E Adjustment commenced exceeded the amount of Rent (as reduced by the FF&E Adjustment) owed for such Accounting Period. [Insert the following for Leases with an Initial FF&E Lease on the Commencement Date.] [For the initial five years of the term of this Lease, there shall be an FF&E Adjustment in effect of $_________ per Fiscal Year (which amount represents the product of (i) the agreed upon value of $__________ for the Excess FF&E covered by the Initial FF&E Lease, and (ii) an agreed upon Market Leasing Factor for such Excess FF&E of [36%] per annum.]

                (b)     Adjustments of Rent Following Owner-Funded Capital
                        --------------------------------------------------
Expenditures Under Management Agreement. Except as otherwise provided in Section
---------------------------------------
3.1.6(c) or (e), effective on the date of any "Owner"-funded Capital Expenditures (as the term "Owner" is defined in the Management Agreement) paid by Landlord (other than Capital Expenditures paid out of the FF&E Reserve), the Rent due for each Fiscal Year thereafter in which Room Revenues for such Fiscal Year exceed the Annual Room Revenues Second Break Point shall be increased by an amount equal to [2%] of the amount of such contributions or expenditures.

                (c)     Adjustment of Rent for Major Capital Expenditures. In
                        -------------------------------------------------
the event of either a reduction or increase in Gross Revenues or an adverse or beneficial impact on the Facility's operations, in either case resulting from any Major Capital Expenditure, Landlord and Tenant shall, in good faith, negotiate possible modifications to the Minimum Rent and Percentage Rent to determine an appropriate temporary or permanent adjustment of Rent and the effective date of such adjustment. If Landlord and Tenant are unable to agree that a reduction or increase in Gross Revenues or an adverse or beneficial impact on Facility operations, in either case resulting from any Major Capital Expenditure, has occurred, within thirty (30) days after the date of Notice from either party to the other that such event has occurred (accompanied by reasonably detailed computations and documentation to support such assertion), the matter may be submitted by either party to arbitration under Article 15 for resolution and for determination of the amount of the adjustment to Minimum Rent and Percentage Rent contemplated hereby. For purposes of any such arbitration, the arbitrator shall assume that, except with respect to the proposed rent adjustment relating to a Major Capital Expenditure, Landlord and Tenant regard the then-existing economic relationship between them as being fair and equitable and reflecting an arms-length transaction. Accordingly, the arbitrator shall not use such proposed rent adjustment as a basis for modifying in any material way the then-existing economic provisions and other material terms of the Lease, other than in respect of such proposed rent adjustment. The rent adjustment contemplated hereby shall reflect a fair market rent adjustment with respect to the reduction or increase in Gross Revenues or an adverse or beneficial impact on Facility operations, in either case resulting from any Major Capital Expenditure. Tenant shall continue to pay Minimum Rent and Percentage Rent as required under Sections 3.1.1 through 3.1.5 of this Lease until such time as any adjustments to Percentage Rent and/or Minimum Rent are agreed upon or determined as set forth above.

                (d)     Adjustment of Rent for Increases or Decreases in the
                        ----------------------------------------------------
FF&E Reserve Percentage. In the event that, in any Fiscal Year after Fiscal Year
-----------------------
1999, there is an increase or decrease, as the case may be, in the percentage of Gross Revenues from the Leased Property required to be deposited by Landlord in the FF&E Reserve (the "FF&E Reserve Percentage"), the Rent due for each Fiscal Year thereafter in which Room Revenues for such Fiscal Year exceed the Annual Room Revenues Second Break Point shall be increased (in the case of an increase in the FF&E Reserve Percentage) by an amount equal to the product of (i) the aggregate of the Room Revenues, the Food and Beverages Sales and the Other Income for such Fiscal Year times (ii) [19]% times (iii) the percentage point increase in the FF&E Reserve Percentage, or decreased (in the case of a decrease in the FF&E Reserve Percentage) by an amount equal to the product of (i) the aggregate of the Room Revenues, the Food and Beverages Sales and the Other Income for such Fiscal Year times (ii) [21]% times (iii) the percentage point decrease in the FF&E Reserve Percentage, in each case for the period during which the adjusted FF&E Reserve Percentage remains in effect.

                (e)     Adjustment of Rent for Landlord Funded Increase in FF&E
                        -------------------------------------------------------
Reserve. In the event that Landlord is required by Manager to fund an increase
-------
in the FF&E Reserve (other than by reason of an increase in the FF&E Reserve Percentage), the Rent due for each of the five full Fiscal Years following the Fiscal Year in which the funding of such increase occurred shall be increased, for each Fiscal Year during such five (5)-year period that the Room Revenues for such Fiscal Year exceed the Annual Room Revenues Second Break Point, by an amount equal to [4.75]% of the dollar amount increase in the FF&E Reserve resulting from such funding.

                (f)     Tenant Reimbursement for Landlord Obligations Paid by
                        -----------------------------------------------------
Manager or Tenant. Landlord shall reimburse Tenant in cash for the amount of any
-----------------
Landlord Obligations either (i) paid by Manager and deducted by Manager out of amounts owed to Tenant in accordance with the Management Agreement or (ii) paid by Tenant, such reimbursement to be paid within fifteen (15) days after receiving Notice thereof, provided no uncured monetary Default or Event of Default then exists.

        (g)     Tenant Reimbursement for Additional Charges Attributable to
                -----------------------------------------------------------
Periods prior to the Commencement Date and Paid by Manager. In the event Manager
----------------------------------------------------------
pays Additional Charges attributable to the period before the Commencement Date, and deducts the same from "Gross Revenues" (as defined in the Management Agreement) in accordance with the Management Agreement, and such Additional Charges were not taken into account in the calculation and settlement of Working Capital accounts as set forth in Section 4.5, such Additional Charges shall be the responsibility of Landlord, and Landlord shall remit to Tenant in cash within fifteen (15) days after receiving Notice thereof the amount of such Additional Charges paid, provided no uncured monetary Default or Event of Default then exists. In the event any item of Gross Revenues attributable to periods prior to the Commencement Date is not properly reflected in the initial calculation of Working Capital pursuant to Section 4.5, Tenant shall remit to Landlord in cash within fifteen (15) days after receiving Notice thereof the amount of such item not properly reflected.

        (h)     Abatement of Rent for Casualty. If and to the extent that any
                ------------------------------
Casualty results in a reduction of Gross Revenues as provided in Section 10.5, then Rent shall be abated to the extent provided in Section 10.5.

        (i)     Abatement of Rent for Partial Condemnation. In the event of a
                ------------------------------------------
partial Condemnation as described in Section 11.2 which does not result in a termination of this Lease by Landlord pursuant to Section 11.2, the Rent shall be abated in the manner and to the extent provided in Section 11.3.

   3.2   Late Payment of Rent.

        If any installment of (i) Minimum Rent, (ii) Percentage Rent, or (iii) Additional Charges (but only as to those Additional Charges that are payable directly to Landlord) shall not be paid on its due date, Tenant shall pay Landlord, on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Tenant pays any Additional Charges directly to Landlord or the Facility Mortgagee pursuant to any requirement of this Lease, Tenant shall be relieved of its obligation to pay such Additional Charges to the Entity to which they would otherwise be due.

                In the event of any failure by Tenant to pay any Additional Charges when due to any Entity other than Landlord, Tenant shall promptly pay and discharge, as Additional Charges, every fine, penalty, interest and cost that may be added by the Entity to which such Additional Charges are due (other than Landlord) for nonpayment or late payment of such items (subject to Landlord's obligation to pay or reimburse as provided in Section 3.1.5(a)).

        3.3     Net Lease.

                The Rent shall be absolutely net to Landlord so that this Lease shall yield to Landlord the full amount of the installments or amounts of Rent throughout the Term, subject to any other provisions of this Lease which expressly provide for adjustment or abatement of such Rent or expressly provide that certain Landlord Obligations and Capital Expenditures are to be paid and/or performed by Landlord; provided, that no adjustment to Rent under this Section shall have the effect of basing Rent, in whole or in part, on the income or profits of any Person.

        3.4     No Termination, Abatement, Etc.

                Except as otherwise specifically provided in this Lease, Tenant, to the maximum extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate this Lease, nor seek, nor be entitled to, any abatement, deduction, deferment or reduction of the Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to or destruction of the Leased Property or any portion thereof from whatever cause or any Condemnation; (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any portion thereof, or the interference with such use by any Person, except to the extent that a court of competent jurisdiction has issued a final, nonappealable order determining that Tenant was constructively evicted from the Leased Property; (c) any claim that Tenant may have against Landlord by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties (except for the Consent and Assignment); (d) any bankruptcy, insolvency, reorganization, composition, readjustment liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (e) any other cause whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law; provided, however, that the foregoing shall not apply or be construed to restrict any other rights Tenant may have as a result of any act or omission by Landlord constituting gross negligence or willful misconduct. Tenant hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law, to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable or other obligations to be performed by Tenant hereunder, except as otherwise specifically provided in this Lease and except to the extent that a court of competent jurisdiction has issued a final, nonappealable order determining that Tenant was constructively evicted from the Leased Property. The obligations of Tenant hereunder shall be separate and independent covenants and agreements, and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or this Lease shall be terminated. Notwithstanding anything set forth in this Lease to the contrary, in any instance where, after the occurrence of a Default or an Event of Default, this Lease expressly permits Landlord to retain funds which, but for the Default or Event of Default, would be payable to Tenant, Landlord shall refund such funds to Tenant to the extent the amount exceeds the amount estimated by Landlord in good faith to be necessary to compensate Landlord for any cost, loss, or damage incurred or reasonably expected to be incurred in connection with such Default or Event of Default.

        3.5     [Intentionally Omitted.]


                                    ARTICLE 4
                           USE OF THE LEASED PROPERTY

        4.1     Permitted Use.

                4.1.1   Primary Intended Use.

                        Tenant shall, at all times during the Term and at any other time that Tenant shall be in possession of any Leased Property, continuously use the Leased Property for the operation of a first class, full-service hotel and for such other uses as may be incidental or necessary thereto (such use being hereinafter referred to as the Leased Property's "Primary Intended Use"). Tenant covenants and agrees to use its best efforts to operate the Facility according to First Class Operating Standards (which, during any period when the Management Agreement is in effect, Tenant shall be deemed to have done so long as Tenant uses its best efforts to cause the Manager to operate the Facility in accordance with the terms of the Management Agreement) and, except as otherwise expressly provided herein, agrees to pay all costs related thereto. Tenant shall not use the Leased Property or any portion thereof for any use inconsistent with the Primary Intended Use without the prior written consent of Landlord. Tenant shall not take or omit to take any action, the taking or omission of which materially impairs the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use.

                4.1.2   Necessary Approvals.

                        Tenant shall proceed with all due diligence and exercise best efforts to obtain and maintain (or to cause Manager to procure and maintain) all Licenses necessary to use and operate, for its Primary Intended Use, the Leased Property and Facility located thereon under Legal Requirements and Landlord shall cooperate with respect to obtaining any such License, including joining in any application for Licenses to the extent required by Legal Requirements.

                4.1.3   Lawful Use, Etc.

                        Tenant shall not use, and shall use commercially reasonable efforts to prohibit third parties from using, the Leased Property or Tenant's Personal Property for any unlawful purpose. Tenant shall not commit, and shall use commercially reasonable efforts not to suffer to be committed, any waste on the Leased Property, or in the Facility, nor shall Tenant cause or permit any nuisance thereon or therein. Tenant shall not use, and shall use commercially reasonable efforts to prohibit third parties from using, the Leased Property or any portion thereof, including Tenant's Personal Property, in such a manner as (i) might reasonably tend to impair Landlord's (or Tenant's, as the case may be) title thereto or to any portion thereof or (ii) may reasonably make possible a claim or claims for adverse usage or adverse possession by the public, or of implied dedication of the Leased Property or any portion thereof. Tenant shall not use, and shall use commercially reasonable efforts to prohibit third parties from using, the Leased Property in any manner that will cause the cancellation of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy is available), nor shall Tenant sell or otherwise provide to guests or residents therein, and shall use commercially reasonable efforts to prohibit third parties from keeping, using or selling in or about the Leased Property, any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter's regulations.

        4.2     Compliance with Legal and Insurance Requirements, Etc.

                Subject to the provisions of the Management Agreement and
Article 8 hereof, and subject to compliance by Landlord with its obligations hereunder, Tenant, at its sole expense, shall (i) comply in all material respects with Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of the Leased Property, including Legal Requirements regarding labor relations with respect to Manager's employees as required pursuant to the Management Agreement, and (ii) procure, maintain and comply in all material respects with all appropriate licenses, permits, and other authorizations and agreements required for any use of the Leased Property and Tenant's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof. Landlord shall comply in all material respects with Legal Requirements pertaining to Landlord regarding labor relations with respect to Manager's employees.

        4.3     Environmental Matters.

                4.3.1   Restriction on Use, Etc.

                        Tenant shall not store, spill upon, dispose of or transfer to or from the Leased Property any Hazardous Materials, except that Tenant may store, transfer and dispose of Hazardous Materials in compliance with all Environmental Laws. Tenant shall use commercially reasonable efforts to cause Manager to maintain the Leased Property at all times free of any Hazardous Materials (except such Hazardous Materials as are maintained in compliance with all Environmental Laws). Tenant shall promptly (a) notify Landlord in writing of any material change in the nature or extent of Hazardous Materials at the Leased Property of which Tenant has notice or actual knowledge, (b) transmit to Landlord a copy of any Community Right to Know report which is required to be filed by Tenant with respect to the Leased Property pursuant to SARA Title III or any other Environmental Law, (c) transmit to Landlord copies of any demand letters, complaints or other documents initiating legal action, citations, orders, notices or other material communications asserting claims by private parties or government agencies with respect to Hazardous Materials received by Tenant or its agents or representatives (collectively, "Environmental Notice"), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or could give rise to a material violation of any Environmental Law and/or could give rise to any material cost, expense, loss or damage (an "Environmental Obligation"), (d) use commercially reasonable efforts to cause Manager to observe and comply with all Environmental Laws relating to the use, maintenance and disposal of Hazardous Materials and all orders or directives from any official, court or agency of competent jurisdiction relating to the use or maintenance thereof or requiring the removal, treatment, containment or other disposition thereof, and (e) subject to Section 4.3.2, pay or otherwise dispose of any fine, charge or imposition related thereto, unless Tenant shall contest the same in good faith and by appropriate proceedings and the right to use, and the value of, the Leased Property is not adversely affected thereby in any substantial manner.

                        If at any time Hazardous Materials are discovered in violation of Environmental Laws on the Leased Property, subject to Section 4.3.2 Tenant shall exercise commercially reasonable efforts to cause Manager to take all actions and incur any and all expenses (which actions and expenses shall be subject to Landlord's prior approval, not to be unreasonably withheld, conditioned or delayed except in Emergency Situations, in which case Landlord's prior approval shall not be required) as may be necessary or as may be required by any Government Agency (i) to clean up and remove from and about the Leased Property all Hazardous Materials thereon, (ii) to contain and prevent any further release or threat of release of Hazardous Materials on or about the Leased Property and (iii) to use good faith efforts to eliminate any further release or threat of release of Hazardous Materials on or about the Leased Property.

                4.3.2   Environmental Indemnification of Tenant by Landlord.

                        Landlord shall protect, indemnify and hold harmless Tenant, its Affiliates and their respective members, shareholders or other equity owners, directors, management committee, or similar persons, trustees, officers, and employees and any of their respective successors or assigns (hereafter the "Tenant Indemnitees," and when referred to singly, a "Tenant Indemnitee") for, from and against any and all debts, liens, claims, causes of action, administrative orders or notices, costs, fines, penalties or expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon, incurred by or asserted against any Tenant Indemnitee resulting from, either directly or indirectly, the presence during the Term in the Environment of the Leased Property or any properties surrounding the Leased Property of any Hazardous Materials (collectively, "Environmental Liabilities"), except to the extent that the same arise by reason of the negligence or willful misconduct of Tenant, any other Tenant Indemnitee, or their respective agents (including during the Term, the Manager). Landlord's duty herein includes, but is not limited to, indemnification for costs associated with personal injury or property damage claims as a result of the presence of Hazardous Materials in, upon or under the soil or ground water of the Leased Property in violation of any Environmental Law. Upon Notice from Tenant, Landlord shall undertake the defense, at Landlord's sole cost and expense, of any indemnification duties set forth herein, in which event Landlord shall not be responsible for any duplicative attorneys' fees incurred by any Tenant Indemnitee.

                        Landlord shall, upon demand, pay to Tenant any cost, expense, loss or damage (including, without limitation, reasonable attorneys' fees) incurred by Tenant in asserting any right under this Section 4.3.2, including, without limitation, any right of indemnity under this Section 4.3.2 or otherwise arising from a failure of Landlord strictly to observe and perform the foregoing requirements, which amounts shall bear interest from the date upon which demand is made therefor until paid by Landlord to Tenant at the Overdue Rate. Landlord agrees to waive any and all rights of contribution from Tenant which might arise under applicable law for any liability imposed upon Landlord pursuant to this Section 4.3.2.

                4.3.3   Environmental Indemnification of Landlord by Tenant.

                        Tenant shall protect, indemnify and hold harmless Landlord and each Facility Mortgagee, their Affiliates and their respective members, shareholders or other equity owners, directors, management committee, or similar persons, trustees, officers, and employees, and any of their respective successors or assigns (hereafter the "Landlord Indemnitees," and when referred to singly, a "Landlord Indemnitee") for, from and against any and all Environmental Liabilities to the extent that the same arise by reason of Tenant's, any other Tenant Indemnitee's, or their respective agents' (including the Manager's) gross negligence or willful misconduct. Upon Notice from Landlord, Tenant shall undertake the defense, at Tenant's sole cost and expense, of any indemnification duties set forth herein, in which event Tenant shall not be responsible for payment of any duplicative attorneys' fees incurred by any Landlord Indemnitee.

                        Tenant shall, upon demand, pay to Landlord, as an Additional Charge, any cost, expense, loss or damage (including, without limitation, reasonable attorneys' fees) incurred by Landlord in asserting any right under this Section 4.3.3, including, without limitation, any right of indemnity under this Section 4.3.3 or otherwise arising from a failure of Tenant strictly to observe and perform the foregoing requirements, which amounts shall bear interest from the date upon which demand is made therefor until paid by Tenant to Landlord at the Overdue Rate. The foregoing notwithstanding, with respect to Tenant's indemnification of Landlord for the acts or failure to act of Manager, Tenant shall only become obligated to pay any sums upon and to the extent of a final, non-appealable determination, in a judicial proceeding in which Manager is a party (or a binding written acknowledgment of Manager to such effect), that Manager is liable to Tenant for Environmental Liabilities in accordance with the terms of the Management Agreement.

                4.3.4   Survival.

                        The provisions of this Section 4.3 shall survive the expiration or sooner termination of this Lease.

        4.4     FF&E Reserve.

                Tenant shall cause Manager to establish and maintain a reserve account (the "FF&E Reserve") in accordance with the terms of the Management Agreement and to deposit into such account during each Fiscal Year monies for the account of Landlord (which amounts shall be funds of Landlord for all purposes and shall be reimbursed to Tenant in accordance with Section 3.1.6(f)) in the amount required to be maintained pursuant to the Management Agreement and in accordance with established custom of Manager prior to the Commencement Date. Landlord shall be responsible for the payment of all amounts required to be paid by "Owner" (as defined in the Management Agreement) pursuant to the Management Agreement to fund the FF&E Reserve, including, without limitation, any deficits therein, and for paying for all FF&E necessary for the continued operation of the Facility in accordance with First Class Operating Standards, subject to the provisions of Schedule 22.2. Tenant shall make no expenditure for replacement of
              -------------
FF&E in excess of the amounts in the FF&E Reserve without first obtaining the written approval of Landlord (unless Tenant makes such expenditures from its own funds without any right to reimbursement hereunder). In the event Tenant funds any amounts required to be funded by Landlord for FF&E pursuant hereto or by "Owner" pursuant to the Management Agreement which Landlord has approved, Tenant shall receive a reimbursement in accordance with Section 3.1.6(f) hereof. Any additions to or replacements of furniture, fixtures, and equipment located at the Leased Property shall become part of the FF&E which is owned by Landlord, subject to the limitations set forth in Schedule 22.2 hereof. Throughout the
                                        -------------
Term of this Lease, Tenant shall, at its sole cost and expense but subject to the terms hereof and of the Management Agreement, cause all of the items of FF&E to be in proper working order and in good condition (ordinary wear and tear excepted).

        4.5     Working Capital.

                Landlord hereby conveys, transfers, assigns, sells and delivers to Tenant, effective as of the Commencement Date, all Working Capital (as defined below) existing on the Commencement Date (the "Initial Working Capital") at a purchase price equal to the fair market value of such assets (which Landlord and Tenant agree is equal to the book value of such assets on the Commencement Date after taking into account any depreciation as of the Commencement Date). The term "Working Capital" shall mean (a) funds held for use in the day-to-day operation of the Facility's business, including, without limitation, amounts held in change or petty cash funds, deposits, operating bank accounts, pooled concentration or disbursement accounts and payroll accounts,
(b) prepaid expenses, (c) Inventories and Fixed Asset Supplies, (d) net receivables due from Manager, less (e) accounts payable, accrued payroll expenses and other accrued expenses and current liabilities related to the Facility. Except as provided in the next sentence, title to the Initial Working Capital so conveyed, transferred, assigned, sold and delivered by Landlord shall be free and clear of any Liens of any nature whatsoever created by Landlord or arising in respect of any obligation of Landlord or arising by reason of any act or omission of Landlord. Tenant hereby purchases and accepts delivery of the Initial Working Capital and accepts and assumes all obligations with respect thereto, effective as of the Commencement Date, and expressly acknowledges and agrees that (i) it is acquiring the Initial Working Capital subject to the Facility Mortgagee's first-priority lien, if any, on some or all of such Initial Working Capital, and shall acknowledge same in writing to the Facility Mortgagee and execute UCC-1 financing statements confirming same (at Landlord's expense) in accordance with the Facility Mortgagee Agreement, which financing statements shall be prepared and filed by Landlord at Landlord's sole cost and expense, and (ii) the Initial Working Capital shall remain subject to the provisions of the Management Agreement. The purchase price for the Initial Working Capital was paid by Tenant's execution and delivery to Landlord, as of the Commencement Date, of a Working Capital Note and Agreement in the form set forth on Exhibit E hereto (the "Working Capital Note"), in the principal amount of said purchase price. The Working Capital Note provides that such interest is payable from time to time at such time as each payment of Rent is due under Section 3.1.1, and the amount of interest paid under the Working Capital Note on any interest payment date also shall be credited against Rent payable on such date. The Working Capital Note further provides that the principal amount thereof will be payable in full, together with accrued and unpaid interest thereon, upon the expiration or earlier termination of this Lease for any reason (including, without limitation, a termination by the Facility Mortgagee in accordance with Section
20.2 hereof) as follows: Upon such expiration or termination, Tenant will transfer to Landlord, in payment of the principal amount of the Working Capital Note and accrued and unpaid interest thereon, title to all Working Capital then owned by Tenant (the "Final Working Capital"). To the extent that the fair market value of the Final Working Capital (which Landlord and Tenant agree shall be equal to the book value of such assets at such time after taking into account any depreciation as of such date) exceeds the principal amount of the Working Capital Note plus accrued and unpaid interest thereon, Landlord shall pay to Tenant an amount in cash equal to such excess; to the extent that such fair market value is less than the principal amount of the Working Capital Note plus accrued and unpaid interest thereon, Tenant shall pay to Landlord an amount in cash equal to such deficiency.

                In the event that this Lease is terminated by the Facility Mortgagee pursuant to the terms of Section 20.2 hereof, Tenant agrees that it shall transfer title to the Final Working Capital (and pay in cash any deficiency due to Landlord pursuant to the Working Capital Note) directly to the Facility Mortgagee or its designee and that it shall look only to Host O.P. for payment of the amount (if any) by which such payment exceeds the principal amount of the Working Capital Note, all in accordance with the terms of the Facility Mortgagee Agreement, and Host O.P. agrees to pay such amount.

                Landlord and Tenant agree that, following the sale of the Initial Working Capital, all Working Capital during the Term of this Lease shall be the property of Tenant (and not Landlord) for all purposes (subject, however, to the Liens hereinafter referred to in this paragraph), and neither Landlord nor Tenant shall at any time take a position (in its books and records or otherwise) or make an assertion inconsistent therewith. Tenant has granted Landlord a security interest in all such Working Capital pursuant to Section 7.2 hereof. Tenant acknowledges that Landlord has pledged and assigned to the Facility Mortgagee, as additional security for Landlord's obligations under the loan secured by the Facility Mortgage, (or will pledge and assign to a Facility Mortgagee, as additional security for Landlord's obligations under a loan to be secured by a Facility Mortgage), the Working Capital Note and Landlord's rights and interest in respect of this Lease, including all Landlord Liens with respect to any and all Tenant's Personal Property, including, without limitation, all Working Capital owned by Tenant during the Term of this Lease, securing Tenant's obligations hereunder.

                                    ARTICLE 5
                       MAINTENANCE AND REPAIRS; SURRENDER

        5.1     Maintenance and Repair.

                5.1.1   Tenant's Obligations.

                        Except as otherwise expressly provided in this Lease, and except for conditions caused by the gross negligence or willful misconduct of Landlord, its employees, agents or independent contractors (which terms shall not be deemed to include Manager with respect to actions or inactions of Manager during the Term of this Lease), Tenant shall, at its sole cost and expense, keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto (and Tenant's Personal Property) in good order and repair, ordinary wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Leased Property or Tenant's Personal Property, or any portion thereof), and shall promptly make all necessary and appropriate repairs and replacements thereto of every kind and nature (excluding Capital Expenditures), whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, necessary for the Primary Intended Use (concealed or otherwise). Notwithstanding anything set forth herein to the contrary, unless the need for compliance with this Section 5.1.1 is caused by Tenant's negligence or willful misconduct or that of its employees or agents (including Manager, but only to the extent that Tenant is obligated to indemnify Landlord and Landlord Indemnitees for Manager's acts or omissions pursuant to Section 4.3.3) and is not otherwise covered by insurance, Tenant shall not be responsible for any necessary repair of Existing Conditions relating to Hazardous Materials, including, without limitation, those set forth and described on Schedule 5.1.1 hereto, which are Landlord
                           --------------
Obligations. All repairs shall be made in a good, workmanlike and first-class manner, in accordance with all Legal Requirements. Tenant shall not take or omit to take any action, the taking or omission of which materially impairs the value or the usefulness of the Leased Property or any part thereof for the Primary Intended Use. Tenant's obligations under this Section 5.1.1 shall be limited, in the event of any Casualty or Condemnation involving the Leased Property, as set forth in Articles 10 and 11. Tenant's obligations under this Section 5.1.1 with respect to FF&E are subject to the provisions of Section 4.4 hereof. Tenant shall have the non-exclusive right to prosecute claims against Landlord's predecessors-in-interest (other than any Affiliates of Landlord), contractors, subcontractors and suppliers for breach of any representation or warranty or for any latent defects in the Leased Property, unless Landlord is already diligently pursuing such claims.

                5.1.2   Landlord Obligations.

                        (a) Landlord shall be obligated to pay the actual costs of any items that are classified as Capital Expenditures and are approved by Landlord as well as the actual costs of any necessary repairs (i) of Existing Conditions relating to Hazardous Materials or (ii) resulting from the gross negligence or willful misconduct of Landlord, its employees, agents or independent contractors (which terms shall not be deemed to include Manager with respect to acts or omissions of Manager during the Term of this Lease). Landlord shall not, however, except as expressly set forth herein or otherwise required under the Management Agreement or the Consent and Assignment (including, without limitation, as set forth in this Section 5.1.2 and in Sections 4.3.2, 4.4, 5.1.1, 9.9 and 21.3.3 and in Article 6 hereof), be required to build or rebuild any improvement on the Leased Property, or to make any repairs, replacements, alterations, restorations, or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, or to maintain the Leased Property in any way. Landlord shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic's lien laws now or hereafter existing.

                        (b) If, at any time or from time to time, the Management Agreement requires that funds be disbursed for repairs, maintenance, renovations or replacements at or to the Leased Property, or, pursuant to the terms of this Lease (including, without limitation, Section 4.4 hereof), Tenant is required to make any expenditures in connection with any repair, maintenance or renovation with respect to the Leased Property which constitute Landlord Obligations, and the amount of such disbursements or expenditures exceeds the amount on deposit in the FF&E Reserve, Tenant shall furnish Landlord with reasonable detail regarding the nature of the required repair, renovation or replacement, the estimated cost thereof and such other information with respect thereto as Landlord may reasonably require. Landlord shall, within ten (10) Business Days after such Notice, subject to and in accordance with the applicable provisions of Article 6, disburse such required funds to Tenant (or, if Tenant shall so elect, or if an Event of Default shall then exist hereunder, directly to Manager or any other Person performing the required work).

        5.2     Tenant's Personal Property.

                Tenant may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on the Facility any items of Tenant's Personal Property, and Tenant may, subject to Section 7.2 and the conditions set forth below, remove and replace the same at any time in the ordinary course of business. Tenant shall provide and maintain throughout the Term all such Tenant's Personal Property as shall be necessary in order to operate the Facility in compliance in all material respects with applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for such Primary Intended Use.

                Subject to Section 4.5 hereof, all Tenant's Personal Property (except that removed and replaced in the ordinary course of business as permitted above, but including supplies and inventory that are equivalent, on an aggregate basis, in amount and value similar to that reasonably established for use by the Facility in the immediately preceding Lease Year) shall remain at the Leased Property at the expiration or earlier termination of this Lease without the necessity of any payment by Landlord to Tenant and without any obligation to account therefor.

                If Tenant acquires an interest in any material item of Tenant's Personal Property (other than motor vehicles) on, or in connection with, the Leased Property that belongs to anyone other than Tenant, Tenant shall use its commercially reasonable efforts to require the agreement permitting such use to provide that Landlord or its designee may assume Tenant's rights under such agreement upon management or operation of the applicable Facility by Landlord or its designee.

        5.3     Surrender.

                (a)     Condition of Leased Property Upon Surrender. Upon the
                        -------------------------------------------
expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Leased Property to Landlord in the condition in which the Leased Property was on the Commencement Date, ordinary wear and tear excepted, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease, ordinary wear and tear excepted. Together therewith Tenant shall surrender to Landlord any and all records and documents related to the Leased Property and Tenant's Personal Property (but not, subject to Section 5.3(d) hereof, documents primarily related to Tenant's business operated therein).

                (b)     [Intentionally Omitted.]

                (c)     Membership Contracts. Upon expiration or earlier
                        --------------------
termination of this Lease, Tenant shall assign to Landlord any membership contracts relating to golf courses, spas or other facilities in which there are nonequity interests entered into by Tenant during the Term, and Landlord agrees to assume the obligations of Tenant under any such membership contracts arising from and after the date of expiration or earlier termination of this Lease.

                (d)     Transition Procedures. Tenant shall cooperate in good
                        ---------------------
faith to provide access and information to any prospective purchaser or tenant of the Leased Property that may acquire the Leased Property or lease it upon the expiration or earlier termination of the Term, provided that Landlord shall use its reasonable efforts to cause such prospective purchaser or tenant to enter into a confidentiality agreement with respect thereto reasonably acceptable to Tenant. Upon any expiration or earlier termination of the Term, Landlord and Tenant shall do the following and, in general, shall cooperate in good faith to effect an orderly transition of the management or lease of the Facility (and the provisions of this Section 5.3(d) shall survive the expiration or earlier termination of this Lease until they have been fully performed, up to a maximum period of one (1) year after such expiration or termination, and nothing contained herein shall limit Landlord's rights and remedies under this Lease if such termination occurs as the result of an Event of Default):

                        (i) Upon the expiration or earlier termination of the Term, Tenant shall use its commercially reasonable efforts
                (A) to transfer to Landlord or Landlord's designee all licenses, operating permits and other governmental authorizations and all contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Facility (collectively, "Licenses"), to the extent transferable or (B) if such transfer is prohibited by law or Landlord otherwise elects, to cooperate with Landlord or Landlord's designee in connection with the processing by Landlord or Landlord's designee of any applications for all Licenses; provided, in either case, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord's designee.

                        (ii) Tenant shall assign or cause to be assigned to Landlord or Landlord's designee simultaneously with the termination of this Lease, and the assignee shall assume, all leases, contracts, concession agreements and other agreements in effect with respect to the Facility then in Tenant's name; provided, however, that any leases of Excess FF&E shall be subject to the provisions of Schedule 22.2 hereof, and provided
                                             -------------
                further, that Landlord shall not be obligated to assume and may reject any such contracts or agreements requiring the "Owner's" approval under the Management Agreement which were entered into subsequent to the date hereof and were not previously approved or deemed approved by Landlord. In the event Landlord declines to assume or reject any such contracts, agreements and/or leases, the contracts, agreements and/or leases so rejected shall not be assigned or shall be deemed reassigned and shall remain the property and responsibility of Tenant. In no event shall Landlord (or its designee) have any liability under such contracts for obligations or liabilities accruing under such contracts after the Commencement Date and prior to the date of such assumption by such party.

                        (iii) To the extent that Landlord has not already received copies thereof, copies of all books and records (including computer records) for the Facility kept by (or available to) Tenant shall be promptly delivered or made available for inspection and copying to Landlord or Landlord's designee.

                        (iv) Subject to Section 4.5 hereof, Tenant shall be entitled to retain all cash, bank accounts and house banks, and to collect all Gross Revenues and accounts receivable accrued through the termination date of this Lease. Tenant shall be responsible for the payment of Rent, all operating expenses of the Facility as provided in this Lease and all other obligations of Tenant accrued under this Lease as of the termination date, and Landlord shall be responsible for all operating expenses of the Facility accruing after the termination date.

                        (v) So long as termination is not the result of an Event of Default, Landlord shall reimburse Tenant for its reasonable expenses in connection with any cooperation with a prospective purchaser or tenant hereunder.

        5.4     Encroachments, Restrictions, Etc.

                If any portion of the Facility shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, upon the request of Landlord (but only as to any encroachment, violation or impairment that is not a Permitted Lien) or of any Person affected by any such encroachment, violation or impairment, Tenant shall, at Tenant's sole cost and expense (except to the extent that the encroachment, violation or impairment existed prior to the Commencement Date or was the result of the act or omission of Landlord or its employees, agents (excluding Manager except for Manager's acts or omissions in respect of Landlord Obligations) or independent contractors), subject to its right to contest the existence of any encroachment, violation or impairment in accordance with the provisions of
Article 8, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant or (b), subject to Section 6.1, make such changes in the Facility and take such other actions as are reasonably practicable to remove such encroachment and to end such violation or impairment, including, if necessary, the alteration of the Facility and, in any event, take all such actions as may be necessary in order to enable the continued operation of the Facility for its Primary Intended Use substantially in the manner and to the extent the Facility was operated prior to the assertion of such violation, impairment or encroachment. Any such alteration shall be made in conformity with the applicable requirements of this Article 5. Tenant's obligations under this Section 5.4 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance.

        5.5     Landlord to Grant Easements, Etc.

                Landlord shall from time to time, at the request of Tenant and at Landlord's sole cost and expense, (a) grant easements and other rights in the nature of easements with respect to the Leased Property to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property and (f) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, release, dedications, transfers, petitions and amendments (to the extent of its interests in the Leased Property); provided, however, that Landlord shall have first determined, in its reasonable discretion, that such grant, release, dedication, transfer, petition or amendment is not detrimental to the operation of the Leased Property for its Primary Intended Use and is beneficial to the value of the Leased Property and is not in violation of the Management Agreement, any Superior Lease or any Superior Mortgage, and Landlord shall have received within five (5) Business Days of its request an Officer's Certificate confirming such determination, together with such additional information as Landlord may request. Landlord agrees to obtain Tenant's prior written approval, which shall not be unreasonably withheld, conditioned or delayed, as to any recorded covenants, conditions and restrictions which would affect the use or operation of the Leased Property as it is then being used or operated by Tenant in accordance with this Lease (it being agreed that the provisions of a Facility Mortgage or a ground lease shall not be deemed to constitute covenants, conditions and restrictions subject to this sentence).

                                    ARTICLE 6
                           CAPITAL EXPENDITURES, ETC.

        6.1     Capital Expenditures.

                It shall be Landlord's obligation (and a Retained Obligation) to approve and fund the cost of any Capital Expenditures, including, without limitation, any Capital Expenditures required under the Management Agreement, in accordance with the terms of the Management Agreement. Except as otherwise hereinafter provided, Tenant shall not construct or install Capital Expenditures on the Leased Property without obtaining Landlord's prior written consent. Landlord's approval of the Capital Portion of the Annual Budget shall constitute approval of the Capital Expenditures described therein. If Owner's consent is required under the Management Agreement with respect to any Capital Expenditure not covered in the Capital Portion of the Annual Budget, prior to commencing construction of any Capital Expenditure Tenant shall submit to Landlord, in writing, a proposal setting forth, in reasonable detail, any proposed Capital Expenditure and shall provide to Landlord such plans and specifications, permits, licenses, contracts and other information concerning the proposed Capital Expenditure as Landlord may reasonably request. Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such Capital Expenditure and the use or uses to which it will be put. Tenant shall not fund or otherwise finance the cost of any construction of any Capital Expenditure without the prior written consent of Landlord, which consent may be withheld by Landlord in Landlord's sole discretion (unless Landlord has declined to fund such Capital Expenditure, Manager has consented to such Capital Expenditure and Tenant's financing of such Capital Expenditure would not result in the imposition of a Lien on any portion of the Leased Property or the Capital Expenditure, in which event Landlord shall not unreasonably withhold its consent). Any Capital Expenditures funded or financed by Tenant shall, upon the expiration or sooner termination of this Lease, pass to and become the property of Landlord, free and clear of all encumbrances other than Permitted Liens. Notwithstanding the foregoing, Landlord's consent shall not be required in connection with any Capital Expenditures (i) with respect to which immediate action is required in order to comply with Legal Requirements or to prevent or remedy Emergency Situations or
(ii) not requiring the "Owner's" consent under the Management Agreement; it being the intention hereof that the consent requirements hereunder shall be consistent with the "Owner" consent requirements with respect to Capital Expenditures under the Management Agreement.

        6.2     [Intentionally Omitted.]

        6.3     Cooperation by Tenant.

                If Landlord shall, in Landlord's sole discretion, elect to finance any proposed Capital Expenditure, or if Landlord is otherwise required to do so pursuant to the terms of the Management Agreement and the Retained Obligations, Tenant shall provide Landlord with such information as Landlord may from time to time reasonably request.

         6.4    Alterations.

                Subject to the provisions of the Management Agreement, Tenant shall have the right, at Tenant's sole cost and expense, to make additions, modifications or improvements to the Leased Property which are not Capital Expenditures ("Alterations") and which have a total cost of completion of less than or equal to (a) $10,000, as to any individual Alteration, or (b) $50,000, as to all Alterations, in the aggregate, over a twelve-month period, from time to time as Tenant, in its discretion, may deem desirable for the Primary Intended Use, provided that any such Alteration will not materially alter the character or purpose or materially detract from the value, operating efficiency or revenue-producing capability of the Leased Property or adversely affect the ability of Tenant to comply with the provisions of this Lease, and, without limiting the foregoing, will not violate any Legal Requirement or Insurance Requirement applicable to the Leased Property. Any Alteration estimated to exceed the applicable limits set forth above shall be subject to Landlord's prior approval and the terms set forth in Section 6.1. All such Alterations shall, upon expiration or earlier termination of this Lease, pass to and become the property of Landlord, free and clear of all liens and encumbrances, other than Permitted Liens.

        6.5     Salvage.

                All materials which are scrapped or removed in connection with the making of either Capital Expenditures, Alterations, or repairs required by
Article 5 shall be the property of the party that paid for such work.

                                    ARTICLE 7
                                      LIENS

        7.1     Prohibition on Liens.

                Tenant shall not, directly or indirectly, create or allow to remain and shall promptly discharge, at its expense, any Lien on the Leased Property, Tenant's leasehold interest therein, any Tenant's Personal Property now or hereafter owned, any Excess FF&E owned by Tenant, any Excess FF&E Leasehold Interest, Working Capital, or the Rent, other than (a) Permitted Liens, (b) liens for Real Estate Taxes and other Landlord Obligations, (c) subleases permitted by Article 16, (d) liens for Impositions or for sums arising from the application of Legal Requirements so long as the same (i) are not yet delinquent or (ii) are being contested in accordance with Article 8, (e) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet delinquent or are for sums that are being contested in accordance with Article 8, (f) any Facility Mortgage or other liens which are the responsibility of Landlord pursuant to the provisions of Article 20, (g) liens first arising prior to the Commencement Date, and (h) Landlord Liens. Notwithstanding the foregoing, but subject to all other applicable terms and conditions of this Lease, including without limitation the provisions hereof regarding a Change in Control, a pledge of the ownership interests in TRS or Host O.P. to secure bona fide Indebtedness shall not be deemed a violation of this Section 7.1, provided that a subsequent foreclosure or other realization upon such pledge shall be subject to the Change in Control provisions of this Lease.

                All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Leased Property, or any part thereof, are hereby charged with notice that Liens are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished for Alterations or Capital Expenditures by Tenant or for any other purpose during the Term.

                Tenant hereby acknowledges and agrees that, at all times while a Facility Mortgage is in effect, all Excess FF&E acquired by Tenant, directly or indirectly, from Landlord or leased by Tenant in accordance with Schedule 22.2
                                                                 -------------
hereof shall be and remain subject to a first priority Lien in favor of the Facility Mortgagee. Tenant further acknowledges that Landlord has assigned and pledged (or may assign or pledge in the future) to the Facility Mortgagee, as additional security for Landlord's obligations under the loan secured by the Facility Mortgage, Landlord's rights and interests under the Landlord Liens with respect to any and all Tenant's Personal Property, Working Capital and Excess FF&E Leasehold Interest now owned or hereafter acquired by Tenant at any time while the Facility Mortgage remains in effect.

        7.2     Landlord Lien.

                In addition to any statutory landlord's lien and in order to secure (a) payment of the Rent and all other sums payable to Landlord hereunder by Tenant, (b) payment of the amounts owed under the Working Capital Note, (c) payment of any loss, cost or damage that Landlord may suffer by reason of Tenant's breach of this Lease, and (d) the performance of all of Tenant's other obligations hereunder and under the Working Capital Note, Tenant and Landlord, simultaneously with the execution of the Original Lease, entered into a Security Agreement (the "Security Agreement") whereby Tenant granted unto Landlord a security interest in, and an express contractual lien upon, which grant Tenant hereby reaffirms, as to (i) Tenant's Personal Property (other than Working Capital), and all proceeds therefrom (subject to any Permitted Liens), (ii) any Excess FF&E owned by Tenant, (iii) any Excess FF&E Leasehold Interest of Tenant, and (iv) any Working Capital of Tenant (collectively, together with any statutory lien rights, "Landlord Liens"). Tenant's Personal Property shall not be removed from the Leased Property by Tenant at any time when a Default (with respect to any monetary obligation of Tenant to Landlord hereunder and under the Working Capital Note) or an Event of Default has occurred and is continuing except as otherwise permitted pursuant to Section 5.2. In addition, Tenant granted unto Landlord at the time of the Original Lease and hereby reaffirms its grant of a security interest in those contracts described in Section 5.3(d)(ii) hereof.

                Upon Landlord's request, Tenant shall execute and deliver to Landlord financing statements in form sufficient to perfect the security interest of Landlord in (subject to the Facility Mortgagee's first-priority Lien thereon) (x) Tenant's Personal Property and the proceeds thereof, (y) the contracts described in Section 5.3(d)(ii) hereof, in accordance with the provisions of the applicable laws of the State, and (z) any and all Working Capital, Excess FF&E and Excess FF&E Leasehold Interests, in each case owned by Tenant from time to time during the Term of this Lease.

                                    ARTICLE 8
                               PERMITTED CONTESTS

                Tenant shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, Environmental Obligation, lien, attachment, levy, encumbrance, charge or claim (collectively, "Claims") as to the Leased Property, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending any obligation of Tenant provided for in this Lease to pay any Claims as finally determined, (b) such contest, or the maintenance of any Lien during such contest, shall not cause Landlord or Tenant to be in default under any mortgage, deed of trust or other agreement encumbering the Leased Property or any interest therein or result in a Lien attaching to the Leased Property unless Tenant shall within ten
(10) days thereafter, have such Lien released of record or deliver to Landlord a bond or other security reasonably satisfactory to Landlord, which shall be in form, amount, and issued by a surety reasonably satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such Lien and the foreclosure or attempted foreclosure thereof, (c) no part of the Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (d) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys' fees, incurred by Landlord in connection therewith or as a result thereof. Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord and for which Landlord has been fully reimbursed by Tenant. If Tenant shall fail (x) to pay any Claims when finally determined, (y) to provide reasonable security therefor, or (z) to prosecute any such contest diligently and in good faith, Landlord may, upon reasonable notice to Tenant (which notice may be oral and shall not be required if Landlord shall reasonably determine that the same is not practicable), pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Charges. Landlord agrees to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability or cost therefor (including, without limitation, for the payment of any costs or expenses in connection therewith).

                                    ARTICLE 9
                          INSURANCE AND INDEMNIFICATION

        9.1     General Insurance Requirements.

                At all times during the Term and at any other time Tenant shall be in possession of the Leased Property, the Leased Property shall be insured against the risks and in the amounts described below. This insurance shall be written by companies authorized to issue insurance in the State. The policies must name the party obtaining the policy as the insured and the other party, the Manager and any Facility Mortgagee(s) as additional named insureds and/or (in the case of any Facility Mortgagees) as loss payees. Losses shall be payable to Landlord or Tenant as provided in Article 10 of this Lease. Any loss adjustment for coverages insuring both parties shall require the written consent of Landlord and Tenant, each acting reasonably and in good faith. The policies on the Leased Property (including the Facility, Fixtures and FF&E owned by Landlord), and on Tenant's Personal Property, shall, subject to Section 9.1(k), satisfy the requirements of any ground lease, mortgage, security agreement or other financing lien affecting the Leased Property (provided, however, that any insurance coverage maintained with respect to the Leased Property by Manager or Landlord in accordance with the Management Agreement shall be deemed to satisfy such requirements so long as the Management Agreement is in effect) and at a minimum shall include:

        (a) "All Risk" property insurance, including insurance against loss or damage by fire, vandalism and malicious mischief, explosion of steamboilers, pressure vessels or other similar apparatus, now or hereafter installed in the Facility, extended coverage perils, earthquake (if available at commercially reasonable rates) and all physical loss perils insurance, including, but not limited to, sprinkler leakage, in an amount equal to one hundred percent (100%) of the then full Replacement Cost thereof (as defined in Section 9.2), with the usual extended coverage endorsements, including a Replacement Cost Endorsement and Builder's Risk Coverage during the continuance of any construction at the Leased Property;

        (b) Loss of rent insurance (on the "Special Form") in the minimum amount of one (1) year of Minimum Rent and Percentage Rent (based on the last twelve (12) months in which the Facility was operated for its Primary Intended
Use) for the benefit of Landlord, and business interruption insurance on the "Special Form" in the amount of one year of projected net profit of Tenant from the Facility (exclusive of collection costs and any operating expenses that are considered by the applicable insurance company to be non-continuing as a result of any Casualty), for the benefit of Tenant;

        (c) Flood (if the Facility is located in whole or in part within an area identified as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, or the Flood Disaster Protection Act of 1973, as amended (or any successor acts thereto)) and such other hazards and in such amounts as may be customary for comparable properties in the area, said coverage to be in an amount equal to the lesser of the full Replacement Cost of the Facility or the maximum amount available;

                (d) Comprehensive general liability insurance, including bodily injury, property damage, and innkeeper's liability (including broad form contractual liability, fire legal liability and completed operations coverage) having policy limits as to claims with respect to the Leased Property of at least One Million Dollars ($1,000,000) per occurrence, Two Million Dollars ($2,000,000) aggregate per location, provided that such limits shall be modified to conform to any required underlying statutory coverage, and Umbrella coverage shall be provided having limits of One Hundred Million Dollars ($100,000,000) per occurrence and in the aggregate, and attaching in excess of policy limits as to general liability, where applicable, and employer's liability coverage, covering each of the following: bodily injury, death, or property damage liability per occurrence, personal injury, general aggregate, products and completed operations, and "all risk legal liability" (including liquor law or "dram shop" liability, if liquor or alcoholic beverages are served on the Leased Property) with respect to Landlord and Tenant;

                (e) To the extent applicable at the Facility, comprehensive form automobile liability insurance for owned, non-owned and hired vehicles in the amount of $1,000,000;

                (f) Fidelity bonds or blanket crime policies with limits and deductibles as may be reasonably determined by Landlord, covering Tenant's employees in job classifications normally bonded under prudent hotel management practices in the United States or otherwise required by law;

                (g) To the extent applicable at the Facility, garagekeeper's legal liability insurance covering both comprehensive and collision-type losses with a limit of liability of $1,000,000 for any one occurrence;

                (h) Insurance coverage for claims by employees of Manager for wrongful termination, discrimination or sexual harassment;

                (i) Worker's compensation insurance coverage for all persons employed by Tenant on the Leased Property with statutory limits and otherwise with limits of and provisions in accordance with Legal Requirements, and employer's liability insurance having a limit of $500,000;

                (j) To the extent applicable at the Facility, safe deposit box legal liability insurance covering property or guests while in a safe deposit box on the Leased Property for which Tenant is legally responsible with a limit of not less than $100,000 in any one occurrence; and

                (k) Such additional insurance and endorsements (and/or increased amounts of insurance hereinabove required) as may be reasonably required, from time to time, by Landlord, any Facility Mortgagee or any rating agency, or any existing or future ground lessor, provided that any incremental cost incurred as a result of such additional coverage shall be borne by Landlord.

        9.2     Responsibility for Insurance.

                Tenant shall obtain or cause to be obtained the insurance and pay the premiums for the coverages described in Sections 9.1(d) through (j) and for that portion of the premium for the coverage described in Section 9.1(b) that is attributable to business interruption insurance, and Landlord shall obtain the insurance and pay the premiums for the coverages described in Sections 9.1(a) through (c) and (k) (excluding that portion of the premium for the coverage described in Section 9.1(b) that is attributable to business interruption insurance that is for the benefit of Tenant). The party responsible for the premium for any insurance coverage shall also be responsible for any and all deductibles and self-insured retentions in connection with such coverages. In the event that either party can obtain comparable insurance coverage required to be carried by the other party from comparable insurers and at a cost significantly less than that at which such other party can obtain such coverage, the parties shall cooperate in good faith to obtain such coverage at the lower cost and shall allocate the premiums therefor in accordance with the provisions of the first sentence of this Section 9.2.

                Notwithstanding anything in this Article 9 to the contrary, so long as the Management Agreement is in full force and effect and Manager is maintaining the insurance required thereunder, Landlord's and Tenant's obligations to maintain the insurance required under this Article 9 shall be deemed to have been met (provided, that the costs therefor shall be allocated between Landlord and Tenant in the manner contemplated by the first sentence of this Section 9.2).

        9.3     Replacement Cost.

                "Replacement Cost" as used herein, shall mean the actual replacement cost of the Leased Property requiring replacement from time to time, including an increased cost of construction endorsement, if available, and the cost of debris removal less exclusions provided in the standard form of fire insurance policy. In the event either party believes that the then full Replacement Cost has increased or decreased at any time during the Term, such party, at its own cost, shall have the right to have such full Replacement Cost redetermined by an independent accredited appraiser approved by the other, which approval shall not be unreasonably withheld or delayed. The party desiring to have the full Replacement Cost so redetermined shall forthwith, on receipt of such determination by such appraiser, give written notice thereof to the other. The determination of such appraiser shall be final and binding on the parties hereto, and Landlord shall forthwith conform the amount of the insurance carried to the amount so determined by the appraiser.

        9.4     Waiver of Subrogation.

                Landlord and Tenant agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in the State) with respect to any loss covered by insurance then being carried by Landlord or Tenant, respectively, the party carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom.

        9.5     Form Satisfactory, Etc.

                Subject to the second paragraph of Section 9.2, all insurance policies and endorsements required pursuant to this Article 9 shall be fully paid for, nonassessable and, except for umbrella and flood coverage, shall contain such provisions and expiration dates and be in such form and amounts and issued by insurance carriers authorized to do business in the State, having a general policy holder's rating of A/VI in Best's latest rating guide (or such other higher rating or such other customarily used rating agency as may be required by the Facility Mortgagee, provided that any additional expense associated with such higher ratings shall be borne by Landlord), and otherwise satisfactory to Landlord and Tenant. Without limiting the foregoing, such policies shall include only deductibles reasonably approved by Landlord. The party responsible for obtaining any policy shall deliver policies or certificates thereof to the other party prior to their effective date (and, with respect to any renewal policy, thirty (30) days prior to the expiration of the existing policy), and, in the event either party shall fail to effect such insurance as herein required, to pay the premiums therefor or to deliver such policies or certificates to the other party or the Facility Mortgagee at the times required, the other party shall have the right, but not the obligation, after ten (10) days' written notice to the responsible party, to acquire such insurance and pay the premiums therefor, which amounts shall be reimbursed by the responsible party, together with interest accrued thereon at the Overdue Rate from the date such payment is made until the date repaid. All such policies shall provide the non-responsible party (and the Facility Mortgagee and Manager, if required by the same) thirty (30) days' prior written notice of any material modification, expiration or cancellation of such policy.

        9.6     Blanket Policy.

                Notwithstanding anything to the contrary contained in this
Article 9, Tenant's and Landlord's obligations to maintain the insurance herein required may be brought within the coverage of a so-called blanket policy or policies of insurance, provided that, except as otherwise approved by the other party in writing, (a) the coverage thereby afforded will not be reduced or diminished from that which would exist under a separate policy meeting all other requirements of this Lease, and (b) the requirements of this Article 9 (including an appropriate allocation of the costs for such blanket policy between Landlord and Tenant in a manner consistent with the first sentence of
Section 9.2) are otherwise satisfied.

        9.7     No Separate Insurance.

                Neither Landlord nor Tenant shall take out separate insurance concurrent in form or contributing in the event of loss with that required by this Article 9, or increase the amount of any existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of such insurance are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under the insurance required to be carried pursuant to this Lease. In the event either shall take out any such separate insurance or increase any of the amounts of the then existing insurance, it shall give the other party prompt Notice thereof.

        9.8     General Indemnification of Landlord by Tenant.

                Except as otherwise provided in Sections 4.3.2, 5.1, 9.9, 14.1 and 21.3.3, and except for liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees) arising from Landlord's or any other Landlord Indemnitee's or their respective agents' (including Manager, but only with respect to Manager's acts or omissions with respect to Landlord Obligations) willful misconduct or gross negligence, Tenant shall protect, indemnify and hold harmless Landlord and each Landlord Indemnitee for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, and notwithstanding the existence of any insurance provided for herein, but subject to Section 9.4 hereof, and without regard to the policy limits of any such insurance, imposed upon or incurred by or asserted against Landlord or any Landlord Indemnitee by reason of:

                (i) liabilities arising after the Commencement Date and during the Term under any leases, contracts, concession agreements or other agreements either (A) entered into by Tenant or any Tenant Indemnitee, or their respective agents (including Manager, except with respect to Manager's acts or omissions with respect to Landlord Obligations), with respect to the Facility, or (B) assigned to Tenant pursuant to Section 2.2(a) (except liabilities arising out of agreements described in this clause (B) for any employee claims by employees of Manager for wrongful termination, discrimination or sexual harassment,

                (ii) the gross negligence or willful misconduct of Tenant or any other Tenant Indemnitee, or their respective agents (including Manager, except with respect to Manager's acts or omissions with respect to Landlord Obligations), including any such gross negligence or willful misconduct giving rise to any employee claims by employees of Manager for wrongful termination, discrimination or sexual harassment,

                (iii) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks or rights of way on or after the Commencement Date and during the Term, including, without limitation, any claims under liquor liability, "dram shop" or similar laws,

                (iv) any litigation, proceeding (other than Condemnation proceedings) or claim by governmental entities or other third parties to which Landlord or any Landlord Indemnitee is made a party or participant or which is otherwise asserted against Landlord or any Landlord Indemnitee, relating to the Leased Property or Tenant's Personal Property or any use, misuse, non-use, condition, management, maintenance, or repair thereof, the occurrence giving rise to which litigation, proceeding or claim occurs on or after the Commencement Date and during the Term,

                (v) any Impositions that are the obligations of Tenant to pay pursuant to the applicable provisions of this Lease, and

                (vi) any failure on the part of Tenant or anyone claiming under Tenant to perform or comply with any of the terms of this Lease.

                Tenant shall pay all amounts payable under this Section 9.8 within ten (10) days after demand therefor and, if not timely paid, such amounts shall bear interest at the Overdue Rate from the date of determination to the date of payment. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord and shall not be responsible for any duplicate attorneys' fees incurred by Landlord or may compromise or otherwise dispose of the same, with Landlord's prior written consent (which consent may not be unreasonably withheld or delayed). In the event Landlord shall unreasonably withhold or delay its consent, Tenant shall not be liable pursuant to this Section 9.8 for any incremental increase in costs or expenses resulting therefrom. The obligations of Tenant under this
Section 9.8 are in addition to the obligations set forth in Section 4.3.3 and
21.3.3 and shall survive the termination or expiration of this Lease.

                Nothing in this Section 9.8 is intended to limit Tenant's right to assert a claim or defense against Landlord based upon the obligations imposed upon Landlord pursuant to Sections 4.3, 5.1, 9.9, 14.1 and 21.3.3.

        9.9     General Indemnification of Tenant by Landlord.

                Except for liabilities arising from Tenant's or any other Tenant Indemnitee's, or their respective agents' (including Manager, except with respect to Manager's acts or omissions with respect to Landlord Obligations) willful misconduct or gross negligence, Landlord shall protect, indemnify and hold harmless Tenant and each Tenant Indemnitee for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, and notwithstanding the existence of any insurance provided for herein, but subject to Section 9.4 hereof, and without regard to the policy limits of any such insurance, imposed upon or incurred by or asserted against Tenant or any Tenant Indemnitee by reason of:

                (i) liabilities arising at any time under any leases, contracts, concession agreements or other agreements with respect to the Facility, except liabilities arising after the Commencement Date and during the Term under any leases, contracts, concession agreements or other agreements either (a) entered into during the Term by Tenant or any other Tenant Indemnitee, or their respective agents (including Manager, except with respect to Manager's acts or omissions with respect to Landlord Obligations) with respect to the Facility, or (b) assigned to Tenant pursuant to Section 2.2(a),

                (ii) the gross negligence or willful misconduct of Landlord or any other Landlord Indemnitee, or their respective agents (including Manager, but only with respect to Manager's acts or omissions with respect to Landlord Obligations),

                (iii) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks or rights of way prior to the Commencement Date or after expiration or earlier termination of the Term, including, without limitation any claims under liquor liability, "dram shop" or similar laws,

                (iv) any litigation, proceeding (other than Condemnation proceedings) or claim by governmental entities or other third parties to which Tenant or any Tenant Indemnitee is made a party or participant or which is otherwise asserted against Tenant or any Tenant Indemnitee, relating to the Leased Property or any use, misuse, non-use, condition, management, maintenance, or repair thereof, the occurrence giving rise to which litigation, proceeding or claim occurs prior to the Commencement Date or after the expiration or earlier termination of the Term,

                (v)     any Landlord Obligations, and

                (vi) any failure on the part of Landlord or anyone claiming under Landlord (including Manager, but only with respect to Manager's acts or omissions with respect to Landlord Obligations) to perform or comply with any of the terms of this Lease.

                Landlord shall pay all amounts payable under this Section 9.9 within ten (10) days after demand therefor and, if not timely paid, such amounts shall bear interest at the Overdue Rate from the date of determination to the date of payment. Landlord, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Tenant and shall not be responsible for any duplicate attorneys' fees incurred by Tenant, or may compromise or otherwise dispose of the same with Tenant's prior written consent (which consent may not be unreasonably withheld or delayed). In the event Tenant shall unreasonably withhold or delay its consent, Landlord shall not be liable pursuant to this Section 9.9 for any incremental increase in costs or expenses resulting therefrom. The obligations of Landlord under this Section 9.9 are in addition to the obligations set forth in Section 4.3.2 and 21.3.3 and shall survive the termination of this Lease.

                Nothing in this Section 9.9 is intended to limit Landlord's right to assert a claim or defense against Tenant based upon the obligations imposed upon Tenant pursuant to Sections 4.3, 5.1, 9.8 and 21.3.3.

        9.10    Independent Contractor.

                Except as otherwise approved by Landlord in writing, Tenant shall cause any person or company entering upon the Leased Property to provide any installation, construction or repair (each a "Contractor"), which (x) constitutes a Capital Expenditure or (y) has an anticipated cost in excess of $100,000 to (a) have in full force and effect Contractor's Liability Coverage (hereafter defined) effective throughout the period said Contractor is upon the Leased Property and for one year thereafter and (b) deliver within five (5) Business Days of Landlord's request a certificate ("Contractor's Insurance Certificate") evidencing compliance with subpart (a) to Tenant prior to the Contractor's first entry upon the Leased Property. As used herein, the term "Contractor's Liability Coverage" means a comprehensive general liability insurance policy meeting the requirements of this Article 9 (as if required to be provided by Tenant) except the minimum policy limit shall be $1,000,000 per occurrence and $3,000,000 in the aggregate.

Within thirty (30) days after delivery of Landlord's written request, Tenant shall deliver copies of all Contractor's Insurance Certificates to Landlord.

                                   ARTICLE 10
                                    CASUALTY

        10.1    Insurance Proceeds.

                All proceeds of the insurance contemplated by Section 9.1(a)-(c) payable by reason of any loss, damage or destruction to the Leased Property, or any portion thereof ("Casualty"), and insured under any policy of property or casualty insurance required by Article 9 (other than proceeds of business interruption insurance and any insurance proceeds paid with respect to Tenant's Personal Property, which shall be paid to Tenant) shall be paid directly to Landlord, and paid out by Landlord from time to time for the reasonable costs of reconstruction or repair of the Leased Property necessitated by such Casualty, if and to the extent required by the provisions of Section 10.2; provided, however, that so long as no Event of Default shall have occurred and be continuing, all such proceeds less than or equal to $1,000,000 shall be paid directly to Tenant and applied to the reasonable costs of restoration and repair of the Leased Property necessitated by such Casualty, and such losses may be adjusted without Landlord's consent. Any excess proceeds of insurance remaining after the completion of the restoration shall be paid to Landlord. All salvage resulting from any risk covered by insurance shall belong to Landlord, except for any amount thereof paid with respect to Tenant's Personal Property. If Landlord is not required and elects not to repair and restore as permitted under this Lease, and this Lease is terminated pursuant to Section 10.2, all such insurance proceeds shall be retained by Landlord, except for any amount thereof paid with respect to Tenant's Personal Property and any amount attributable to business interruption insurance.

        10.2    Reconstruction in the Event of Casualty.

                10.2.1  Facility Rendered Unsuitable for Its Primary Intended
                        Use.

                        If during the Term the Leased Property is totally or partially destroyed by a Casualty and the Facility is thereby rendered Unsuitable for Its Primary Intended Use, as reasonably determined by Landlord, this Lease shall terminate as of the date of the Casualty and neither Landlord nor Tenant shall have any further liability hereunder except for any liabilities which have arisen or occurred prior to such termination, and those which expressly survive termination of this Lease, and Landlord shall be entitled to retain all Casualty insurance proceeds (except for any amount thereof paid with respect to Tenant's Personal Property and any amount attributable to business interruption insurance).

                10.2.2 Facility Not Rendered Unsuitable for Its Primary Intended Use.

                        If during the Term the Leased Property is totally or partially destroyed by a Casualty, but the Facility is not thereby rendered Unsuitable for Its Primary Intended Use, as reasonably determined by Landlord, Landlord or, at Landlord's election, Tenant shall, subject to Section 10.2.3, promptly restore the Facility as provided in Section 10.2.4. Except as provided in Section 10.2.3, such damage or destruction shall not terminate this Lease.

                10.2.3  Deficiency in Insurance Proceeds.

                        If the cost of the repair or restoration exceeds the amount of proceeds received by Landlord from the insurance required under
Article 9 and Tenant is obligated to restore pursuant to Section 10.2.2 hereof, Landlord agrees, subject to this Section 10.2.3, to contribute any excess amounts needed to restore the Facility prior to requiring Tenant to commence such work. Such difference shall be made available by Landlord, together with any insurance proceeds, for application to the cost of repair and restoration in accordance with the provisions of Section 10.2.4. In the event the sum of (a) the insurance proceeds released to Landlord, and (b) that portion of the deductible, if any, which is greater than five percent (5%) of the cost of the repair, is equal to at least ninety-five percent (95%) of the cost of the repair or restoration, Landlord shall fund the deficiency. In the event the sum of (y) the insurance proceeds, and (z) that portion of the deductible, if any, which is greater than five percent (5%) of the cost of the repair, is less than ninety-five percent (95%) of the cost of the repair or restoration, Landlord shall fund such deficiency in its sole discretion; provided, however, that in the event Landlord does not agree to make such deficiency available for restoration, either Landlord or Tenant may terminate this Lease by written notice to the other, whereupon this Lease shall terminate as provided in Section
10.2.1 and Landlord shall pay to Tenant a termination fee equal to Tenant's Operating Profit for the immediately preceding Fiscal Year.

                10.2.4  Disbursement of Proceeds.

                        In the event Tenant is required to restore the Leased Property pursuant to Section 10.2.2, Tenant shall (or shall direct Manager to) commence promptly and continue diligently to perform the repair and restoration of the Leased Property, so as to restore the Leased Property in compliance with all Legal Requirements to substantially the same condition, to the extent reasonably practicable, as existed immediately before the damage or destruction and otherwise in accordance with this Lease. Landlord shall advance the insurance proceeds and, subject to the terms hereof, any additional amounts payable by Landlord pursuant to Section 10.2.3 to Tenant regularly during the repair and restoration period so as to permit payment for the cost of any such restoration and repair. Any such advances shall be made not more frequently than monthly within ten (10) Business Days after Tenant submits to Landlord a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Landlord). Landlord may, at its option, condition advancement of said insurance proceeds and other amounts on (i) the absence of any uncured Event of Default, (ii) its approval of plans and specifications of an architect reasonably satisfactory to Landlord (which approval shall not be unreasonably withheld or delayed), (iii) general contractor's estimates, (iv) architect's certificates, (v) unconditional lien waivers of general contractors (if available), (vi) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, and (vii) such other certificates as Landlord may, from time to time, reasonably require.

                        Landlord's obligation to disburse insurance proceeds under this Article 10 shall be subject to the release of such proceeds by any Facility Mortgagee to Landlord, and Tenant's obligation to restore the Leased Property pursuant to this Article 10 shall be subject to the release of available insurance proceeds by any Facility Mortgagee to Landlord or directly to Tenant or Manager and, in the event such proceeds are insufficient, Landlord electing to make such deficiency available therefor (and disbursement of such deficiency); provided, however, that Landlord and Tenant shall each have the same termination rights in the event of any Facility Mortgagee's failure or refusal to disburse insurance proceeds as they have with respect to Landlord's failure to disburse any deficiency in insurance proceeds, as provided in Section 10.2.3.

        10.3 Reconstruction in the Event of Damage or Destruction Not Covered by Insurance.

                If during the Term the Facility is totally or materially damaged or destroyed by a risk not covered by the insurance described in Article 9, or if the proceeds of such insurance are not available to Landlord for restoration of the Facility, whether or not in either event such damage or destruction renders the Facility Unsuitable for Its Primary Intended Use, Landlord at its option shall either, (a) direct Tenant to restore the Facility at Landlord's sole cost and expense to substantially the same condition it was in immediately before such damage or destruction, in which case such damage or destruction shall not terminate this Lease, or (b) terminate this Lease and neither Landlord nor Tenant shall have any further liability thereunder, except for any liabilities which have arisen or occurred prior to such termination and those which expressly survive termination of this Lease.

        10.4    Tenant's Property and Business Interruption Insurance.

                All insurance proceeds payable by reason of any loss of or damage to any of Tenant's Personal Property and the business interruption insurance maintained for the benefit of Tenant shall be paid to Tenant.

        10.5    Abatement of Rent.

                Any damage or destruction due to Casualty notwithstanding, this Lease shall remain in full force and effect (except as otherwise expressly provided in this Article 10) and Tenant's obligation to pay Rent required by this Lease shall remain unabated by any Casualty which does not result in a reduction of Gross Revenues. If and to the extent that any Casualty results in a reduction of Gross Revenues (including proceeds of any business interruption insurance actually received by Tenant or that would have been received by Tenant if Tenant were in full compliance with the insurance requirements of Article 9) which would otherwise be realizable from the operation of the Facility, then Landlord shall receive all loss of rental income insurance and Tenant shall have no obligation to pay Rent with respect to any Accounting Period during the continuation of such Casualty in excess of the greater of (i) one-thirteenth (or one-twelfth, if Accounting Periods are then the same as calendar months) of the aggregate amount of Rent (excluding Additional Charges) paid to Landlord with respect to the last full Fiscal Year prior to such Casualty or (ii) the amount of Rent calculated with respect to such Accounting Period under Section 3.1.1 without regard to clause (A)(i) of such Section (which relates to Minimum Rent); provided, however, that if such damage or destruction was caused by Tenant's gross negligence or willful misconduct, Tenant shall remain liable for the amount of Rent which would have been payable hereunder at a rate equal to the average Rent during the last three (3) preceding Lease Years (or if three (3) Lease Years shall not have elapsed, the average during the preceding Lease Years), as if such Casualty had not occurred.

                                   ARTICLE 11
                                  CONDEMNATION

        11.1    Total Condemnation, Etc.

                If either (i) the whole of the Leased Property shall be taken by Condemnation or (ii) a Condemnation of less than the whole of the Leased Property renders the Leased Property Unsuitable for Its Primary Intended Use, as reasonably determined by Landlord, this Lease shall terminate as of the day of the Condemnation, and Tenant and Landlord shall seek the Award for their respective interests in the Leased Property as provided in Section 11.4.

        11.2    Partial Condemnation.

                In the event of a Condemnation of less than the whole of the Leased Property such that the Leased Property is still suitable for its Primary Intended Use, as reasonably determined by Landlord, Tenant shall, to the extent that the Award and additional amounts disbursed by Landlord are sufficient therefor, commence promptly and continue diligently to restore the untaken portion of the Facility so that the Facility shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Facility existing immediately prior to such Condemnation, in full compliance with all Legal Requirements. Subject to the terms hereof, Landlord shall contribute to the cost of restoration that part of the Award necessary to complete such repair or restoration, together with severance and other damages awarded for the taken portion of the Facility (provided, however, that the amount of such contribution shall not exceed such cost), and such amounts shall be advanced to Tenant regularly during the restoration period so as to permit payment for the cost of such repair or restoration. Landlord may, at its option, condition advancement of such Award and other amounts on (i) the absence of any continuing Event of Default, (ii) its approval of plans and specifications of an architect reasonably satisfactory to Landlord (which approval shall not be unreasonably withheld or delayed),
(iii) general contractors' estimates, (iv) architect's certificates, (v) unconditional lien waivers of general contractors (if available), (vi) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required and (vii) such other certificates as Landlord may, from time to time, reasonably require. Landlord's obligation under this Section 11.2 to disburse the Award and such other amounts shall be subject to (x) the collection of the Award by Landlord and (y) the satisfaction of any applicable requirements of the Facility Mortgage, and the release of such Award by the Facility Mortgagee. Tenant's obligation to restore the Leased Property shall be subject to the release of the Award and any additional funds to be disbursed by Landlord pursuant hereto required for restoration. Subject to Section 21.3.3, if Landlord has received the Award, but elects not to make the Award available to Tenant for restoration, then Tenant shall have the right to terminate this Lease and Landlord shall pay to Tenant a termination fee equal to the amount of Tenant's Operating Profit for the immediately preceding Fiscal Year. Subject to Section 21.3.3, if Landlord has not received the Award, or the Award is insufficient to restore the untaken portion of the Facility as provided above, then Landlord, in its sole discretion, shall have the right to terminate this Lease and neither Landlord nor Tenant shall have any further liability hereunder, except for any liabilities which have arisen or occurred prior to such termination and those which expressly survive termination of this Lease, and Landlord shall be entitled to retain the entire Award; provided that Tenant shall be permitted to seek a separate award for the value of Tenant's Personal Property that was taken in such Condemnation.

        11.3    Abatement of Rent.

                In the event of a partial Condemnation as described in Section
11.2 which does not result in a termination of this Lease by Landlord, the Rent shall be abated in the manner and to the extent that is fair, just, and equitable to both Tenant and Landlord, taking into consideration, among other relevant factors, the number of usable rooms, the amount of square footage, or the effect upon revenues of such partial Condemnation. If Landlord and Tenant are unable to agree upon the amount of such abatement within thirty (30) days after such partial Condemnation, the matter shall be submitted to appraisal as provided for in Article 19 hereof.

        11.4    Allocation of Award.

                Except as provided in the second sentence of this Section 11.4, the total Award shall be solely the property of and payable to Landlord. Any portion of the Award made for the taking of Tenant's leasehold interest in the Leased Property (valued without regard to any right of termination in Landlord that otherwise exists under this Article 11), loss of business during the remainder of the Term (determined without regard to any provision for termination that might otherwise arise under this Article 11), the taking of Tenant's Personal Property or Tenant's removal and relocation expenses shall be the sole property of and payable to Tenant (subject to the provisions of Section 11.2). Subject to the rights of the Manager under the Management Agreement and the rights of any Facility Mortgagee under a Facility Mortgage, in any Condemnation proceedings, Landlord and Tenant shall each seek its own Award in conformity herewith, at its own expense.

                                   ARTICLE 12
                            TENANT DEFAULTS; REMEDIES

        12.1    Event of Default.

                The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                (a) Tenant fails (i) to make any payment of the Minimum Rent or Percentage Rent payable hereunder when due and such failure continues for a period of ten (10) days after the date due, or (ii) subject to the right to contest same pursuant to Article 8 hereof, to make any required payments of Additional Charges within ten (10) days following Notice from Landlord that such payment is due and owing and unpaid.

                (b) Tenant fails to maintain the insurance coverages that it is required to maintain under Article 9.

                (c) Except as otherwise expressly provided herein, Tenant defaults in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clauses (a) and (b) above), and, in either case, such default continues for a period of thirty (30) days after Notice thereof from Landlord to Tenant; provided, however, that if such default is curable but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure such default within thirty (30) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed one hundred twenty (120) days in the aggregate, subject to Unavoidable Delay) as may be necessary to cure such default, provided further that the cure rights shall not apply to any breach of a Tenant covenant under Section 22.1, 22.3, 22.4, or 22.5.

                (d) Any obligation of Tenant in respect of any Indebtedness (other than Tenant's obligations under any Excess FF&E Lease that constitutes Indebtedness) in a principal amount in excess of ($1,000,000) for money borrowed or for the deferred purchase price of any material property or services, is declared to be, or as a result of acceleration becomes, due and payable prior to the stated maturity thereof.

                (e) There occurs a final unappealable determination by applicable federal or State authorities of the revocation or limitation of any material license (including, but not limited to, any gaming license), permit, certification, or approval required for the material lawful operation of the Facility in accordance with its Primary Intended Use or the loss or limitation of any material license (including but not limited to any gaming license), permit, certification, or approval under any other circumstances under which Tenant is required to cease its operation of the Facility in accordance with its Primary Intended Use at the time of such loss or limitation, which revocation, limitation or loss is not caused by actions of Landlord or its Affiliates or which is not beyond the reasonable control of Tenant.

                (f) Tenant is generally not paying its debts as they become due, or Tenant makes a general assignment for the benefit of creditors.

                (g) Any petition is filed by or against Tenant under the Federal bankruptcy laws, or any other proceeding is instituted by or against Tenant seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or for any substantial part of the property of Tenant, and, in the case of any involuntary petition filed or proceeding instituted against Tenant only, such proceeding is not dismissed within sixty (60) days after institution thereof, or Tenant takes any action to authorize or effect any of the actions set forth above in this paragraph.

                (h) Tenant causes or institutes any proceeding for its dissolution or termination.

                (i) Tenant ceases operation of the Leased Property for its Primary Intended Use for a period in excess of thirty (30) consecutive days, except as a result of a Casualty, other Emergency Situations, the matters set forth in Section 23.17 or partial or complete Condemnation of or to the Facility or of or to the immediate surroundings so as to prohibit reasonable access by patrons to the Facility.

                (j) The estate or interest of Tenant in the Leased Property or any part thereof is levied upon or attached in any proceeding and the same is not vacated or discharged within the later of (i) one hundred and twenty (120) days after commencement thereof, unless the amount in dispute is less than $250,000, in which case Tenant shall give Notice to Landlord of the dispute but Tenant may defend in any suitable way and (ii) thirty (30) days after receipt by Tenant of Notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article 8).

                (k)     Any Change in Control occurs.

                (l) Tenant or TRS defaults under the terms of any of the Related Agreements beyond the expiration of any applicable notice and cure periods.

                (m)     [Intentionally Omitted.]

                (n)     [Intentionally Omitted.]

                In any such event, Landlord, in addition to all other remedies available to it, may terminate this Lease by giving Notice thereof to Tenant, and upon the expiration of the time, if any, fixed in such Notice, this Lease shall terminate and all rights of Tenant under this Lease shall cease. Subject to Section 23.11, Landlord shall have, and may exercise in its sole and absolute discretion, all, or none of the, rights and remedies available at law and in equity to Landlord as a result of Tenant's breach of this Lease; provided, however, that notwithstanding anything set forth herein to the contrary, (A) Landlord's sole remedy for an Event of Default under Section 12.1(k) shall be to terminate this Lease, and (B) Landlord's actual damages in the event of a breach by Tenant of any of its obligations pursuant to Article 22 and a resulting loss of REIT status by Host REIT shall include, without limitation, amounts equal to income taxes paid by Host REIT and (without duplication) loss of value of Host REIT, both to the extent attributable to the loss of REIT status; provided that any termination as a result of an Event of Default under Section 12.1(k) shall occur no later than 450 days after the applicable Change in Control (or such shorter period as may be expressly provided in the Management Agreement or Consent and Assignment) and upon not less than 30 days' Notice to Tenant. If Landlord terminates this Lease because of an Event of Default under Section 12.1(k) above, and the Change in Control does not involve an Adverse Party, then

Landlord shall pay to Tenant a termination fee equal to Tenant's Operating Profit for the immediately preceding Fiscal Year.

                Upon the occurrence of an Event of Default, Landlord may, in addition to any other remedies provided herein, enter upon the Leased Property and take possession thereof, and either (i) retain any and all of Tenant's Personal Property on the Leased Property, without liability for trespass or conversion (Tenant hereby waiving any right to Notice or hearing prior to such taking of possession by Landlord) or (ii) sell the same at public or private sale, after giving Tenant reasonable Notice of the time and place of any public or private sale, at which sale Tenant or its assigns may purchase all or any portion of Tenant's Personal Property. Unless otherwise provided by law and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable Notice shall be met if such Notice is given at least ten (10) Business Days before the date of sale. The proceeds from any such disposition, less all expenses incurred in connection with the taking of possession, holding and selling of such property (including reasonable attorneys' fees) shall belong to Landlord and shall be applied as a credit against the indebtedness which is secured by the security interest granted in
Section 7.2. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall pay any deficiency to Landlord, as Additional Charges, upon demand.

                The foregoing provisions hereof notwithstanding, Landlord shall have no right to assert any remedy hereunder in respect of an Event of Default, and an Event of Default shall be deemed to no longer exist, if Tenant cures an Event of Default (A) under Section 12.1(a) prior to the earlier of (x) the commencement by Landlord of the exercise of any remedy under this Lease by Landlord or (y) Landlord's Notice to Tenant stating that an Event of Default exists and further stating Landlord's intention to assert one or more remedies hereunder, and (B) under any of Section 12.1(b)-(l), prior to the commencement by Landlord of the exercise of any remedy under this Lease by Landlord.

        12.2    Remedies.

                None of (a) the termination of this Lease pursuant to Section 12.1, (b) the repossession of the Leased Property, (c) the failure of Landlord to re-let the Leased Property, or (d) the reletting of the Leased Property, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or re-letting. In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Leased Property through and including the date of such termination. Thereafter, Tenant, until the earlier of what would have been the end of the Term of this Lease in the absence of such termination, or the date on which Tenant pays Landlord the liquidated final damages described in the next paragraph of this Section 12.2, and whether or not the Leased Property or any portion thereof shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent and other charges which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any re-letting or other operation by or on behalf of Landlord of the Leased Property, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if this Lease had not been so terminated.

                At any time after such termination, at Landlord's election, whether or not Landlord shall have previously collected any such current damages, as liquidated final damages beyond the date of such termination, Tenant shall pay to Landlord an amount equal to the present value (discounted at a rate of twelve percent (12%) per annum) of the excess, if any, of the Rent and other charges which would be payable hereunder from the date of such termination (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Impositions would be the same as payments required for the immediately preceding twelve calendar months) for what would be the then unexpired Term of this Lease if the same remained in effect, over the Fair Market Rental for the same period. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

                Percentage Rent for the purposes of this Section 12.2 shall be a sum equal to (i) the average of the annual amounts of Percentage Rent for the three (3) Fiscal Years immediately preceding the Fiscal Year in which the termination, re-entry or repossession takes place, or (ii) if three (3) Fiscal Years shall not have elapsed, the Percentage Rent during the preceding Fiscal Year during which this Lease was in effect.

                In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may, subject to the rights of Manager under the Management Agreement, (a) relet the Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord's option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same, and (b) make such reasonable alterations, repairs and decorations in the Leased Property or any portion thereof as Landlord, in its sole and absolute discretion, considers advisable and necessary for the purpose of reletting the Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Subject to the last sentence of this paragraph, Landlord shall in no event be liable in any way whatsoever for any failure to relet all or any portion of the Leased Property, or, in the event that the Leased Property is relet, for failure to collect the rent under such reletting. To the maximum extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Leased Property, by reason of the occurrence and during the continuation of an Event of Default hereunder. Landlord covenants and agrees in the event of any termination of this Lease as a result of an Event of Default to use commercially reasonable efforts to mitigate its damages.

        12.3    Waivers.

                LANDLORD AND TENANT WAIVE, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT AND/OR TENANT'S USE OR OCCUPANCY OF THE LEASED PROPERTY. TENANT WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFIT OF ANY LAWS NOW OR HEREAFTER IN FORCE EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT.

        12.4    Application of Funds.

                Any payments received by Landlord under any of the provisions of this Lease during the existence or continuance of any Event of Default (and any payment made to Landlord rather than Tenant due to the existence of any Event of Default) shall be applied to Tenant's obligations under this Lease in such order as Landlord may determine or as may be prescribed by the laws of the State.

        12.5    Landlord's Right to Cure Tenant's Default.

                If (i) a Default shall have occurred and is continuing which in the reasonable judgment of Landlord requires immediate action on the part of Landlord or (ii) an Event of Default shall have occurred and is continuing, Landlord, after Notice to Tenant (which Notice need not precede such action if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the maximum extent permitted by law, enter upon the Leased Property or any portion thereof for such purpose and take all such action thereon as, in Landlord's sole and absolute discretion, may be necessary or appropriate therefor, including the management of the Facility by Landlord or its designee, and Tenant hereby irrevocably appoints, in the event of such election by Landlord, Landlord or its designee as the operator of the Facility and its attorney in fact for such purpose, irrevocably and coupled with an interest, in the name, place and stead of Tenant. No such entry shall be deemed an eviction of Tenant. All reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.

                                   ARTICLE 13
                                  HOLDING OVER

                Any holding over by Tenant after the expiration or sooner termination of this Lease (other than with the express written consent of Landlord) shall be treated as a tenancy at sufferance at a rate equal to (a) one and one-half (1.5) times one-twelfth of the aggregate Minimum Rent and Percentage Rent payable with respect to the last Fiscal Year of the Term, (b) all Additional Charges accruing during the applicable Accounting Period, and

(c) all other sums, if any, payable by Tenant under this Lease with respect to the Leased Property during the applicable Accounting Period. Tenant shall also pay to Landlord all damages (direct or indirect) sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease, to the extent applicable. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

                                   ARTICLE 14
                  LANDLORD NOTICE OBLIGATION; LANDLORD DEFAULT

        14.1    Landlord Notice Obligation.

                Landlord shall give prompt Notice to Tenant and Manager of any matters materially affecting the Leased Property of which Landlord receives written notice or actual knowledge and, to the extent Tenant otherwise has no notice or actual knowledge thereof, Landlord shall be liable for any liabilities arising from the failure to deliver such Notice to Tenant. Except as expressly set forth herein or in the Consent and Assignment, Landlord shall not amend the Management Agreement without Tenant's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

        14.2    Landlord Default.

                The occurrence of the following events shall constitute a "Landlord Default":

                (a) Landlord fails to make any payment due hereunder when due and such failure continues for a period of ten (10) days following Notice from Tenant that such payment is due and owing and unpaid.

                (b) Landlord fails to maintain the insurance coverages that it is required to maintain under Article 9.

                (c) Landlord defaults in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clauses (a) and (b) above), and, in either case, such default continues for a period of thirty (30) days after Notice thereof from Tenant to Landlord; provided, however, that if such default is curable but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Landlord commences to cure such default within thirty (30) days after Notice thereof from Tenant and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed one hundred twenty
(120) days in the aggregate, subject to Unavoidable Delay) as may be necessary to cure such default.

                (d) Landlord is generally not paying its debts as they become due, or Landlord makes a general assignment for the benefit of creditors.

                (e) Any petition is filed by or against Landlord under the Federal bankruptcy laws, or any other proceeding is instituted by or against Landlord seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Landlord or for any substantial part of the property of Landlord and, in the case of any involuntary petition filed or proceeding instituted against Landlord only, such proceeding is not dismissed within sixty (60) days after institution thereof, or Landlord takes any action to authorize or effect any of the actions set forth above in this paragraph.

                (f) Landlord causes or institutes any proceeding for its dissolution or termination.

                (g) Landlord or Host O.P. defaults under the terms of any of the Related Agreements beyond the expiration of any applicable notice and cure periods.

                Subject to Section 23.11, in the event of a Landlord Default, Tenant shall have and may exercise all rights and remedies available at law and in equity, including, without limitation, the right to pursue an action for damages against Landlord; provided, however, that except as otherwise expressly provided in this Lease, Tenant shall have no right to terminate this Lease for any Landlord Default hereunder and no right to offset or counterclaim against any Rent or other charges due hereunder. If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, and Tenant and Landlord shall fail, in good faith, to resolve any such dispute within ten (10) days after Landlord's Notice of dispute, then either may submit the matter to arbitration under Article 15 for resolution, and no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof in such arbitration. In the event of any such adverse determination, Landlord shall pay to Tenant interest on any disputed funds at the Overdue Rate, from the date demand was made until paid, and in the event Landlord fails to make such payment within fifteen (15) days after such adverse determination, Tenant shall be entitled to offset such amount against the payment or, if necessary, payments of Rent next coming due hereunder. If Tenant reasonably determines that immediate action is necessary to protect person or property or to comply with Legal Requirements, Tenant may forthwith cure the Landlord Default and invoice Landlord for costs and expenses (including reasonable attorneys' fees and court costs) incurred by Tenant in curing the same, together with interest thereon from the date Landlord receives Tenant's Notice, at the Overdue Rate.

                                   ARTICLE 15
                                   ARBITRATION

        15.1    Arbitration.

                In each case specified in this Lease in which it shall become necessary to resort to arbitration, such arbitration shall be determined as provided in this Article 15. The party desiring such arbitration shall give Notice to that effect to the other party, specifying the nature of the dispute, the amount involved (if any), and the remedy sought. An arbitrator shall be selected by mutual agreement of the parties, or if they cannot agree within thirty (30) days of such Notice, by appointment made by the American Arbitration Association ("AAA") from among the members of its panels who are qualified and who have experience in resolving matters of a nature similar to the matter to be resolved by arbitration.

        15.2    Arbitration Procedures.

                Any arbitration commenced pursuant to Section 15.1 shall be conducted in accordance with the AAA's Rules of Commercial Arbitration in business disputes. A single arbitrator shall be designated and shall resolve the dispute. The arbitrator's decision shall be binding on all parties, shall not be subject to further review or appeal except as otherwise allowed by applicable law and may be filed in and enforced by a court of competent jurisdiction. The arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, all of its costs and expenses, including attorneys' fees, arbitrator's fees, and reasonable out-of-pocket expenses of any kind, except as otherwise specified below in this Section 15.2. The term "prevailing party," as used in the preceding sentence, shall mean the party whose position is most nearly upheld in arbitration. Upon the failure of either party (the "non-complying party") to comply with the arbitrator's decision, the arbitrator shall be empowered, at the request of the other party, to order such compliance by the non-complying party and to supervise or arrange for the supervision of the non-complying party's obligation to comply with the arbitrator's decision, all at the expense of the non-complying party. To the maximum extent practicable, the arbitrator and the parties, and the AAA, if applicable, shall take any action necessary to insure that the arbitration shall be concluded within ninety (90) days of the filing of such dispute. Unless otherwise agreed in writing by the parties or required by the arbitrator or the AAA, if applicable, arbitration proceedings hereunder shall be conducted in the Washington, DC, metropolitan area. Notwithstanding formal rules of evidence, each party may submit such evidence as each party deems appropriate to support its position, and the arbitrator shall have access to and the right to examine all books and records of Landlord and Tenant and, subject to the Management Agreement, the Manager regarding the Leased Property during the arbitration The consideration of the parties to be bound by arbitration is not only the waiver of trial by jury but also the waiver of any rights to appeal the arbitration finding.

                                   ARTICLE 16
                            SUBLETTING AND ASSIGNMENT

        16.1    Subletting and Assignment.

                Except as otherwise expressly provided in this Section 16.1, Tenant shall not, without the prior written consent of Landlord (which consent may be withheld in Landlord's sole and absolute discretion), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or sublease (which term shall be deemed to include the granting of concessions, licenses and the like) all or any part of the Leased Property, or suffer or permit this Lease or the leasehold estate created hereby or any other rights arising under this Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of the Leased Property by anyone other than Tenant or Manager (except in accordance with Section 21.3.4), or permit the Leased Property to be offered or advertised for assignment or subletting. Tenant may, in each instance, after Notice to Landlord, assign this Lease to any Qualified Affiliate in accordance with Section 21.6.6, so long as such assignment will not violate or affect any applicable Legal Requirements or Insurance Requirements. For purposes of this Section 16.1, an assignment of this Lease (other than to a Qualified Affiliate in accordance with Section 21.6.6) shall be deemed to constitute a Change in Control.

                If this Lease is assigned or if the Leased Property or any part thereof is sublet in contravention of this Lease, Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Rent herein reserved, but no such collection shall be deemed (i) a waiver of the provisions set forth in the first paragraph of this
Section 16.1, (ii) the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or (iii) a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Lease.

                Tenant, as the debtor in possession, or the trustee for Tenant (collectively, the "Trustee") in any proceeding under Title 11 of the United States Bankruptcy Code relating to Bankruptcy, as amended (the "Bankruptcy Code"), shall not have the right to assign this Lease or sublet the Leased Property to an assignee or sublessee that (i) is a competitor of Landlord or
(ii) is not a capable, reliable, qualified Person of good reputation and character with the financial capacity to satisfy Tenant's obligations under this Lease. The Trustee shall not have the right to assign this Lease or sublet the Leased Property to a real estate investment trust that is, or intends to be, publicly traded.

                In the event that Tenant becomes the subject of any proceeding under Title 11 of the Bankruptcy Code, Tenant covenants and agrees that: (i) it shall promptly upon demand therefor from Landlord, but in no event later than sixty (60) days (as such time may be extended by a bankruptcy court in such proceeding) after the commencement of such proceeding (a "Tenant Bankruptcy"), announce its decision whether to assume or reject this Lease and Tenant's obligations under the Consent and Assignment and the Assigned Agreements, and promptly take and diligently pursue such actions as may be necessary to authorize and implement such decision; and (ii) it shall either assume this Lease and all of Tenant's obligations under the Consent and Assignment and the Assigned Agreements to the extent such Assigned Agreements have not expired or terminated in accordance with their respective terms, or it shall reject this Lease and all of Tenant's obligations under the Consent and Assignment and the Assigned Agreements. In a Tenant Bankruptcy, Tenant covenants and agrees that it cannot cure any defaults under this Lease and cannot provide adequate assurances of future performance of this Lease without curing any and all monetary and non-monetary defaults of Tenant's obligations under the Consent and Assignment and the Assigned Agreements and providing adequate assurances of Tenant's future performance of its obligations under the Consent and Assignment and the Assigned Agreements.

                No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this Section 16.1. No assignment, subletting or occupancy shall affect any Primary Intended

Use. Any subletting, assignment or other transfer of Tenant's interest under this Lease in contravention of this Section 16.1 shall be voidable at Landlord's option.

        16.2    Required Sublease Provisions.

                Any sublease of all or any portion of the Leased Property entered into on or subsequent to the Commencement Date shall provide (a) that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subject or subordinate; (b) that in the event of termination of this Lease or reentry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor the Facility Mortgagee, as holder of a mortgage or as Landlord under this Lease, if such mortgagee succeeds to that position, shall (i) be liable for any act or omission of Tenant under such sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease requiring Landlord's consent hereunder and not consented to in writing by Landlord or by any previous prepayment of more than one (1) month's rent, (iv) be bound by any covenant of Tenant to undertake or complete any construction of the Leased Property or any portion thereof, (v) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) be bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease that are to be performed after the date of such attornment, (vii) be responsible for any monies owing by Tenant prior to the date of attornment to the credit of such subtenant, or (viii) be required to remove any Person occupying any portion of the Leased Property; and (c) in the event that such subtenant receives a written Notice from Landlord or the Facility Mortgagee stating that an Event of Default has occurred and is continuing, such subtenant shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice or as such party may direct. All rentals received from such subtenant by Landlord or the Facility Mortgagee, as the case may be, shall be credited against the amounts owing by Tenant under this Lease, and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn. An original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such subtenant or assignee, as the case may be, in form and substance reasonably satisfactory to Landlord, shall be delivered promptly to Landlord upon request and (a) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Tenant to be kept and performed and shall be, and become, jointly and severally liable with Tenant for the performance thereof and (b) in case of either an assignment or subletting, Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder.

                The provisions of this Section 16.2 shall not be deemed a waiver of the provisions set forth in the first paragraph of Section 16.1.

        16.3    No Right of Tenant to Mortgage Its Leasehold.

                Notwithstanding any other provision of this Lease to the contrary, Tenant shall not assign its interest in this Lease as collateral for Indebtedness.

                                   ARTICLE 17
                 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

        17.1    Estoppel Certificates.

                At any time and from time to time, upon not less than ten (10) Business Days prior Notice by either party, the non-requesting party shall furnish to the requesting party, or a designee thereof, an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, that to the knowledge of the certifying party, no Default or an Event of Default has occurred and is continuing or, if a Default or an Event of Default shall exist, specifying in reasonable detail the nature thereof and the steps being taken to remedy the same, and such additional information as the requesting party may reasonably request. Any such certificate furnished pursuant to this Section 17.1 may be relied upon by the requesting party, its lender, and any prospective purchaser or mortgagee of the Leased Property or the leasehold estate conveyed hereby.

        17.2    Financial Statements.

                Tenant shall furnish the following statements to Landlord:

                (a)     [Intentionally Omitted.];

                (b)     [Intentionally Omitted.];

                (c) within [ ] days after the end of each Fiscal Year, the results of operations of the Facility for the preceding Fiscal Year (the "Annual Operating Statement"), in the form received by Tenant from Manager in accordance with the Management Agreement;

                (d) simultaneously with the payment of Rent under Section 3.1.1, the results of operations of the Facility for the preceding Accounting Period (the "Accounting Period Statement"), in the form received by Tenant from Manager in accordance with the Management Agreement;

                (e) simultaneously with the payment of Rent under Section 3.1.1, the Percentage Rent Schedule and, simultaneously with the payment of Rent with respect to the final Accounting Period of each Fiscal Year, the Year End Percentage Rent Schedule;

                (f) to the extent such information has been provided by Manager to Tenant, not later than twenty-eight (28) days after the end of each Accounting Period, except as described below, the summary of operating results of the Facility (the "Period Report"). The Period Report will provide REVPAR and EBITDA substantially in the format of the period report attached hereto as Schedule 17.2(f). Notwithstanding
                                               ----------------
the foregoing, for the first Accounting Period of each Fiscal Year, the Period Report will be provided to Landlord not later than thirty-five (35) days after the end of the prior Fiscal Year;

                (g) to the extent such information has been provided by Manager to Tenant, not later than twenty-eight (28) days after each of the first three (3) quarters of any Fiscal Year, Tenant will provide the forecast Gross Revenues, Room Revenues and EBITDA for the Facility. In addition, to the extent such information is available from Manager, Tenant will provide forecast Gross Revenues by department by Accounting Period and for the Fiscal Year;

                (h)     [Intentionally Omitted.];

                (i) promptly after the delivery thereof to Tenant, a copy of any management letter or written report prepared by the independent certified public accountants with respect to the financial condition, operations, business or prospects of Tenant, as the case may be; and

                (j) at the expense of Landlord, at any time and from time to time upon not less than forty-five (45) days Notice from Landlord, any financial reporting information required to be filed by Landlord with any securities or exchange commission, the SEC or any successor agency, or any other governmental authority, or required pursuant to any order issued by any court, governmental authority or arbitrator in any litigation to which Landlord is a party, for purposes of compliance therewith.

                        Landlord may at any time, and from time to time, provide the Facility Mortgagee with copies of any of the foregoing statements, provided that Landlord has used commercially reasonable efforts to cause the Facility Mortgagee to execute and deliver a confidentiality agreement reasonably satisfactory to Tenant. Upon reasonable Notice from Landlord, Tenant agrees to cooperate with Landlord to provide to Landlord the data, forecasts, and reports used in the preparation of the foregoing statements within a reasonable time frame after such data and reports become available to Tenant, provided, however, that Tenant makes no representation as to the accuracy of the data, forecasts and reports provided.

        17.3    Annual Budget.

                Not later than twenty-eight (28) days prior to the commencement of each Fiscal Year, Tenant shall prepare and submit to Landlord a schedule of Tenant's reasonable estimate of Gross Revenues by department (the "Operating Budget Summary"). Not later than fifteen (15) days prior to the commencement of each Fiscal Year, Tenant shall prepare and submit to Landlord an operating budget (the "Operating Budget") and a capital budget (the "Capital Budget") prepared in accordance with the requirements of this Section 17.3. The Operating Budget and the Capital Budget (together, the "Annual Budget") shall be consistent with the format provided by Manager and show the following for the year as a whole:

                (a) Tenant's reasonable estimate of Gross Revenues (including room rates and anticipated Room Revenues) for the forthcoming Fiscal Year, together with a summary of the estimated operating results provided by the Manager;

                (b) An estimate of any amounts Landlord will be requested to provide for Capital Expenditures during the Fiscal Year;

                (c) An estimate of the expenditures necessary for replacements and renewals of FF&E (the "FF&E Estimate"); and

                (d) Tenant's reasonable estimate of Percentage Rent payable with respect to Room Revenues, Food and Beverages Sales, and Other Income.

                        Upon reasonable Notice from Landlord, Tenant agrees to cooperate with Landlord to provide to Landlord the data, forecasts, and reports used in the preparation of the Capital Budget and the Operating Budget within a reasonable time frame after such data and reports become available to Tenant, provided, however, that Tenant makes no representation as to the accuracy of the data, forecasts and reports provided. Landlord shall have twenty-five (25) days after the date on which it receives the Annual Budget to review, disapprove or change the entries and information appearing in the Annual Budget relating to the Capital Budget or the FF&E Estimate, but with regard to the FF&E Estimate, only to the extent the FF&E Estimate indicates amounts in excess of the FF&E Reserve (the Capital Budget and the FF&E Estimate, to the extent it proposes expenditures in excess of the FF&E Reserve, are collectively referred to herein as the "Capital Portion"). If the parties are not able to reach agreement on the Capital Portion for any Fiscal Year during Landlord's twenty-five (25)-day review period, the parties shall attempt in good faith during the subsequent twenty-five (25)-day period to resolve any disputes, which attempt shall include, if requested by either party, at least one (1) meeting of executive level officers of Landlord and Tenant. In the event the parties are still not able to reach agreement on the Capital Portion of the Annual Budget for any particular Fiscal Year after complying with the foregoing requirements of this
Section 17.3.2, no Capital Expenditures or FF&E expenditures in excess of the FF&E Reserve shall be made unless the same are set forth in a previously approved Capital Budget or are specifically approved by Landlord or are otherwise required to comply with Legal Requirements or to make emergency expenditures in connection with Emergency Situations or otherwise required pursuant to the Management Agreement.

                        Tenant shall operate the Leased Property consistent with the Annual Budget and shall promptly report to Landlord in writing any actual or anticipated deviation from the Operating Budget or Capital Budget of any material or long-term consequence. To the extent the budget estimates for the categories of revenues identified in (d) above are not made available on an Accounting Period or Fiscal Year basis from Manager, Tenant shall cooperate with Landlord, at Landlord's sole cost, in its efforts to obtain such budget information from Manager.

                        Not later than seventy-five (75) days after the beginning of the Fiscal Year, Tenant shall provide Landlord with itemized schedules on an Accounting Period basis detailing the Operating Budget and the anticipated Percentage Rent (collectively, the "Budget Spread").

                                   ARTICLE 18
                           LANDLORD'S RIGHT TO INSPECT

        Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property during normal business hours upon not less than twenty-four (24) hours Notice, and to make such repairs as are required by Legal Requirements and Insurance Requirements which Tenant fails to make and as Landlord is permitted or required to make pursuant to the terms of this Lease, provided that any inspection or repair by Landlord or its representatives will not unreasonably interfere with Tenant's use and operation of the Leased Property and provided further that in the event of an emergency, as determined by Landlord in its reasonable discretion, prior Notice shall not be necessary.

                                   ARTICLE 19
                                    APPRAISAL

        In the event that it becomes necessary to determine the Fair Market Rental for any purpose of this Lease, or the amount of any adjustment to or abatement of Minimum Rent and Percentage Rent pursuant to Section 3.1.6(i),
Section 11.3 or Section 12.2 hereof, and the parties cannot agree thereon, such Fair Market Rental, or reduction, adjustment or abatement, as the case may be, shall be determined upon the written request of either party in accordance with the following procedure.

        The party requesting an appraisal, by Notice given to the other, shall propose and unilaterally appoint a Qualified Appraiser. The other party, by Notice given within fifteen (15) days after receipt of such Notice appointing the first Qualified Appraiser, may appoint a second Qualified Appraiser. If the other party fails to appoint the second Qualified Appraiser within such fifteen
(15)-day period, such party shall have waived its right to appoint a Qualified Appraiser, the first Qualified Appraiser shall appoint a second Qualified Appraiser within fifteen (15) days thereafter, and the Fair Market Rental, or reduction, adjustment or abatement, as the case may be, shall be determined by the Qualified Appraisers as set forth below.

        The two Qualified Appraisers shall thereupon endeavor to agree upon the Fair Market Rental, or reduction, adjustment or abatement, as the case may be. If the two Qualified Appraisers so named cannot agree upon such value or rental, or reduction, adjustment or abatement, as the case may be, within thirty (30) days after the designation of the second such appraiser, each such appraiser shall, within five (5) days after the expiration of such thirty (30)-day period, submit his appraisal to the other appraiser in writing, and if the Fair Market Rentals, or amounts of reduction, adjustment or abatement, as the case may be, set forth in such appraisals vary by five percent (5%) or less of the greater value, the Fair Market Rental, or reduction, adjustment or abatement, as the case may be, shall be determined by calculating the average of the two determinations of the two appraisers.

        If the Fair Market Rentals, or amounts of reduction, adjustment or abatement, as the case may be, set forth in the two appraisals vary by more than five percent (5%) of the greater value, the two Qualified Appraisers shall select a third Qualified Appraiser within an additional fifteen (15) days following the expiration of the aforesaid five (5)-day period. If the two appraisers are unable to agree upon the appointment of a third appraiser within such fifteen (15)-day period, either party may, upon written notice to the other, request that such appointment be made by the then President (or equivalent officer) of the State's Chapter of the American Institute of Real Estate Appraisers, or his or her designee, or, if there is no such organization or if such individual declines to make such appointment, by any state or Federal court of competent jurisdiction for the State.

        In the event that all three of the appraisers cannot agree upon the Fair Market Rental, or reduction, adjustment or abatement, as the case may be, within twenty (20) days following the selection of the third appraiser, each appraiser shall, within ten (10) days thereafter, submit his appraisal to the other two appraisers in writing, and the Fair Market Rental, or reduction, adjustment or abatement, as the case may be, shall be determined by calculating the average of the two numerically closest values (or, if the values are equidistant, the average of all three values) determined by the three appraisers.

        In the event that any appraiser appointed hereunder does not or is unable to perform his or her obligation hereunder, then the party or the appraiser(s) appointing such appraiser shall have the right to propose and approve unilaterally a substitute Qualified Appraiser, but if the party or the appraiser(s) who have the right to appoint a substitute Qualified Appraiser fail to do so within ten (10) days after written Notice from the other party (or either party in the event such appraiser was appointed by the other appraisers), either party may, upon written Notice to the party having the right to appoint a substitute Qualified Appraiser, request that such appointment be made by such officer of the American Institute of Real Estate Appraisers or court of competent jurisdiction as described above; provided, however, that a party who has the right to appoint an appraiser or a substitute appraiser shall have the right to make such appointment only up until the time such appointment is made by such officer or court.

        In connection with the appraisal process, so long as Tenant receives reasonable prior Notice, Tenant shall provide the appraisers full access during normal business hours to examine the Leased Property, the books, records and files of Tenant and all agreements, leases and other operating agreements relating to the Leased Property.

        The costs of each such appraisal shall be borne by the party selecting the appraiser, provided the cost of the third appraiser shall be split equally between Landlord and Tenant. Upon determining such Fair Market Rental, or reduction, adjustment or abatement, as the case may be, the appraisers shall promptly notify Landlord and Tenant in writing of such determination. If any party shall fail to appear at the hearings appointed by the appraisers, the appraisers may act in the absence of such party.

        The determination of the Qualified Appraisers made in accordance with the foregoing provisions shall be final and binding upon the parties, such determination may be entered as an award in arbitration in a court of competent jurisdiction, and judgment thereon may be entered.

                                   ARTICLE 20
                               FACILITY MORTGAGES

        20.1    Landlord May Grant Liens.

                (a) Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth in this Section 20.1, from time to time, directly or indirectly, create or otherwise cause to exist any Lien or ground lease upon its interest in the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing, provided that any such Lien or ground lease shall be consistent with the requirements of the Management Agreement or otherwise approved by Manager, and shall not modify the terms of this Lease, except as expressly set forth in Section 20.2. Landlord agrees to provide to Tenant copies of all existing and future ground leases, and amendments thereto, which affect the Leased Property.

                (b) Tenant shall, upon the request of Landlord or any existing, potential or future Facility Mortgagee, and to the extent in Tenant's possession or obtainable from Manager pursuant to the Management Agreement, (i) provide Landlord or the Facility Mortgagee with copies of all licenses, permits, occupancy agreements, operating agreements, leases, contracts, inspection reports, studies, appraisals, assessments, default or other notices and similar materials reasonably requested in connection with any existing or proposed financing of the Leased Property, and (ii) execute such estoppel certificates and collateral assignments with respect to the Facility's licenses and any of the other aforementioned agreements as the Facility Mortgagee may reasonably request in connection with any such financing, provided that no such estoppel certificate or collateral assignment shall, except as expressly set forth in
Section 20.2, modify the terms of this Lease.

        20.2    Subordination of Lease.

                Subject to Section 20.1 and the terms of Section 7.1, this Lease, and any and all rights of Tenant hereunder, are and shall be subject and subordinate to any Facility Mortgage, any ground or master lease, and all renewals, extensions, modifications, consolidations and replacements thereof, and to each and every advance made or hereafter to be made under any such Facility Mortgage. This section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the landlord under any such lease or the holder of any such mortgage or the trustee or beneficiary of any deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination. Tenant shall not unreasonably withhold its consent to any amendment to this Lease reasonably required by such lender or ground lessor, provided that such amendment does not (i) increase Tenant's rental obligations or other financial obligations hereunder, or (ii) have a material adverse effect upon Tenant's rights hereunder, or (iii) materially increase Tenant's non-economic obligations hereunder, or (iv) decrease Landlord's obligations hereunder. Landlord shall exercise commercially reasonable efforts to require any future Facility Mortgagee or landlord under a ground lease affecting the Leased Property to provide Tenant with notice and an opportunity to cure Landlord defaults under the respective Facility Mortgage or ground lease.

        Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called a "Superior Lease," and the landlord of a Superior Lease or its successor in interest at the time referred to is herein called "Superior Landlord"; the Facility Mortgage and any other mortgage or deed of trust to which this Lease is, at the time referred to, subject and subordinate, is herein called a "Superior Mortgage," and the Facility Mortgagee and any other holder, trustee or beneficiary of a Superior Mortgage is herein called "Superior Mortgagee." Tenant shall have no obligations under any Superior Lease or Superior Mortgage other than those expressly set forth in this Section 20.2.

        Notwithstanding the obligations of Tenant hereunder, neither any Superior Mortgagee nor any Superior Landlord shall have an obligation to provide a non-disturbance agreement to Tenant. Any Superior Mortgagee or Superior Landlord shall have the right to terminate this Lease upon the foreclosure, deed in lieu of foreclosure or exercise of the power of sale with respect to the Leased Property; provided that, if such right is exercised because of (a) a non-monetary default by Landlord under the terms of the relevant loan agreement or ground lease not caused by an Event of Default hereunder or (b) a monetary default by Landlord (including a misapplication of Rent paid by Tenant) where Tenant is not in Default in the payment of Rent hereunder beyond the expiration of applicable notice and cure periods, then Landlord shall pay to Tenant the Fair Market Value of Tenant's leasehold estate as of the termination date in accordance with Section 24.1(b); provided further that (i) such fee shall be paid first by offsetting any amounts owed by Tenant to Landlord at such time and the balance (if any) shall be paid to Tenant in cash and (ii) Tenant agrees to seek payment of such cash balance (if any) solely from Host O.P. (which, by its execution of this Lease, agrees to be primarily liable for Landlord's obligation under this subparagraph of Section 20.2) pursuant to the terms of the Facility Mortgagee Agreement, and shall not make any demand or claim therefor against Landlord, the Facility Mortgagee, any purchaser in foreclosure or transferee by deed in lieu of foreclosure or other party claiming under any of the foregoing.

        In the event a cash flow sweep structure is implemented by any Superior Mortgagee for any period during the continued implementation of such structure,
(i) Tenant's obligation to pay Rent or any other amounts payable hereunder shall be reduced by any amounts received by any Superior Mortgagee and (ii) Landlord shall compensate Tenant on an Accounting Period basis for any Tenant Operating Profit not received because of the cash flow sweep structure (i.e., any amount swept in excess of the Rent and other amounts otherwise payable by Tenant under this Lease) and any other costs incurred or advanced by Tenant pursuant to this Lease, and Host O.P. agrees to be primarily liable for Landlord's obligation under this clause (ii). Likewise, for any period during which cash management procedures are implemented by or on behalf of any Superior Mortgagee, (a) Tenant's obligation to pay Rent or any other amounts payable hereunder shall be reduced by any amounts received by any Superior Mortgagee and (b) Landlord shall compensate Tenant on an Accounting Period basis for any Tenant Operating Profit not received because of the cash management procedures (i.e., any amount swept in excess of the Rent and other amounts otherwise payable by Tenant under this Lease) and any other costs incurred or advanced by Tenant pursuant to this Lease, and Host O.P. agrees to be primarily liable for Landlord's obligation under this clause (b).

                Subject to the termination rights of any Superior Landlord or Superior Mortgagee, if any, in the event that any Superior Landlord or Superior Mortgagee or the nominee or designee of any Superior Landlord or Superior Mortgagee shall succeed to the rights of Landlord under this Lease (any such person, "Successor Landlord"), whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, such Successor Landlord shall recognize Tenant's rights under this Lease as herein provided and Tenant shall attorn to and recognize the Successor Landlord as Tenant's landlord under this Lease and Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment (provided that such instrument does not alter the terms of this Lease), whereupon, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly the landlord under this Lease or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of any prior Landlord under this Lease, (b) responsible for any monies owing by or on deposit with any prior Landlord to the credit of Tenant (except to the extent actually paid or delivered to the Successor Landlord), (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against any prior Landlord, (d) bound by any modification of this Lease subsequent to such Superior Lease or Superior Mortgage, or by any previous prepayment of Minimum Rent or Additional Rent for more than one (1) month in advance of the date due hereunder, which was not approved in writing by the Superior Landlord or the Superior Mortgagee, (e) liable to Tenant beyond the Successor Landlord's interest in the Leased Property and the rents, income, receipts, revenues, issues and profits issuing from the Leased Property, (f) responsible for the performance of any work to be done by Landlord under this Lease to render the Leased Property ready for occupancy by Tenant (subject to Landlord's obligations under Section 5.1.2(b) or with respect to any insurance or Condemnation proceeds), or (g) required to remove any Person occupying the Leased Property or any part thereof, except if such Person claims by, through or under the Successor Landlord. Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid.

        20.3    Notice to Mortgagee and Superior Landlord.

                Attached hereto as Schedule 20.3 is a list of the Superior
                                   -------------
Mortgagee(s) and Superior Landlord(s) as of the Commencement Date, including their addresses for notices. No default Notice from Tenant to Landlord as to the Leased Property shall be effective unless and until a copy of the same is given to such Superior Mortgagee(s) and Superior Landlord(s), and subsequent to the receipt by Tenant of Notice from Landlord as to the identity of any future Facility Mortgagee or Superior Landlord under a lease with Landlord, as ground tenant, which includes the Leased Property as part of the demised premises and which complies with Sections 20.1 and 20.2 (which Notice shall include a copy of the applicable mortgage or lease), no default Notice from Tenant to Landlord hereunder shall be effective unless and until a copy of the same is given to the Facility Mortgagee or Superior Landlord at the address set forth in such Notice. The curing of any

Landlord Default by any Superior Mortgagee(s) or Superior Landlord(s) listed on
Schedule 20.3, or by any Facility Mortgagee or Superior Landlord of which Tenant
-------------
receives Notice after the Commencement Date as provided above, shall be treated as performance by Landlord, provided any such cure shall be made within the time periods set forth herein.

        20.4    Transfer of Leased Property.

                Notwithstanding anything set forth herein to the contrary, but subject to the rights of a Facility Mortgagee as set forth herein, Landlord shall not, without the consent of Tenant, transfer the Leased Property, or any interest therein, to any Person (i) which does not have sufficient financial resources and liquidity to fulfill the Landlord's Retained Obligations and Continuing Obligations under the Management Agreement and Landlord's obligations under this Lease, or (ii) which has been, or is in control of or controlled by Persons who have been, convicted of felonies involving moral turpitude in any state or federal court, or otherwise would cause a breach of the Management Agreement.

        20.5    Consent of Lender.

                (a) Landlord shall, upon the request of Tenant at any time during the year immediately preceding the year in which a Renewal Term is to commence, exercise commercially reasonable efforts to obtain the consent of any and all Facility Mortgagees, ground lessors, partners or other third parties ("Consent Party") to the exercise of Tenant Renewal Options, and to the change in the Rent for any Renewal Period, if any, provided hereunder, to the extent such consent is reasonably determined by Landlord to be required pursuant to the terms of any Facility Mortgage, ground lease, partnership or joint venture agreement or any other third party agreement ("Third Party Agreement").

                (b) Landlord shall exercise commercially reasonable efforts to cause any and all Third Party Agreements hereafter entered into, as well as all other documents or agreements hereafter entered into in connection with any such Third Party Agreements to permit the exercise of Tenant Renewal Options without any Consent Party's consent.

                (c) In the event that Landlord reasonably concludes and notifies Tenant prior to the scheduled commencement of a Renewal Term that, despite Landlord's commercially reasonable efforts to obtain the consent of any Consent Party pursuant to this Section 20.5, the exercise by Tenant of a Tenant Renewal Option or the change in the Rent for any Renewal Period will cause Landlord to be in default under the terms of the applicable Third Party Agreement, Tenant agrees that it shall not elect to exercise a Tenant Renewal Option (and any prior exercises shall be null and void).

                                   ARTICLE 21
                         ADDITIONAL COVENANTS OF TENANT

        21.1    Conduct of Business.

                Tenant shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its existence and its rights and licenses necessary to conduct such business.

        21.2    Maintenance of Accounts and Records.

                Tenant shall keep records and books of account in which full, true and correct entries in all material respects will be made of dealings and transactions in relation to the business and affairs of Tenant.

        21.3    Management of Leased Property.

                21.3.1  Management Agreement, Consent and Assignment, Etc.

                        For and during the Term of this Lease, but not thereafter, Landlord has assigned unto Tenant Landlord's interest as "Owner" under that certain Management Agreement dated ______________, _____, by and between Landlord, or Landlord's predecessor in interest, and ___________________ (the "Manager"), as amended prior to the date hereof and subsequently modified and amended pursuant to that certain Consent, Assignment and Assumption and Amendment of Management Agreement dated as of the Commencement Date, as modified and amended from time to time, by and among Landlord, Tenant and Manager (the "Consent and Assignment") (together with all past and future modifications and amendments thereto, the "Management Agreement"). Pursuant to the Consent and Assignment, Tenant has accepted such assignment and assumed and agreed to perform all of Landlord's obligations as "Owner" under the Management Agreement (including certain obligations of "Owner" that the Consent and Assignment expressly provides shall both apply to and be binding upon Tenant, and continue to apply to and be binding upon Landlord (as, but only to the extent, such obligations apply to Landlord, the "Continuing Obligations")), except for certain obligations of "Owner" that the Consent and Assignment expressly provides shall remain the sole obligations of Landlord (the "Retained Obligations"). Landlord hereby covenants to perform the Retained Obligations and the Continuing Obligations. In addition, Landlord shall be entitled, together with Tenant, to exercise the "Continuing Rights," as defined in the Consent and Assignment, and Tenant shall not be entitled to exercise any of the "Reserved Rights," as defined in the Consent and Assignment, which are reserved exclusively to Landlord.

                21.3.2  Reversion upon Termination.

                        All of Landlord's rights, benefits and privileges with respect to the Management Agreement shall be vested in Tenant throughout the Term of this Lease; provided, however, that upon termination of this Lease, for whatever reason, all of Landlord's rights, benefits and privileges under the Management Agreement shall automatically revert to Landlord without the necessity of any action on the part of Landlord hereunder.

                21.3.3  Compliance with Management Agreement and
Indemnification.

                        To the extent that any of the provisions of the Management Agreement impose a greater obligation on Tenant than the corresponding provisions of this Lease, then Tenant shall be obligated to comply with, and to take all reasonable actions necessary to prevent breaches or defaults under, the provisions of the Management Agreement. Notwithstanding anything contained herein to the contrary, Tenant shall perform and comply in every respect with the provisions of the Management

Agreement. Notwithstanding anything contained herein to the contrary, Tenant shall perform and comply in every respect with the provisions of the Management Agreement, except for the Retained Obligations and Continuing Obligations, which shall remain the sole responsibility of Landlord, so as to avoid any default thereunder during the Term of this Lease. Tenant shall, at all times, direct and require Manager to perform all of Manager's obligations under the Management Agreement. Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, imposed upon, incurred by, or asserted against Landlord by reason of a default by Tenant under the Management Agreement, including, without limitation, any default by Tenant under the Management Agreement attributable to a failure by Tenant to perform its obligations under this Lease. Likewise, Landlord shall protect, indemnify and hold harmless Tenant for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, imposed upon, incurred by, or asserted against Tenant by reason of a default by Landlord under the Management Agreement, including, without limitation, any default by Landlord under the Management Agreement attributable to a failure by Landlord to perform its obligations under this Lease. The obligations of Landlord and Tenant set forth in this Section 21.3.3 shall survive the termination of this Lease.

                21.3.4  Consent Required for Certain Actions.

                        Without at least thirty (30) days prior written Notice to Landlord in the case of subsections (1), (2), (5), and (6) below, and without at least fifteen (15) days prior written Notice in the case of subsections (3) and (4) below, Tenant shall not take any of the following actions:

                        (1) terminate the Management Agreement prior to the expiration of the term thereof;

                        (2) amend, modify or assign its interest in (except in connection with an assignment permitted pursuant to Section 16.1 hereof) the Management Agreement;

                        (3) waive (or fail to enforce) any right of "Owner" under the Management Agreement;

                        (4) waive any breach or default by Manager under the Management Agreement (or fail to enforce any right of "Owner" in connection therewith);

                        (5) agree to any change in Manager or consent to any assignment by Manager; or

                        (6) take any other action which reasonably could be expected to materially adversely affect Landlord's rights or obligations under the Management

Agreement for periods following termination of this Lease (whether upon the expiration of its term or upon earlier termination as provided for herein).

                        Notwithstanding the foregoing, Tenant shall not take any of the actions listed in clauses (1) through (6) above without Landlord's prior written consent if such action:

                                (A)     would materially impair the ability of
Tenant to perform Tenant's obligations under this Lease (including, without limitation, make all payments of Rent as and when due under this Lease);

                                (B)     would cause Tenant not to comply with
the obligations of Tenant set forth in Section 4.1;

                                (C)     would materially adversely affect the
economic value of the Leased Property to Landlord;

                                (D)     would waive, modify, eliminate or fail
to enforce any territoriality or similar restriction or limitation; or

                                (E)     would materially increase the legal
exposure of Landlord to Manager under the Management Agreement during the Term, either by reason of Landlord's continuing liability to Manager pursuant to the Consent and Assignment, or with respect to the Retained Obligations or the Continuing Obligations.

                21.3.5  Replacement of Manager.

                        Notwithstanding Section 21.3.4 above, Tenant shall not agree to change the management or the brand affiliation of the Facility without the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. In addition, the proposed replacement manager shall be nationally recognized and shall have substantial experience managing hotels of comparable quality. No such replacement or change in brand affiliation shall continue beyond the Term hereof without the prior written approval of Landlord, which approval may be granted or withheld in Landlord's sole discretion.

        21.4    Facility Mortgagee Agreement.

                Tenant agrees to enter into an agreement with Landlord, any Facility Mortgagee and Host O.P. (the "Facility Mortgagee Agreement") pursuant to which, in consideration of Facility Mortgagee's consent to this Lease and the transactions contemplated hereby: (i) Tenant acknowledges to the Facility Mortgagee that the Working Capital purchased by Tenant with the Working Capital Note and all Excess FF&E acquired by Tenant from Landlord while the Facility Mortgage is in effect is subject to the Facility Mortgagee's first priority Lien (without Tenant assuming any liability for Landlord's obligations that are secured by or arise under any Facility Mortgage) and that the Facility Mortgagee's rights and remedies with respect to such Working Capital and Excess FF&E shall survive and be enforceable with respect thereto; (ii) Tenant covenants to the Facility Mortgagee to sign, provided Landlord shall prepare and file at its sole cost,

UCC-1 financing statements confirming the foregoing for notice purposes; (iii) Tenant covenants not to sell, lease, transfer or otherwise dispose of such Working Capital or Excess FF&E or any interest therein (other than in the ordinary course of business or other than to Landlord in accordance with the terms of this Lease upon the expiration or earlier termination of the Term), or grant or cause or permit to exist any lien, charge or encumbrance with respect thereto, other than the aforesaid Lien in favor of the Facility Mortgagee and any other Liens securing obligations which are the responsibility of Landlord;
(iv) Landlord agrees that this Lease and the Working Capital Note will not be modified or amended in any manner that would adversely affect the Facility Mortgagee's collateral under the Facility Mortgage without the Facility Mortgagee's prior written consent; (v) Landlord and Tenant agree to confirm to the Facility Mortgagee that the Facility Mortgagee shall have the right to terminate this Lease in the event of a foreclosure by the Facility Mortgagee under the Facility Mortgage, pursuant to Article 20 hereof; (vi) Tenant agrees that, in the event of a foreclosure by the Facility Mortgagee under the Facility Mortgage, the Facility Mortgagee shall have the right to continue this Lease as lessor and succeed to all Landlord's rights hereunder and under the Security Agreement, provided that in such event the Facility Mortgagee recognizes Tenant's rights hereunder; (vii) if the Facility Mortgagee terminates this Lease in accordance with Article 20 hereof, (A) Tenant agrees, at the Facility Mortgagee's request, to convey all Working Capital existing at such time directly to the Facility Mortgagee or its designee in payment of the Working Capital Note (together with any cash balance due from Tenant in respect thereto), (B) Tenant agrees to look solely to Host O.P. for payment of any cash balance payable to Tenant for Working Capital to the extent such Working Capital exceeds the balance due under the Working Capital Note, and (C) Host O.P. agrees to pay such cash balance directly to Tenant, without the necessity of notice or demand on Landlord; and (viii) Tenant agrees that if the amount specified in
Section 24.1(b) of this Lease and/or the Excess FF&E Reimbursement Amount become payable in connection with a foreclosure by the Facility Mortgagee under the Facility Mortgage, then (A) such amount(s) shall be paid first by offsetting any amounts owed by Tenant to Landlord, and the balance (if any) shall be paid by Host O.P. to Tenant in cash, (B) Host O.P. agrees to pay such cash balance (if any) directly to Tenant without the need for notice or demand on Landlord, and
(C) Tenant agrees to look only to Host O.P. for payment of such cash balance.

        21.5    [Intentionally Omitted.]

        21.6    Single Purpose Entity Covenants.

                21.6.1  Separate Existence

                        Tenant shall (i) maintain its books and records and bank accounts separate from any other person or entity (except that, for accounting and reporting purposes, Tenant may be included in the consolidated financial statements of any direct or indirect parent entity in accordance with GAAP);
(ii) maintain an arm's length relationship with its members, Affiliates and any other party furnishing services to it; (iii) maintain its books, records, resolutions and agreements as official records; (iv) conduct its business in its own name and through its own authorized officers and agents; (v) maintain its financial statements, accounting records and other limited liability company documents separate from those of any other Person (except as provided in (i) above); (vi) pay its own liabilities out of its own funds and other assets, including funds contributed to its capital by its equity holders, and all such capital contributions shall be reflected properly in its books and records; (vii) observe all limited liability company formalities, as applicable, necessary to maintain its identity as an entity separate and distinct from its members, Host O.P., and all other Affiliates; (viii) participate in the fair and reasonable allocation of any and all overhead expenses and other common expenses for facilities, goods or services provided to multiple entities; (ix) use its own stationery, invoices and checks (except when acting in a representative capacity); (x) hold and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person (except as provided in (i) above); and
(xi) hold its assets in its own name.

                21.6.2  Independent Member

                        Upon Notice from Landlord, Tenant shall have an Independent Member (who shall be a non-equity member) at all times, or if the Independent Member has withdrawn, Tenant shall not take any action which may not be taken pursuant to the organizational documents of Tenant without the consent of the Independent Member until such time as a replacement Independent Member has been admitted to Tenant.

                21.6.3  Limitation on Indebtedness and Guarantees

                        Except pursuant to the Consent and Assignment or as otherwise expressly provided herein, Tenant shall not (i) incur, create or assume any Indebtedness of any kind; or (ii) guarantee or have any consensual contingent obligation for the obligations of any other Person; provided that, so long as no Event of Default has occurred and is continuing, Tenant may incur, create or assume any Permitted Debt (as defined below). As used herein, "Permitted Debt" shall mean:

                        (i) if no Default or Event of Default has occurred and is continuing, purchase money Indebtedness and capitalized lease obligations for the purchase or lease of FF&E in the ordinary course of business (and not inconsistent with customary industry practices), which Indebtedness may be secured by a first priority lien on the goods and equipment that have been so purchased or leased;

                        (ii) if no Event of Default has occurred and is continuing, unsecured Indebtedness owing to TRS or any wholly owned Subsidiary thereof, with respect to which the lender shall have agreed in writing, in form and substance satisfactory to Landlord, that payment of such Indebtedness shall be subordinated in all respects to performance of Tenant's obligations under this Lease and that no remedies may be exercised with respect to enforcement or collection of such Indebtedness until such time as this Lease shall have terminated and all obligations owed by Tenant hereunder shall have been discharged in full; and

                        (iii) if no Event of Default has occurred and is continuing, Indebtedness solely in respect of surety and appeal bonds, performance bonds and other obligations of a like nature (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices.

                21.6.4  Distributions

                        Tenant shall make no distributions of cash or other assets to any of its members if an Event of Default has occurred and is continuing under Section 12.1(a) hereof.

                21.6.5  Single Purpose

                        Tenant shall not have or create any Subsidiaries or hold any equity interest in any other Person. Tenant shall at all times be a Single Purpose entity.

                        Tenant shall not (i) engage in any business activity or operate for any purpose other than as stated in its Limited Liability Company Operating Agreement as in effect on the date hereof; (ii) without the consent of all its members, including the consent of an Independent Member, file a bankruptcy or insolvency petition or otherwise institute bankruptcy proceedings; or (iii) acquire any assets not reasonably related to the business and operation of the Facility.

                21.6.6  Certain Fundamental Changes

                        Without the consent of Landlord and any Facility Mortgagee (if required), Tenant shall not (i) be a party to any merger or consolidation with any Person, or (ii) assign its rights under this Lease, or assign, transfer, or sell all or any substantial portion of its assets to any Person, in each case other than a Qualified Affiliate that is a Single Purpose entity, has no outstanding Indebtedness (other than Permitted Debt) and no Liens on any of its assets (other than Permitted Liens) at the time of such assignment, and assumes all of the obligations of Tenant hereunder. Without the consent of Landlord and any Facility Mortgagee, Tenant shall not adopt a plan of dissolution or liquidation or dissolve, wind up or liquidate. Without the approval of the Independent Member, Tenant shall not take any action for which the approval of the Independent Member is required under its organizational documents.

                21.6.7  Amendments to Organizational Documents

                        Tenant shall not, in any manner, without the consent of Landlord and any Facility Mortgagee (if required), amend, modify or alter the terms of Sections 2.01, 2.02, 3.01, 5.14 (only paragraphs a, b, c, d and g thereof), 8.01, 10.01, 10.02 and 10.03 of the Limited Liability Company Operating Agreement of Tenant, as in effect on the date hereof.

                21.6.8  Qualified Affiliate

                        Tenant shall, at all times during the Term of this Lease, be a Qualified Affiliate.

                                   ARTICLE 22
                                   LIMITATIONS

        22.1    REIT Compliance.

                Tenant acknowledges that Host REIT intends to qualify as a real estate investment trust under the Code. Tenant agrees that it will not knowingly or intentionally take or omit to take any action, or permit any status or condition to exist at the Leased Property, which Tenant actually knows (acting in good faith) would or could result in (i) the Rent payable under this Lease not qualifying as "rents from real property" as defined in Section 856(d) of the Code or (ii) Host REIT being disqualified from treatment as a real estate investment trust under the Code as the provisions exist on the date hereof; provided, however, that notwithstanding anything herein to the contrary, (i) Tenant shall not be responsible for any act or omission of Landlord or Manager (unless Manager's action was with the express written consent or at the direction of Tenant), and (ii) any action by Tenant taken in compliance with the express terms of this Lease, the Consent and Assignment, or the Management Agreement shall not be deemed to create a Default or Event of Default under this
Section 22.1.

        22.2    FF&E Limitation.

                This Section 22.2 is intended to insure that all of the rent payable under this Lease qualifies as "rents from real property" within the meaning of Section 856(d) of the Code or any similar or successor provisions thereto. In furtherance of such purpose, the parties have agreed to the terms set forth in Schedule 22.2 attached hereto.
             -------------

        22.3    Sublease Rent Limitation.

                Anything contained in this Lease to the contrary notwithstanding, from and after the Commencement Date, Tenant shall not knowingly or intentionally (acting in good faith) enter into any sublease with respect to the Leased Property or any part thereof on any basis such that the rental to be paid by the sublessee thereunder would be based (or considered to be based), in whole or in part, on either (a) the income or profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the rent payable hereunder would or could, to Tenant's actual knowledge (acting in good faith), fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provisions thereto.

        22.4    Sublease Tenant Limitation.

                Anything contained in this Lease to the contrary notwithstanding, Tenant shall not knowingly or intentionally (acting in good faith) sublease any Leased Property or any part thereof to any Person or Entity in which Landlord, Host O.P., or Host REIT owns, directly or indirectly, a ten percent (10%) or greater interest, within the meaning of Section 856(d)(2)(B) of the Code, or any similar or successor provisions thereto. Tenant shall take reasonable precautions in connection with each sublease (including providing Landlord with prompt Notice of the same) to ensure that such sublease will not result in a violation of this Section 22.4.

        22.5    Tenant Ownership Limitation.

                Anything contained in this Lease to the contrary notwithstanding, Tenant shall not knowingly or intentionally (acting in good faith), and shall use commercially reasonable efforts to cause its Affiliates not to knowingly or intentionally (acting in good faith), acquire, directly or indirectly, (a) a nine and 80/100 percent (9.8%) or greater interest in Landlord or Host REIT, or (b) a four and 90/100 percent (4.9%) or greater interest in Host O.P., within the meaning of Section 856(d)(2)(B) of the Code, or any similar or successor provisions thereto.

                                   ARTICLE 23
                                 MISCELLANEOUS

        23.1    No Waiver.

                No failure by either Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the maximum extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

        23.2    Remedies Cumulative.

                To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of either party now or hereafter provided either in this Lease or by statute, or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy, and the exercise or beginning of the exercise by either party of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by such party of any or all of such other rights, powers and remedies.

        23.3    Severability.

                Any clause, sentence, paragraph, section or provision of this Lease held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Lease, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Lease shall be construed as if such invalid, illegal or ineffective provisions had never been contained herein.

        23.4    Acceptance of Surrender.

                No surrender to Landlord of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

        23.5    No Merger of Title.

                It is expressly acknowledged and agreed that it is the intent of the parties that there shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, this Lease or the leasehold estate created hereby and the fee estate or Superior Landlord's interest in the Leased Property.

        23.6    Release of Landlord Following Conveyance.

                If Landlord or any successor owner of all or any portion of the Leased Property shall convey all or any portion of the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Lease with respect to such of the Leased Property arising or accruing from and after the date of such conveyance or other transfer, all such future liabilities and obligations shall thereupon be binding upon the new owner, and all references herein to Landlord thereafter shall be deemed to refer to the new owner.

        23.7    Quiet Enjoyment.

                Provided that no Event of Default shall have occurred and be continuing, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term, free of hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, but subject to (a) all Permitted Liens,
(b) Liens as to obligations of Landlord that are either not yet due or which are being contested in good faith and by proper proceedings, provided the same do not materially interfere with Tenant's ability to operate the Facility, (c) Liens that have been consented to in writing by Tenant, and (d) Landlord's option to terminate this Lease pursuant to Article 24. Except as otherwise provided in this Lease, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Tenant hereunder.

        23.8    Landlord's Consent.

                Where provision is made in this Lease for Landlord's consent and Landlord shall fail or refuse to give such consent, except to the extent expressly provided herein to the contrary Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not unreasonably to withhold its consent. Whenever in this Lease the consent or approval of Landlord or Tenant is required, such consent or approval shall (except to the extent that such consent or approval is specifically designated as being "within the discretion" of a party, or words to that effect, in the applicable provision) not be unreasonably withheld, conditioned or delayed, shall be in writing and shall be executed by a duly authorized officer or agent of the party granting such consent or approval; provided, however, that Landlord shall be deemed to have reasonably withheld its consent in the event any Facility Mortgagee withholds its consent or otherwise objects to any proposed consent or approval. With respect only to the matters set forth on Schedule 23.8, if either
                                                        -------------
Tenant or Landlord fails to respond within fifteen (15) days (or such shorter or longer period of time as may be expressly specified in this Lease) to a request in the form of a Notice by the other party for a consent or approval, such consent or approval shall be deemed to have been given.

        23.9    Memorandum of Lease.

                Unless required by Legal Requirements, neither Landlord nor Tenant shall record this Lease. However, Landlord and Tenant shall promptly, upon the request of the other, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State in which reference to this Lease, and all options contained herein, shall be made. The requesting party shall bear the costs and expenses of recording such memorandum. If a memorandum of this Lease is required by Legal Requirements to be recorded, the parties shall share equally the costs and expenses of recording such memorandum.

        23.10   Notices.

                (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Lease shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with computer generated acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

                (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Lease upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Lease a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

                (c)     All such notices shall be addressed:

                             If to Landlord to:

                                   ---------------------------------------------
                                   c/o Host Marriott Corporation
                                   10400 Fernwood Road
                                   Bethesda, Maryland 20817
                                   Attn:  W. Edward Walter
                                   Fax:  (301) 380-6533
                             with a copy (which shall not constitute notice) to:

                                   ---------------------------------------------
                                   Host Marriott Corporation
                                   10400 Fernwood Road
                                   Bethesda, Maryland 20817
                                   Attn: General Counsel
                                   Fax:  (301) 380-6332

                             If to Tenant to:

                                   ---------------------------------------------
                                   c/o HMT Lessee LLC
                                   c/o Host Marriott, L.P.
                                   10400 Fernwood Road
                                   Bethesda, Maryland 20817
                                   Attn: General Counsel
                                   Fax:  (301) 380-6332

                             with a copy (which shall not constitute notice) to:


                                   ---------------------------------------------
                                   Host Marriott, L.P.
                                   10400 Fernwood Road
                                   Bethesda, Maryland 20817
                                   Attn: Executive Vice President and Treasurer
                                   Fax:  (301) 380-6533

                (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the Term of this Lease to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

        23.11   Construction.

                Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of this Lease shall survive such termination or expiration. In no event shall either party be liable for any punitive or consequential damages as the result of a breach of this Lease by such other party. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party to be charged. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each term or provision of this Lease to be performed by Tenant or Landlord shall be construed as an independent covenant and condition. Time is of the essence with respect to the exercise of any rights of, and performance of any obligations by, Tenant or Landlord under this Lease. Except as otherwise set forth in this Lease, any obligations of Tenant and Landlord (including, without limitation, any monetary, repair and indemnification obligations) shall survive the expiration or sooner termination of this Lease.

        23.12   Counterparts; Headings.

                This Lease may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed. Headings in this Lease are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

        23.13   Governing Law; Jurisdiction.

                (a) This Lease shall be interpreted, construed, applied and enforced in accordance with the laws of the State applicable to contracts between residents of the State, which are to be performed entirely within the State, and the laws of the State shall apply to the perfection and priority of liens upon and the disposition of and disposition with respect to the Leased Property and in any case regardless of (i) where this Lease is executed or delivered; or (ii) where any payment or other performance required by this Lease is made or required to be made; or (iii) where any breach of any provision of this Lease occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State; or (vii) any combination of the foregoing.

                (b) To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Lease may be brought and prosecuted only in the court or courts located in the State of Maryland; and the parties consent to the jurisdiction of said court or courts located in the State of Maryland and to service of process by certified mail, return receipt requested, or by any other manner provided by law.

        23.14   No Broker.

                Each party hereby represents and warrants to the other that it has not engaged, dealt with or otherwise discussed this transaction with any broker, agent or finder. Each party agrees to indemnify and hold the other harmless from and against any claim arising out of a breach of the foregoing agreement and representation and warranty.

        23.15   Related Agreements.

                [(a)] Anything herein to the contrary notwithstanding, neither Landlord nor Tenant shall take any action, or fail to take any action, which would constitute a breach or default under (i) any Facility Mortgagee Agreement,
(ii) the Security Agreement, or (iii) the Consent and Assignment (collectively, any Facility Mortgagee Agreement, the Security Agreement, and the Consent and Assignment are sometimes referred to herein as the "Related Agreements").

                [(b) Anything herein to the contrary notwithstanding, Tenant shall not take any action that would constitute a breach or default of the Landlord under any Superior Lease listed on Schedule 20.3.]

        23.16   Legal Fees and Costs of Litigation.

                In the event either party to this Lease commences legal action of any kind to enforce the terms and conditions of this Lease, the prevailing party in such litigation will be entitled to collect from the other party all reasonable costs, expenses and attorneys' fees incurred in connection with such action.

        23.17   Force Majeure.

                If Landlord or Tenant is in any way delayed or prevented from performing any obligation, except any monetary obligation, hereunder due to acts of God, acts of war, civil disturbance, action of any Governmental Agency (including the revocation or refusal to grant licenses or permits, where such revocation or refusal is not due to the fault of the party whose performance is to be excused for reasons of force majeure), strikes, fire or other Casualty, or any other cause beyond the reasonable control of either party (as applicable), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay, interruption or prevention.

        23.18   Conflicts with Related Agreements.

                In the event of any conflict or inconsistency between this Lease and any of the Related Agreements or the Asset Management Agreement, the terms of any of the Related Agreements or the Asset Management Agreement shall govern. Notwithstanding the foregoing, in the event of any conflict or inconsistency between this Lease and the Consent and Assignment, as they relate to the respective rights and obligations of Landlord and Tenant, the terms of this Lease shall govern.

        23.19   Operating Lease.

                The parties hereto intend that this Lease shall be deemed for all purposes to be an operating lease and not a capital lease.

        23.20   Limitation of Liability.

                Any liability of Landlord under this Lease shall be limited solely to its interest in the Leased Property, including without limitation any net sales proceeds, and in no event shall any personal liability be asserted against Landlord, any of its partners, shareholders or members, as the case may be, in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

        23.21   Joinder of Host O.P.

                Landlord hereby acknowledges that, notwithstanding the joinder of Host O.P. for the specified purpose set forth above its signature below, Landlord shall remain liable for all obligations, covenants and conditions of the Landlord under this Lease.

                                   ARTICLE 24
            LEASEHOLD INTEREST PURCHASE RIGHTS; EFFECT OF TERMINATION

        24.1 Landlord's Right to Purchase or Cause an Affiliate to Purchase Tenant's Leasehold Interest upon Sale.

                (a) In the event Landlord enters into a bona fide contract to sell the Leased Property to a non-Affiliate, Landlord may purchase or cause an Affiliate to purchase Tenant's interest in this Lease by giving not less than sixty (60) days prior Notice to Tenant of Landlord's election to purchase or to cause an Affiliate to purchase Tenant's interest in this Lease concurrently with or immediately prior to the closing under such contract. Landlord, in the event it enters into a bona fide contract to sell the Leased Property to a non-Affiliate, and subject to the restrictions set forth in Section 20.4, shall alternatively be permitted to transfer the Leased Property subject to the Lease, provided, however, that the parties shall make such reasonable modifications, if any, hereto as shall be necessary or appropriate in connection with such transfer, including, without limitation, termination or modification of the Related Agreements and/or the Asset Management Agreement as they relate to this Lease, but no amendment hereto shall (i) increase Tenant's rental obligations or other financial obligations hereunder, (ii) have a material adverse effect upon Tenant's rights hereunder, (iii) materially increase Tenant's non-economic obligations hereunder, or (iv) decrease Landlord's obligations hereunder; and provided further that in such event Landlord shall not, without the consent of Tenant, transfer the Leased Property or any interest therein to any Person which
(A) does not have sufficient financial resources and liquidity to fulfill "Owner's" obligations under the Management Agreement and Landlord's obligations under this Lease, or (B) who has been, or is in control of, controlled by or under common control with Persons who have been, convicted of felonies involving moral turpitude in any state or federal court.

                (b) The purchase price for Landlord's (or Landlord's Affiliate's) purchase of Tenant's leasehold estate under this Article 24 shall be payable at closing in cash and shall be an amount equal to the lesser of (A) the Fair Market Value of Tenant's leasehold estate hereunder (excluding any Renewal Term, exercised or unexercised) as of such closing or (B) the purchase price, reduced by all amounts reflected as deductions for federal income tax purposes for such purchase price, as of such closing, allocated to the purchase by TRS of the direct or indirect ownership interest in Tenant (as derived from the original purchase price for the ownership interest in Tenant set forth on Schedule C of that certain Acquisition and Exchange Agreement, entered into among Crestline Capital Corporation, a Delaware corporation, TRS and various Affiliates of such parties, and dated as of November 13, 2000). Alternatively, in lieu of payment of the purchase price at such closing, at Landlord's election, Landlord shall have the right, exercisable not more than one (1) year prior to the anticipated closing date and in any event not later than sixty (60) days prior to the closing of such sale, to offer to lease to Tenant, pursuant to one or more leases, one or more substitute hotel facilities (a "Comparable Lease") that (A) are comparable, in Tenant's commercially reasonable judgment, to the average quality of the properties leased pursuant to the Other Leases, taking into consideration the age, physical condition, location and other relevant factors, and (B) would create for Tenant leasehold estates having an aggregate Fair Market Value as to that portion of its term equal to the remaining Term (excluding any Renewal Term, whether exercised or unexercised) hereunder of no less than the Fair Market Value of the remaining Term hereunder (excluding any Renewal Term, whether exercised or unexercised), both such values to be determined as of the closing of the sale of the Leased Property. It is the intent of the parties that the Comparable Lease shall result in substantially the same ratio between Tenant's Operating Profit and Rent as then exists under this Lease for the Fiscal Year immediately preceding the sale. For the purposes of determining the Fair Market Value for purposes of this Section 24.1 or pursuant to any other Section of this Lease providing for such compensation of Tenant upon a Lease termination or purchase of Tenant's leasehold estate, a discount rate of twelve percent (12%) per annum will be used, and the annual income for the remainder of the Term (excluding any Renewal Term, whether exercised or unexercised) will be assumed to be equal to the average Tenant Operating Profit generated during the three (3) Fiscal Years immediately preceding the termination date or date of the transfer of Tenant's leasehold estate, as applicable, or if three (3) Fiscal Years have not elapsed since the Commencement Date, the average during the preceding Fiscal Years that have elapsed (with the annual income for each of such Fiscal Years escalated from the end of each such Fiscal Year to the date of determination at the rate of inflation before such average is determined), provided that this amount shall be determined on a pro forma basis if the Leased Property has not operated as a hotel for at least the preceding twelve (12) months. In the event Landlord and Tenant are unable to agree upon the Fair Market Value of the original leasehold estate (excluding any Renewal Term, whether exercised or unexercised) or the proposed Comparable Lease leasehold estate, it shall be determined by arbitration pursuant to the procedure set forth in Article 15. The parties agree that, if Landlord elects to offer to enter into a Comparable Lease, to the extent that the Fair Market Value of the Comparable Lease is less than the Fair Market Value of the original leasehold estate, calculated as set forth above, then Landlord shall compensate Tenant in cash for the deficiency prior to the effective date of the transfer of Tenant's leasehold estate.

                (c) Notwithstanding the provisions of Section 24.1(b), Landlord shall be entitled to terminate this Lease in connection with a sale or other transfer of the Leased Property to an unrelated Person or a Person in which Host O.P. owns, directly or indirectly, less than two thirds of the equity interests, without payment of any termination fee, by giving not less than sixty (60) days prior written Notice to Tenant, provided that the landlords under the Other Leases (excluding this Lease and the leases applicable to properties commonly known as Minneapolis, MN (Airport/Bloomington), Denver, CO (Southeast), and Saddle Brook, NJ) relating to an aggregate of fewer than twelve
(12) hotels have elected to terminate such Other Leases (excluding this Lease and the leases applicable to properties commonly known as Minneapolis, MN (Airport/Bloomington) Denver, CO (Southeast), and Saddle Brook, NJ) without payment of a termination fee.

                (d) Host O.P. agrees to guarantee Landlord's obligation to pay to Tenant the compensation for (i) termination by a Superior Mortgagee or Superior Landlord under Section 20.2, (ii) termination of this Lease following a Casualty pursuant to Section 10.2.3, or (iii) termination of this Lease by Tenant by reason of Landlord's election not to make an Award available to Tenant for restoration following a Condemnation pursuant to Section 11.2; provided that at the time of any such termination Landlord is a wholly owned direct or indirect subsidiary of Host O.P., and if Landlord is then partially owned, directly or indirectly, by Host O.P., Host O.P. shall guaranty that portion of such compensation that represents the same percentage of the total compensation payable as Host O.P.'s direct or indirect percentage ownership interest in Landlord.

        24.2    [Intentionally Omitted.]

        24.3    [Intentionally Omitted.]

        24.4    Effect of Termination.

                Effective upon the date of closing of the sale of Tenant's interest in this Lease or upon the termination date as set forth in any Notice provided by the terminating party, Tenant's rights and obligations under this Lease shall terminate and be of no further force and effect (and, if this Lease is terminated, Landlord's rights and obligations hereunder shall likewise terminate) except as to any obligations of the parties existing as of such date that survive termination of this Lease or transfer of Tenant's leasehold interest under this Lease, and all Rent, including Percentage Rent and Additional Charges, shall be adjusted as of the closing or termination date.

         IN WITNESS WHEREOF, the parties have executed this Lease as a sealed instrument as of the date above first written.



                                                     LANDLORD:

Attest:

                                        By:
                                           -------------------------------

Name:                                   Name:
     -----------------------------           -----------------------------

Title:                                  Title:
      ----------------------------           -----------------------------



                                        TENANT:

Attest:

                                        By:
                                           -------------------------------

Name:                                   Name:
     -----------------------------           -----------------------------

Title:                                  Title:
      ----------------------------            ----------------------------


        Not as a party, but solely to acknowledge and agree to the obligations imposed upon it by Sections 4.5, 20.2, 21.4 and 24.1(d) and Schedule 22.2[If
                                                            -------------
Host L.P. is also Landlord-add ", which obligations are binding on Host Marriott, L.P., in its individual capacity without regard to its status now or in the future as "Landlord" under this Lease"].



                                        HOST MARRIOTT, L.P.,
                                        a Delaware limited partnership

Attest:

                                        By:
                                           -------------------------------

Name:                                   Name:
     -----------------------------           -----------------------------

Title:                                  Title:
      ----------------------------            ----------------------------

                                   EXHIBIT A

                                   THE LAND



                                [See Attached]

                                   EXHIBIT B

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT C

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT D

                            [INTENTIONALLY OMITTED]

                                    EXHIBIT E

                                     FORM OF
                       WORKING CAPITAL NOTE AND AGREEMENT


                  This Working Capital Note and Agreement (this "Note and Agreement") is made as of the ____ day of _____, 199___, by __________________,
a _____________________ (the "Maker"), and _______________________, a
__________________ (the "Holder").

                  WHEREAS, the Maker and the Holder are parties to that certain Lease Agreement, dated as of _______________, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the "Lease");

                  WHEREAS, pursuant to the Lease, the Holder is selling to the Maker on the date hereof the Working Capital (as defined in the Lease) existing as of the Commencement Date (as defined in the Lease) of the Lease (the "Initial Working Capital");

                  WHEREAS, the parties desire to enter into this Note and Agreement for the purpose, among others, of evidencing the obligation of the Maker to pay to the Holder the purchase price of the Initial Working Capital, together with interest thereon, as more fully hereinafter set forth;

                  NOW THEREFORE, in consideration of the foregoing and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                  1. FOR VALUE RECEIVED, the Maker promises to pay to the order of the Holder, at the address specified on Schedule A attached hereto ("Schedule
                                           ----------                   --------
A"), or at such other place as the Holder of this Note and Agreement may from
-
time to time designate, the principal amount specified on Schedule A (the
                                                          ----------
"Principal Amount"), together with interest on the Principal Amount from the date hereof until paid in full.

                  Such interest shall accrue at the rate, be calculated in the manner, and be due and payable at the times, provided in Schedule A. All
                                                         ----------
interest payments shall be in cash, except as otherwise provided in the next paragraph.

                  The Principal Amount and all accrued and unpaid interest thereon shall be due and payable in full, in the manner set forth hereinbelow, upon the expiration or earlier termination of the Lease for any reason (including, without limitation, a termination of the Lease by the Facility Mortgagee (as defined in the Lease) in accordance with the terms of the Lease or this Note and Agreement). The date on which such expiration or termination occurs is sometimes hereinafter referred to as the "Maturity Date." Payment of the Principal Amount and all accrued and unpaid interest thereon shall be made as follows: (i) the Maker shall assign, transfer and deliver to the Holder title to all Working Capital owned by the Maker on the Maturity Date by means of one or more written instruments reasonably satisfactory in form and content to the Holder; and (ii) to the extent that the Principal Amount and all accrued and unpaid interest thereon exceeds the fair market value of such Working Capital so assigned, transferred and delivered by the Maker to the Holder (which the Maker and the Holder agree shall be equal to the book value of such

Working Capital, after taking into account any depreciation as of the Maturity
Date) (the "Fair Market Value"), the Maker shall pay to the Holder on the Maturity Date an amount in cash equal to the amount of such excess (the "Maker True-Up Amount"). Title to the Working Capital so assigned, transferred and delivered to the Holder shall be free and clear of any security interests, liens and other encumbrances of any nature whatsoever created by the Maker or arising in respect of any obligation of the Maker or arising by reason of any act or omission of the Maker.

                  All payments of cash hereunder shall be made in lawful money of the United States of America and, except as otherwise provided in a written agreement between the Maker and the Holder, without offset.

                  This Note and Agreement may not be prepaid in whole or in part.

                  The occurrence of one or more of the following events shall constitute an event of default ("Event of Default") hereunder: (i) the failure to make any payment in cash of interest hereunder when due on any interest payment date (other than the Maturity Date) if such failure continues for a period of 10 days after the due date therefor, or (ii) the failure to make any payment (in cash or in kind, as applicable) of all or any portion of the Principal Amount and all accrued and unpaid interest thereon on the Maturity Date.

                  Upon the occurrence of an Event of Default, the Holder shall have the option to terminate the Lease. In addition, the interest rate otherwise applicable pursuant to Schedule A shall be increased by two hundred basis points
                       ----------
(two (2) percentage points (2%)) per annum from the date of the Event of Default until the date on which all obligations of the Maker pursuant to this Note and Agreement are paid (in cash or in kind, as applicable) in full. The rights and remedies provided in this paragraph are in addition to, and not in limitation of, any other rights and remedies that the Holder may have with respect to an Event of Default; it being agreed that all such rights and remedies shall be cumulative.

                  The Maker promises to pay all reasonable costs and expenses (including without limitation reasonable attorneys' fees and disbursements) incurred by Holder in connection with the collection or enforcement hereof.

                  The Maker hereby waives presentment, protest, demand, notice of dishonor and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due date of this Note and Agreement, before or after maturity, with or without notice. No renewal or extension of this Note and Agreement, and no delay in enforcement of this Note and Agreement or in exercising any right or power hereunder, shall affect the liability of the Maker.

                  Whenever used herein, the words "Maker" and "Holder" shall be deemed to include their respective successors and assigns.

                  2. In the event the Maker has satisfied all of its obligations pursuant to Section 1 hereof and the Fair Market Value exceeds the Principal Amount and all accrued and unpaid interest thereon, the Holder shall pay to the Maker on the Maturity Date an amount in cash equal to the amount of such excess (the "Holder True-Up Amount").

                  3. Notwithstanding anything to the contrary set forth above, in the event that the Lease is terminated by the Facility Mortgagee pursuant to the terms thereof, the Maker agrees that it shall transfer title to the Working Capital owned by it on the Maturity Date (and pay any Maker True-Up Amount payable by it under Section 1 hereof) directly to the Facility Mortgagee or its designee and that it shall look only to Host Marriott, L.P., a Delaware limited partnership, for payment of any Holder True-Up Amount payable pursuant to
Section 2 hereof.

                  4. This Note and Agreement shall be governed by and construed under and in accordance with the laws of the State of Maryland (but not including the choice of law rules of such jurisdiction).

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Note and Agreement to be duly executed on its behalf by its duly authorized representative on the date first set forth above.



                                                [MAKER]

                                                --------------------------



                                                [HOLDER]

                                                --------------------------

                                                   Schedule A to Working Capital
                                                              Note and Agreement



                1. Address at which payments and deliveries are to be made by the Maker pursuant to Section 1:



                  -------------------------------
                  c/o Host Marriott Corporation
                  10400 Fernwood Road
                  Bethesda, Maryland  20817
                  Attention:  Corporate Accounting

                  2.  Principal amount:1
                                       -

                  --------------------------------------------------------------

                  3.  Interest rate:        5.12% per annum

                  4. Interest shall be computed on the basis of a 365/6 day year and applied to the actual number of days elapsed.

                  5. Accrued interest shall be due and payable on the date on which payment of Rent (as defined in the Lease) is due and payable under the Lease with respect to each Accounting Period (as defined in the Lease) pursuant to Section 3.1.1 of the Lease, whether or not any Rent is paid on such due date.



--------------------------

1 The fair market value (which the parties agree will be the book value) of the Working Capital transferred by the Holder to the Maker at the commencement of the Lease.

                                                             SCHEDULE 2.2(a)(vi)

                                 EXCLUDED LEASES

                           [INTENTIONALLY LEFT BLANK]

                                                                  SCHEDULE 3.1.1

                                  MINIMUM RENT


         Minimum Rent for the first Fiscal Year shall be $_____________.

                                                                  SCHEDULE 3.1.2

                      REVENUE PERCENTAGE AND BREAK POINTS



First Tier Room Revenue Percentage

Annual Room Revenues First Break Point

Second Tier Room Revenue Percentage

Annual Room Revenues Second Break Point

Third Tier Room Revenue Percentage

First Tier Food and Beverage Sales Percentage

Annual Food and Beverage Sales First Break Point

Second Tier Food and Beverage Sales Percentage

Annual Food and Beverage Sales Second Break Point

Third Tier Food and Beverage Sales Percentage

First Tier Telephone Income Percentage

Annual Telephone Income Break Point

Second Tier Telephone Income Percentage

First Tier Gift Shop Income Percentage

Annual Gift Shop Income Break Point

Second Tier Gift Shop Income Percentage

First Tier Other Income Percentage

Annual Other Income Break Point

Second Tier Other Income Percentage

                                                               Schedule 3.1.3(b)

                             ITEMS OF GROSS REVENUES

                           [INTENTIONALLY LEFT BLANK]

                                                               SCHEDULE 3.1.5(e)

                                PREPAID EXPENSES

                           [INTENTIONALLY LEFT BLANK]

                                                                  SCHEDULE 5.1.1

               EXISTING CONDITIONS RELATING TO HAZARDOUS MATERIALS

                                                                SCHEDULE 17.2(f)

                              PERIOD REPORT FORMAT

                                 [SEE ATTACHED]

                                                                   SCHEDULE 20.3

                 SUPERIOR MORTGAGEE(S) AND SUPERIOR LANDLORD(S)

                                                                   SCHEDULE 22.2

                       PROVISIONS RELATING TO EXCESS FF&E


                (a)     This Schedule 22.2 is intended to insure that all of the
                             -------------
rent payable under this Lease qualifies as "rents from real property" within the meaning of Section 856(d) of the Code or any similar or successor provisions thereto. In furtherance of such purpose, the parties have agreed to the terms set forth in the following paragraphs of this Schedule 22.2 with the objective
                                              -------------
that, anything contained in this Lease to the contrary notwithstanding, the average of the adjusted tax basis of the items of "personal property" (within the meaning of Section 856(d)(i)(C) of the Code) that are leased to Tenant under this Lease at the beginning and at the end of any calendar year shall not exceed fifteen percent (15%) of the average of the aggregate adjusted tax bases of the Leased Property at the beginning and at the end of each such calendar year (the "FF&E Limitation"). The provisions contained in the following paragraphs shall be interpreted in a manner consistent with the intent and objective described above (it being understood that this paragraph constitutes a statement of the parties' mutual intent only and that the failure to achieve such objective, absent any Default or Event of Default under the other paragraphs of this
Schedule 22.2 or any other provisions of this Lease, shall not constitute a
-------------
Default or an Event of Default hereunder). [In order to avoid exceeding the FF&E Limitation at the commencement of this Lease, Tenant has entered into an Excess FF&E Lease (as defined below) with Host Subsidiary for certain Excess FF&E (as defined below) more specifically described therein that Landlord has sold to Host Subsidiary and that is now owned by Host Subsidiary (the "Initial FF&E Lease").]

                (b) If Landlord reasonably anticipates and gives Notice (an "Excess FF&E Notice") and reasonably satisfactory evidence to Tenant that the FF&E Limitation might be exceeded with respect to the Leased Property for any Fiscal Year, Tenant shall, in accordance with the provisions set forth below and within sixty (60) days following the delivery of such Excess FF&E Notice, either
(a) purchase from Landlord those items or categories of FF&E to be acquired by Landlord during such Fiscal Year which are designated in such Excess FF&E Notice as anticipated to cause Landlord to exceed the FF&E Limitation ("Excess FF&E") or (b) arrange for Host Subsidiary or another third party (in either case, a "Third-Party Purchaser") to purchase such Excess FF&E from Landlord and to lease it to Tenant pursuant to a written lease agreement between such Third-Party Purchaser and Tenant (an "Excess FF&E Lease") that shall include the terms specified for an Excess FF&E Lease in this Schedule 22.2 and in Schedule 22.2-A
                                           -------------        ---------------
hereto (it being understood that, without limiting the foregoing, Landlord and Tenant intend that each Excess FF&E Lease be structured in a manner intended to avoid the classification of Tenant's obligations thereunder as Capitalized Lease Obligations).

                (c) Upon receiving an Excess FF&E Notice, Tenant shall first offer to Host Subsidiary the opportunity to purchase from Landlord the Excess FF&E designated therein and to lease same to Tenant pursuant to an Excess FF&E Lease. Each Excess FF&E Lease with Host Subsidiary shall provide for an annual rental in an amount equal to the mathematical product of (i) the applicable Market Leasing Factor (as defined below) for all Excess FF&E subject to such Excess FF&E Lease multiplied by (ii) the Excess FF&E Value (as defined below) of the Excess FF&E subject to such Excess FF&E Lease.

                (d) If Host Subsidiary does not agree to purchase and lease all the Excess FF&E which is the subject of an Excess FF&E Notice within fifteen
(15) days after the date it receives Tenant's offer with respect thereto, then Tenant shall either purchase such Excess FF&E from Landlord for Tenant's own account or shall arrange for another Third-Party Purchaser that has satisfied the requirements of paragraph (j) of this Schedule 22.2 to purchase such Excess
                                          -------------
FF&E from Landlord and lease it to Tenant pursuant to an Excess FF&E Lease. If a Third-Party Purchaser that has satisfied the requirements of paragraph (j) of this Schedule 22.2 shall not have purchased such Excess FF&E from Landlord and
     -------------
leased it to Tenant under an Excess FF&E Lease within forty-five (45) days after Landlord's delivery of the Excess FF&E Notice relating thereto, then Tenant shall itself purchase such Excess FF&E from Landlord as and when (but only after) Landlord takes title to such Excess FF&E. Tenant shall purchase, or shall cause each Third-Party Purchaser to purchase, Excess FF&E with the purchaser's own funds.

                (e) With respect to any Excess FF&E first leased or purchased by Tenant pursuant to the terms of this Schedule 22.2 during a
                                                  -------------
particular calendar year, Tenant's annual Rent obligations shall be reduced in the following manner (the "FF&E Adjustment"):

                        (i) For the calendar year in which such Excess FF&E is first placed in service by either Tenant or a Third-Party Purchaser, such reduction shall be in an amount (the "First Year FF&E Adjustment") equal to the mathematical product of (A) the Market Leasing Factor (as defined below) for personal property with an average expected useful life corresponding to the weighted average expected useful life (as determined in accordance with GAAP and rounded to the nearest whole year) of all Excess FF&E first placed in service by Tenant or a Third-Party Purchaser during such calendar year (such weighted average, the "Applicable Expected Life") times (B) the Excess FF&E Cost (as defined below) of all Excess FF&E first placed in service by Tenant or a Third-Party Purchaser during such calendar year times (C) either (x) 100% if Tenant leases such Excess FF&E from Host Subsidiary or (y) 110% if Tenant purchases such Excess FF&E or leases such Excess FF&E from a Third-Party Purchaser other than Host Subsidiary times (D) 50%;

                        (ii) For each subsequent calendar year prior to the calendar year in which the Applicable Expected Life for such Excess FF&E expires, such reduction shall be in an amount equal to twice the First Year FF&E Adjustment; and

                        (iii) For the calendar year in which the Applicable Expected Life for such Excess FF&E expires, such reduction shall be in an amount equal to the First Year FF&E Adjustment.

It is contemplated that there would be a separate FF&E Adjustment for all Excess FF&E first placed in service during a single calendar year (with such FF&E Adjustment extending for a period equal to the lesser of the remaining Term or the Applicable Expected Life of the Excess FF&E acquired during such calendar year). The Rent payable by Tenant
for each Accounting Period in a calendar year to which one or more FF&E Adjustments apply shall be reduced by an amount equal to the mathematical product of (i) the amount of such applicable FF&E Adjustment (or if more than one FF&E Adjustment apply in such calendar year, the sum of such applicable FF&E Adjustments) times (ii) a fraction, the numerator of which is one and the denominator of which is the number of Accounting Periods in such calendar year. The "Excess FF&E Value" of any Excess FF&E shall be the fair market value of such Excess FF&E (which shall be the purchase price paid by the purchaser thereof from Landlord, whether such purchaser is Host Subsidiary, another Third Party Purchaser or Tenant) plus the aggregate amount of out-of-pocket transactional costs (including, without limitation, reasonable attorneys' fees and any ad valorem, sales, transfer, transaction or similar tax, levy or other governmental charge) incurred by such purchaser in connection with its purchase of such Excess FF&E. The "Market Leasing Factor" (with there to be a separate Market Leasing Factor for each whole number of years of expected useful life of Excess FF&E) shall be determined by an independent valuation expert, acceptable to both Landlord and Tenant, who shall determine the Market Leasing Factors based on the median of the leasing rates of at least three nationally recognized companies engaged in the business of leasing similar FF&E or personal property and equipment with average expected useful lives equal to the weighted average of the expected useful lives set forth on Schedule 22.2-B. The cost of such
                                          ---------------
expert shall be borne by Landlord. The Market Leasing Factors shall take into account any use taxes and similar Impositions payable by Tenant in connection with its leasing of Excess FF&E under the relevant Excess FF&E Leases, as well as the reasonably estimated anticipated out-of-pocket cost (including reasonable attorneys' and accountants' fees) to Tenant of administering such Excess FF&E Leases during the Term, so that the economic burden of such Impositions and administration costs will be borne by Landlord. The "Excess FF&E Cost" of any Excess FF&E shall be the Excess FF&E Value of such Excess FF&E plus, if Tenant leases such Excess FF&E from a Third-Party Purchaser, the aggregate amount of out-of-pocket transactional costs (including, without limitation, reasonable attorneys' fees and any ad valorem, sales, transfer, transaction or similar tax, levy or other governmental charge) incurred by Tenant in connection with its entry into an Excess FF&E Lease of such Excess FF&E in accordance with this
Schedule 22.2.
-------------

        (f) Landlord and Tenant agree to cause Manager to purchase all Excess FF&E for Landlord's account with funds from the FF&E Reserve (or with funds otherwise made available by Landlord). The parties specifically intend (and Tenant hereby agrees to take such reasonable steps at Landlord's expense as Landlord may request to insure) that Landlord shall own all Excess FF&E for a period of time sufficient to permit such Excess FF&E to become subject to any then existing Liens in favor of the Facility Mortgagee that encumber FF&E acquired by Landlord; provided, however, that in no event shall Landlord own any Excess FF&E (i) for more than five (5) Business Days, or (ii) so long that the FF&E Limitation would be exceeded at the beginning or end of any calendar year. Without limiting Tenant's obligation under the immediately preceding sentence to take reasonable steps requested by Landlord (at Landlord's expense) to achieve the objective set forth therein, it is understood and agreed that the failure to achieve such objective, absent any Default or Event of Default under the other provisions of this Schedule 22.2 or any other provisions of this Lease, shall
                   -------------
not constitute a Default or an Event of Default hereunder. Every purchase of Excess FF&E from Landlord, whether by Tenant or a Third-Party Purchaser, shall be made expressly subject to any and all Liens encumbering such Excess

FF&E in favor of any Facility Mortgagee. Following the purchase of any Excess FF&E by Tenant or a Third-Party Purchaser as contemplated by this Schedule 22.2,
                                                                  -------------
Landlord shall not be considered to own or be the lessor of any of such Excess FF&E during the Term of this Lease for any purpose, nor shall any of such Excess FF&E be considered part of the Leased Property, and neither Landlord nor Tenant shall at any time take a position (in its books and records or otherwise) or make an assertion inconsistent therewith.

                  (g) In the event that Tenant owns any Excess FF&E at the expiration or earlier termination of this Lease (including, without limitation, a termination in connection with a transfer of ownership of the Leased Property), Landlord shall purchase from Tenant and Tenant shall sell to Landlord (the "Excess FF&E Repurchase"), on the effective date of such expiration or termination, all such Excess FF&E (except for any Excess FF&E to which the terms of paragraph (i) of this Schedule 22.2 apply) for a purchase price equal to the
                         -------------
fair market value (which the parties hereby agree shall not be less than the adjusted book value) of such Excess FF&E at such time (the "Excess FF&E Repurchase Price"). The Excess FF&E Repurchase Price shall be payable first by offset against any Rent owed by Tenant to Landlord as of such time and any amounts owed by Tenant to Landlord as of such time under the Working Capital Note, and the remainder (if any) shall be paid by Landlord to Tenant in cash within ten (10) days after the expiration or termination of this Lease.

                  (h) In the event that Tenant is leasing any Excess FF&E from a Third-Party Purchaser at the expiration or earlier termination of this Lease (including, without limitation, a termination resulting in connection with a transfer of ownership of the Leased Property), Landlord shall purchase and assume from Tenant, and Tenant shall sell, assign and delegate to Landlord, on the effective date of such expiration or termination all Tenant's right, title and interest in and its obligations under each Excess FF&E Lease between Tenant and such Third-Party Purchaser (an "Excess FF&E Leasehold Interest"). In the aforesaid transaction (an "Excess FF&E Leasehold Interest Transfer"), the transfer price for such Excess FF&E Leasehold Interest (the "Excess FF&E Leasehold Interest Transfer Price") shall be an amount equal to the fair market value of such Excess FF&E Leasehold Interest at such time (as determined in accordance with the procedure provided below) and shall be payable (i) by Landlord if such fair market value is a positive number or (ii) by Tenant if such fair market value is a negative number. The fair market value of the Excess FF&E Leasehold Interest shall be determined taking into account all relevant factors, including the remaining term thereof, the remaining expected useful life of the Excess FF&E (as determined in accordance with GAAP) subject to such leasehold, and the leasing rate that would apply, under market conditions at that time, if a new lease for such Excess FF&E were to be entered into with an unrelated party for a term equal to the term remaining for such Excess FF&E Leasehold Interest; provided, however, that in no event shall such fair market value be less than the adjusted book value of such Excess FF&E Leasehold Interest. Any amount payable pursuant to this paragraph shall be paid within ten
(10) days after the expiration or termination of this Lease and, if due from Landlord, shall be paid first by offset against any Rent owed by Tenant to Landlord as of such time and any amounts owed by Tenant to Landlord as of such time under the Working Capital Note, and the remainder (if any) shall be paid in cash.

                  (i) In the event that the Facility Mortgagee forecloses on its Lien on any Excess FF&E owned by Tenant in connection with, but not separate from, a foreclosure of the Leased Property, Landlord shall reimburse Tenant for the loss of such Excess FF&E in an amount equal to the Excess FF&E Repurchase Price plus any reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Tenant in complying with (but not contesting) such foreclosure (the "Excess FF&E Reimbursement Amount"). In the event that the Excess FF&E Reimbursement Amount becomes payable to Tenant pursuant to the immediately preceding sentence, (i) it shall be paid first by offsetting any amounts owed by Tenant to Landlord as of such time and the balance (if any) shall be paid in cash, (ii) Tenant agrees to seek payment of such cash balance (if any) solely from Host O.P. pursuant to the terms of the Facility Mortgagee Agreement and shall not make any demand or claim therefor against Landlord, the Facility Mortgagee, any purchaser in foreclosure or transferee by deed in lieu of foreclosure or other party claiming under any of the foregoing, and (iii) Host O.P. agrees to pay any such cash balance.

                  (j) No Third-Party Purchaser shall purchase any Excess FF&E from Landlord unless and until such Third-Party Purchaser shall have (i) agreed to purchase such Excess FF&E with cash from such Third-Party Purchaser's own funds; (ii) agreed to lease such Excess FF&E to Tenant under an Excess FF&E Lease; and (iii) entered into an agreement with Landlord, the Facility Mortgagee and Host O.P. pursuant to which (A) the Third-Party Purchaser acknowledges to the Facility Mortgagee that all Excess FF&E purchased by such Third-Party Purchaser while the Facility Mortgage is in effect is subject to the Facility Mortgagee's first-priority Lien (without Third-Party Purchaser assuming any liability for Landlord's obligations that are secured by or arise under any Facility Mortgage) and that the Facility Mortgagee's rights and remedies with respect to such Excess FF&E shall survive and be enforceable with respect thereto; (B) the Third-Party Purchaser covenants to the Facility Mortgagee to execute and deliver UCC-1 financing statements prepared by Landlord or any Facility Mortgagee confirming the foregoing for notice purposes, which UCC-1 financing statements may then be filed by Landlord or the Facility Mortgagee at Landlord's sole expense; (C) the Third-Party Purchaser covenants not to sell, lease, transfer or otherwise dispose of such Excess FF&E or any interest therein, or grant or cause or permit there to exist any lien, charge or encumbrance with respect thereto, other than the Lien in favor of the Facility Mortgagee, any other Liens which are the responsibility of Landlord and any Lien arising pursuant to such agreement or the Excess FF&E Lease, (D) in the event that this Lease expires or is terminated prior to the expiration or termination of the Excess FF&E Lease, Landlord agrees to purchase from the Third-Party Purchaser, and the Third-Party Purchaser agrees to sell to Landlord, all Excess FF&E owned by the Third-Party Purchaser at that time (other than any Excess FF&E to which clause (E) below applies) on the same terms as those applicable to the Excess FF&E Repurchase; and (E) if the Facility Mortgagee forecloses on its Lien with respect to Excess FF&E owned by the Third-Party Purchaser: (x) Landlord and Host O.P. agree to reimburse the Third-Party Purchaser for the loss of such Excess FF&E (such reimbursement to be paid first by offsetting any amounts owed by the Third-Party Purchaser to Landlord and the balance (if any) to be paid in cash); (y) Host O.P. agrees to pay the cash balance (if any) of such reimbursement amount directly to the Third-Party Purchaser without the need for notice or demand on Landlord; and (z) the Third-Party Purchaser agrees to look only to Host O.P. for payment of such cash balance.

                  (k) It is the intent of Landlord and Tenant that the leases of FF&E pursuant to the [Initial FF&E Lease,] any Excess FF&E Lease and this Lease shall be treated as operating leases and not Capitalized Lease Obligations under GAAP. Landlord and Tenant agree to cooperate to the extent feasible and consistent with the terms of this Lease to provide terms for such leases of FF&E that are so treated.

                                                                 SCHEDULE 22.2-A

                            FORM OF EXCESS FF&E LEASE

                                 [SEE ATTACHED]

                                                                   SCHEDULE 23.8

                           DEEMED CONSENT OR APPROVAL


 .       Section 4.3.1 - If Hazardous materials are discovered in violation of
        Environmental Laws on the Leased Property, Tenant will exercise all commercially reasonable efforts to cause Manager to take all actions and incur all expenses (which actions and expenses will be subject to Landlord's prior approval, except in Emergency Situations) as may be necessary or required by any Government Agency.

 .       Section 9.5 - All insurance policies shall include only deductibles reasonably approved by Landlord.

 .       Section 10.2.4 - Landlord may, at its option, condition advancement of insurance proceeds and other amounts on, among other things, its approval of plans and specifications of an architect reasonably satisfactory to Landlord.

 .       Section 11.2 - Landlord may, at its option, condition advancement of an
        Award and other amounts on, among other things, its approval of plans and specifications of an architect reasonably satisfactory to Landlord.